                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY

================================================================================


                           MARK IV INDUSTRIES, INC.,

                               DAYCO PTI S.P.A.,

                                OTHER BORROWERS


                           THE SUBSIDIARY GUARANTORS

                 ISTITUTO BANCARIO SAN PAOLO DI TORINO S.P.A.,
                            NEW YORK LIMITED BRANCH,
                               as Italian Lender,


                  ____________________________________________


                                  $700,000,000
                          AMENDED AND RESTATED CREDIT
                            AND GUARANTEE AGREEMENT

                           Dated as of March 8, 1996

                  ____________________________________________



                       BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION,
                             as Documentation Agent

                                 CHEMICAL BANK,
                     as Administrative Agent and Bid Agent


                              BA SECURITIES, INC.,
                           CHEMICAL SECURITIES INC.,
                                  as Arrangers


================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.  DEFINITIONS....................................................   2
     1.1    Defined Terms..................................................   2
     1.2    Other Definitional Provisions..................................  24
     1.3    Accounting Principles..........................................  25

SECTION 2.  THE DOMESTIC FACILITY..........................................  25
     2.1    The Revolving Loans............................................  25
     2.2    Procedure for Borrowings of Revolving Loans....................  25
     2.3    Conversion and Continuation Elections for Borrowings of
              Revolving Loans..............................................  26
     2.4    The Swingline Loans............................................  28
     2.5    The Bid Loans..................................................  30
     2.6    Procedure for Bid Borrowings...................................  30
     2.7    Loan Accounts Evidencing Domestic Facility Loans; Notes........  34
     2.8    Optional and Mandatory Reduction and Termination of
              Domestic Facility Commitments................................  34
     2.9    Prepayments of Domestic Facility Loans.........................  35
     2.10   Repayment of Principal of Domestic Facility Loans..............  36
              (a)  The Revolving Loans.....................................  36
              (b)  The Swingline Loans.....................................  36
              (c)  The Bid Loans...........................................  36
     2.11   Interest on Domestic Facility Loans............................  36

SECTION 3.  THE FOREIGN FACILITIES.........................................  37
     3.1    The Foreign Facility Loans.....................................  37
     3.2    Loan Accounts Evidencing Foreign Facility Loans................  37
     3.3    Procedure for Foreign Facility Borrowings......................  38
     3.4    Interest Period Elections for Foreign Facility Borrowings......  39
     3.5    Termination of Foreign Facility Commitment; Repayment..........  40
     3.6    Currency Adjustments; Mandatory Prepayments....................  40
     3.7    Voluntary Termination or Reduction of Foreign Facility
              Commitments..................................................  40
     3.8    Optional Prepayments...........................................  41
     3.9    Interest.......................................................  41

SECTION 4.  CERTAIN PROVISIONS APPLICABLE TO THE FACILITIES................  42
     4.1    Taxes..........................................................  42
     4.2    Illegality.....................................................  46
     4.3    Increased Costs and Reduction of Return........................  47
     4.4    Funding Losses.................................................  48
     4.5    Inability to Determine Rates...................................  49
     4.6    Reserves on Loans..............................................  49

                                                                            Page
                                                                            ----

     4.7    Certificates of Banks..........................................  49
     4.8    Change of Lending Office, Replacement Bank.....................  50
     4.9    Fees...........................................................  50
              (a)  Fees to Agents and Arrangers............................  50
              (b)  Facility Fees...........................................  50
     4.10   Computation of Fees and Interest...............................  51
     4.11   Payments by the Company and the Borrowers......................  51
     4.12   Payments by the Banks to the Administrative Agent..............  52
     4.13   Sharing of Payments, etc.......................................  53
     4.14   Foreign Exchange Indemnity.....................................  54
     4.15   Actions upon Occurrence of Equalization Event..................  54
     4.16   Use of Proceeds................................................  56
     4.17   Survival.......................................................  56

SECTION 5.  CONDITIONS PRECEDENT...........................................  56
     5.1    Conditions to Initial Loans....................................  56
              (a)  Credit Agreement........................................  56
              (b)  Resolutions; Incumbency.................................  56
              (c)  Pledge Agreements.......................................  56
              (d)  Italian Participation Agreement.........................  57
              (e)  Legal Opinions..........................................  57
              (f)  Payment of Fees and Expenses............................  57
              (g)  Certificates............................................  57
              (h)  Financial Statements....................................  57
              (i)  Existing Credit Agreements..............................  57
              (j)  Other Documents.........................................  58
     5.2    Conditions to All Borrowings...................................  58
              (a)  Notice of Borrowing and Other Confirmations.............  58
              (b)  Continuation of Representations and Warranties..........  58
              (c)  No Existing Default.....................................  58
     5.3    Conditions for Participation by a Designated Subsidiary........  58
              (a)  Election to Participate.................................  59
              (b)  Opinion of Counsel......................................  59
              (c)  Documents; Authorization................................  59
              (d)  Continuation of Representations and Warranties..........  59
              (e)  Financial Statements....................................  59
              (f)  Approval of the Foreign Facility Banks..................  60
     5.4    No Commitment to Make Swingline Loans..........................  60

SECTION 6.  REPRESENTATIONS AND WARRANTIES.................................  60
     6.1    Organization, etc..............................................  60
     6.2    Due Authorization..............................................  60
     6.3    Validity, etc..................................................  61
     6.4    Financial Statements...........................................  61

                                                                            Page
                                                                            ----

     6.5    Materially Adverse Effect......................................  61
     6.6    Absence of Default.............................................  61
     6.7    Litigation, etc................................................  61
     6.8    Securities Law, etc. Compliance................................  62
     6.9    Government Regulation..........................................  62
     6.10   Taxes..........................................................  62
     6.11   Employee Benefit Plans.........................................  62
     6.12   Labor Controversies............................................  63
     6.13   Subsidiaries...................................................  63
     6.14   Ownership of Properties, Licenses and Permits
              Security Interests...........................................  63
     6.15   Patents, Trademarks, etc.......................................  63
     6.16   Accuracy of Information........................................  63
     6.17   Hazardous Materials............................................  63
     6.18   Pledge Agreements..............................................  64
     6.19   Financial Accommodations.......................................  64

SECTION 7.  AFFIRMATIVE COVENANTS..........................................  64
     7.1    Financial Information, etc.....................................  64
     7.2    Maintenance of Corporate Existences, etc.......................  66
     7.3    Foreign Qualification..........................................  66
     7.4    Payment of Taxes, etc..........................................  66
     7.5    Maintenance of Property; Insurance.............................  66
     7.6    Notice of Default, Litigation, etc.............................  66
     7.7    Books and Records..............................................  67
     7.8    Compliance with Laws, etc......................................  67
     7.9    Additional Subsidiary Guarantors and Collateral................  68
     7.10   Notice of Financial Accommodations.............................  68
     7.11   Replacement of Italian Lender..................................  69

SECTION 8.  NEGATIVE COVENANTS.............................................  69
     8.1    Security Interests.............................................  69
     8.2    Financial Covenants............................................  70
     8.3    Investments....................................................  71
     8.4    Restricted Payments, etc.......................................  72
     8.5    Guarantees.....................................................  73
     8.6    Consolidation, Merger, Sale of Assets, etc.....................  73
     8.7    Modification, etc. of Subordinated Debt........................  74
     8.8    Transactions with Affiliates...................................  74
     8.9    Negative Pledges, Subsidiary Payments
              Modification of Documents....................................  74
     8.10   Inconsistent Agreements........................................  75
     8.11   Fiscal Year....................................................  75
     8.12   Environmental Liabilities......................................  75
     8.13   Excluded Subsidiaries..........................................  75
     8.14   Indebtedness for Borrowed Money................................  75

                                                                            Page
                                                                            ----

     8.15   Accounts Receivable Financing..................................  76
     8.16   Sale Leasebacks................................................  76

SECTION 9.  EVENTS OF DEFAULT..............................................  77
     9.1    Event of Default...............................................  77
              (a)  Non-Payment of Obligations..............................  77
              (b)  Non-Payment of Other Indebtedness for Borrowed Money....  77
              (c)  Representations and Warranties..........................  77
              (d)  Bankruptcy, Insolvency, etc.............................  77
              (e)  Specified Non-Compliance with this Agreement............  78
              (f)  Other Non-Compliance with this Agreement or
                     Any Other Loan Document...............................  78
              (g)  ERISA...................................................  78
              (h)  Judgments...............................................  78
              (i)  Change of Control.......................................  79
              (j)  Loan Documents..........................................  79
     9.2    Remedies.......................................................  79
     9.3    Rights Not Exclusive...........................................  80

SECTION 10. THE GUARANTEES.................................................  80
     10.1   Guarantee from the Subsidiary Guarantors.......................  80
     10.2   Guarantee from the Company.....................................  83

SECTION 11. THE AGENTS.....................................................  86
     11.1   Appointment and Authorization..................................  86
     11.2   Delegation of Duties...........................................  86
     11.3   Liability of Agents............................................  86
     11.4   Reliance by Agents.............................................  87
     11.5   Notice of Default..............................................  87
     11.6   Credit Decision................................................  88
     11.7   Indemnification................................................  88
     11.8   Agents in Individual Capacity..................................  89
     11.9   Successor Agents...............................................  89
     11.10  The Arrangers..................................................  90

SECTION 12. MISCELLANEOUS..................................................  90
     12.1   Amendments and Waivers.........................................  90
     12.2   Notices........................................................  91
     12.3   No Waiver......................................................  91
     12.4   Costs and Expenses.............................................  91
     12.5   Indemnities....................................................  92
     12.6   Successors and Assigns.........................................  92
     12.7   Assignments, Participation, etc................................  93
     12.8   Set-off........................................................  94

                                                                            Page
                                                                            ----

     12.9   Notification of Addresses, Lending Offices, etc................  95
     12.10  Counterparts...................................................  95
     12.11  Severability...................................................  95
     12.12  No Third Parties Benefited.....................................  95
     12.13  Governing Law and Jurisdiction.................................  95
     12.14  Waiver of Jury Trial...........................................  96
     12.15  Release of Collateral..........................................  96
     12.16  Existing Credit Agreement......................................  96

SCHEDULES:

Schedule I         Bank Commitments and Notice Addresses
Schedule II        Pending Litigation
Schedule III       Subsidiaries
Schedule IV        Certain Obligations
Schedule V         Existing Liens
Schedule VI        Guarantees of Foreign Subsidiary Debt
Schedule VII       Negative Pledges
Schedule VIII      Existing Indebtedness for Borrowed Money
Schedule IX        Additional Cost Calculations
Schedule X         Additional Assets
Schedule XI        Professional Audio Group
Schedule XII       Transportation Products Group


EXHIBITS:

Exhibit A-1        Form of Notice of Borrowing--Domestic Facility
Exhibit A-2        Form of Notice of Borrowing--Foreign Facility
Exhibit A-1        Form of Notice of Conversion/Continuation
Exhibit B-2        Form of Notice of Interest Period Election
Exhibit C          Form of Pledge Agreement
Exhibit D          Form of Italian Participation Agreement
Exhibit E          Form of Election to Participate
Exhibit F-1        Form of Compliance Certificate
Exhibit F-2        Form of Leverage Ratio Certificate
Exhibit G          Form of Guarantor Supplement
Exhibit H          Form of Invitation for Competitive Bids
Exhibit I          Form of Competitive Bid Request
Exhibit J          Form of Competitive Bid
Exhibit K-1        Form of Opinion of New York Counsel to the Company and the
                     Initial Subsidiary Guarantors
Exhibit K-2        Form of Opinion of Italian Counsel
Exhibit K-3        Form of Opinion of New York Counsel to Designated Subsidiary
Exhibit K-4        Form of Opinion of Foreign Counsel to Designated Subsidiary
Exhibit L          Form of Assignment and Acceptance
Exhibit M          Form of Financial Institution Acknowledgment

AMENDED AND RESTATED CREDIT AND GUARANTEE AGREEMENT, dated as of March 8, 1996, among:

     (i) MARK IV INDUSTRIES, INC., a Delaware corporation, as the borrower under the Domestic Facility (as hereinafter defined) and as guarantor of the Foreign Facility (as hereinafter defined) (the "Company");
                                                     -------

     (ii) MARK IV TRANSPORTATION PRODUCTS CORP., a Delaware corporation, GULTON INDUSTRIES, INC., a Delaware corporation, DAYCO PRODUCTS, INC., a Delaware corporation, ELECTRO-VOICE, INCORPORATED, a Delaware corporation, ANCHOR SWAN, INC., a Delaware corporation, and PUROLATOR PRODUCTS COMPANY, a Delaware corporation, each as a guarantor (collectively, the "Initial
                                                                   -------
     Subsidiary Guarantors");
     ---------------------

     (iii) DAYCO PTI S.P.A., an Italian corporation ("Dayco");
                                                      -----

     (iv) the Designated Subsidiaries from time to time parties hereto (together with Dayco, the "Subsidiary Borrowers");
                      --------------------

     (v) ISTITUTO BANCARIO SAN PAOLO DI TORINO S.P.A., NEW YORK LIMITED BRANCH (the "Italian Lender");
           --------------

     (vi) the several banks and other financial institutions from time to time parties to this Agreement (the "Banks");
                                     -----

     (vii) CHEMICAL BANK ("Chemical"), as administrative agent and as bid agent
                           --------
     for the Banks (in such capacities, the "Administrative Agent" and the "Bid
                                             --------------------           ---
     Agent," respectively);
     -----

     (viii) BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank of
                                                                     -------
     America"), as documentation agent (in such capacity, the "Documentation
     -------                                                   -------------
     Agent"); and
     -----

     (ix) BA SECURITIES, INC. and CHEMICAL SECURITIES INC. , as arrangers (in such capacity, the "Arrangers");
                         ---------

amending and restating (i) the Credit and Guarantee Agreement dated as of November 2, 1994, as amended, among the Company, certain guarantors, the lenders parties thereto, Bank of America, as Administrative Agent and Bid Agent, and BA Securities, Inc., as Arranger (the "Existing Domestic Credit Agreement") and
                                    ----------------------------------
(ii) the Revolving Credit Facility Agreement dated May 27, 1993, as amended, among Dayco, Bank of America, as Documentation Agent, Chemical Investment Bank Limited, as Administrative Agent, and Istituto Bancario San Paolo di Torino S.P.A., New York Limited Branch, as Italian Lender (the "Existing Dayco Credit
                                                         ---------------------
Agreement"; together with the Existing Domestic Credit Agreement, the "Existing
---------                                                              --------
Credit Agreements").
-----------------

                             W I T N E S S E T H :
                             -------------------


          WHEREAS, the Company is a party to the Existing Credit Agreements;

          WHEREAS, the Company has requested that the Existing Credit Agreements be amended and restated in order to establish credit facilities to be used to refinance and replace indebtedness outstanding under the Existing Credit Agreements and to provide financing for general corporate purposes of the Company and its Subsidiaries; and

          WHEREAS, the Banks are willing, upon and subject to the terms and conditions hereof, to establish such credit facilities for the purposes described herein;

          NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree that on the Closing Date, the Existing Credit Agreements shall be amended and restated in their entirety as follows:


          SECTION 1.  DEFINITIONS
                      -----------

          1.1  Defined Terms.  As used in this Agreement, the following terms
               -------------
have the following meanings:

          "Absolute Rate" has the meaning specified in subsection 2.6(c)(ii)(D).
           -------------

          "Absolute Rate Auction" means a solicitation of Competitive Bids
           ---------------------
setting forth Absolute Rates pursuant to subsection 2.6.

          "Absolute Rate Bid Loan" means a Bid Loan that bears interest at the
           ----------------------
Absolute Rate applicable thereto.

          "Accounts Receivable Financing" means any financing or other
           -----------------------------
transaction in which a Person purchases, factors or otherwise finances the accounts receivable (or interests therein) of the Company or any of its Subsidiaries.

          "Additional Assets" means the assets listed on Schedule X.
           -----------------

          "Additional Cost" means, in relation to any Foreign Facility Loan
           ---------------
denominated in Sterling for any Interest Period applicable to such Loan or in relation to any overdue amount denominated in Sterling for any period relating thereto, the cost (as calculated by the Administrative Agent in accordance with Schedule IX) imputed to the Bank making such Loan or owed such overdue amount through a lending office in the United Kingdom of compliance with the mandatory liquid assets requirements, if any, of the Bank of England during such Interest Period or period, expressed as a percentage rate per annum.

          "Adjustment Date" means (a) ten days after the end of a Fiscal Quarter
           ---------------
if the Leverage Ratio Certificate or Compliance Certificate delivered in respect of such Fiscal Quarter shows an increase in the Consolidated Leverage Ratio in an amount requiring an increase in the Applicable Margin and the Facility Fee Rate and (b) the second Business Day following receipt by the Administrative Agent of a Leverage Ratio Certificate or Compliance Certificate in respect of any Fiscal Quarter if such Leverage Ratio Certificate or Compliance Certificate shows either (i) a reduction in the Consolidated Leverage Ratio in an amount requiring a reduction in the Applicable Margin or the Facility Fee Rate or (ii) a change in the Consolidated Leverage Ratio in an amount not requiring any change in the Applicable Margin and the Facility Fee Rate.

          "Administrative Agent" has the meaning specified in the Preamble
           --------------------
hereto.

          "Affiliate" of any Person means (a) any other Person who, directly or
           ---------
indirectly, controls or is controlled by or is under common control with such Person and (b) in the case of the Company or any Subsidiary of the Company, any Person who is a director or officer of such Person or of any Person described in the foregoing clause (a). For purposes of this definition, "control" (and, with
                                                             -------
correlative meaning, "controlled by" and "under common control with") of a
                      -------------       -------------------------
Person shall mean (i) the power, direct or indirect, (A) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (B) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, or (ii) the ownership, direct or indirect, of 10% or more of any class of voting security of such Person. In no event shall any Bank be deemed an "Affiliate" of the Company or any Subsidiary of the Company.

          "Agent-Related Persons" has the meaning specified in subsection 11.3.
           ---------------------

          "Agents" means the Administrative Agent, the Bid Agent and the
           ------
Documentation Agent.

          "Aggregate Commitment" means the amount equal to the Aggregate
           --------------------
Domestic Facility Commitment and the Aggregate Foreign Facility Commitment.

          "Aggregate Commitment Percentage" means, as to any Bank, the
           -------------------------------
percentage equivalent to such Bank's Commitments divided by the Commitments of all the Banks.

          "Aggregate Domestic Facility Commitment" means $600,000,000, as such
           --------------------------------------
amount may be changed from time to time pursuant to this Agreement.

          "Aggregate Foreign Facility Commitment" means $100,000,000, as such
           -------------------------------------
amount may be changed from time to time pursuant to this Agreement.

          "Agreement" means this Amended and Restated Credit and Guarantee
           ---------
Agreement, as amended, supplemented or modified from time to time.

          "Applicable Currency" means, as to any particular payment or Loan, the
           -------------------
Approved Currency in which it is denominated or is payable.

          "Applicable Currency Equivalent" means, with respect to an amount
           ------------------------------
denominated in Dollars which is to be converted to any Applicable Currency, the amount of such Applicable Currency required to purchase such amount of Dollars at the applicable Exchange Rate.

          "Applicable Margin" means, for the periods (i) commencing on the
           -----------------
Closing Date and ending on the day immediately preceding the next succeeding Adjustment Date and (ii) commencing on each subsequent Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the rate per annum for the relevant type of Loan set forth below opposite the Consolidated Leverage Ratio determined in accordance with this Agreement as at the end of the last fiscal quarter ended prior to the first day of such period:

                                          Eurocurrency Rate
        Period                                   Loans         Base Rate Loans
        ------                            -----------------    ---------------

Consolidated Leverage Ratio is
  less than .45 to 1.0                           .225%                   0%

Consolidated Leverage Ratio is
  less than or equal to .55 to 1.0
  but greater than or equal
  to .45 to 1.0                                  .225%                   0%

Consolidated Leverage Ratio is
  greater than .55 to 1.0                        .35%                    0%

The Applicable Margin in effect from the Closing Date until the first Adjustment Date shall be determined on the basis of the Consolidated Leverage Ratio set forth in the Leverage Ratio Certificate or Compliance Certificate most recently delivered under the Existing Credit Agreements.

          "Approved Currencies" means Dollars, Canadian Dollars, Japanese Yen,
           -------------------
Sterling, French Francs, German Mark, Italian Lire, Belgian Francs, Swiss Francs, Dutch Guilders and, with the prior written approval of the Administrative Agent, Danish Kroner, Swedish Kronor, Norwegian Kroner, Austrian Schillings, Greek Drachma and, with the prior written approval of each Foreign Facility Bank, any other currencies which are freely transferable and convertible into Dollars and with respect to deposits in which dealings are carried out in the London interbank market.

          "Arrangers" has the meaning specified in the Preamble hereto.
           ---------

          "Asset Sale" means the direct or indirect sale, lease, transfer,
           ----------
conveyance or other disposition (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions), in a single transaction or a series of transactions, by the Company or any of its Subsidiaries to any Person (other than the Company) of any property of the Company or any of its Subsidiaries outside of the ordinary course of business of the Company or such Subsidiary.

          "Assignee" has the meaning specified in subsection 12.7(a).
           --------

          "Assignment and Acceptance" has the meaning specified in subsection
           -------------------------
12.7(a).

          "Attorney Costs" means and includes all reasonable fees and
           --------------
disbursements of any law firm or other external counsel and, without duplication, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

          "Attributable Debt" means, with respect to any Person, as of the date
           -----------------
of determination thereof in connection with a Sale and Leaseback Transaction occurring after the date hereof, the greater of (a) the fair value of the assets subject to such transaction as determined in good faith by the Company, and (b) the present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the term of any lease.

          "Bank Affiliate" means a Person engaged primarily in the business of
           --------------
commercial lending that is an Affiliate of a Bank.

          "Bank of America" has the meaning specified in the Preamble hereto.
           ---------------

          "Banks" has the meaning specified in the Preamble hereto.
           -----

          "Base Rate" means, for any day, a rate per annum (rounded upwards, if
           ---------
necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively.

          "Base Rate Loan" means a Revolving Loan that bears interest based on
           --------------
the Base Rate.

          "Bid Agent" has the meaning specified in the Preamble hereto.
           ---------

          "Bid Borrowing" means a borrowing hereunder consisting of one or more
           -------------
Bid Loans made to the Company on the same Drawdown Date and having the same Interest Period.

          "Bid Loan" means a Loan by a Bank to the Company under subsection 2.5,
           --------
which may be a Eurocurrency Rate Bid Loan or an Absolute Rate Bid Loan.

          "Bid Loan Lender" means, in respect of any Bid Loan, the Bank making
           ---------------
such Bid Loan to the Company.

          "Borrowers" means, collectively, the Company and the Subsidiary
           ---------
Borrowers.

          "Borrowing" means a borrowing hereunder consisting of one or more
           ---------
Loans made to a Borrower on the same Drawdown Date by the Banks pursuant to
Section 2 or Section 3, as the case may be, and may be a Bid Borrowing, a Swingline Borrowing, a Revolving Borrowing or a Foreign Facility Borrowing.

          "Business Day" means (a) when such term is used in relation to any
           ------------
payment, determination, funding or notice to be made or given in connection with any Eurocurrency Rate Loan, or otherwise to be made or given to or from the Administrative Agent with respect to such Loan, any day (i) on which dealings in deposits in the Applicable Currency for such Loan are carried out in the London interbank market, and (ii) on which commercial banks and foreign exchange markets are open for business in London, New York City, San Francisco and the principal financial center for such Applicable Currency and (b) when such term is used in any other context, any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

          "Capital Adequacy Regulation" means any guideline, request or
           ---------------------------
directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Capitalized Lease" means any lease the obligations under which have
           -----------------
been, or in accordance with GAAP are required to be, recorded on the books of the Company or any Subsidiary of the Company as a capital lease liability.

          "Cash Equivalents" means any or all of the following: obligations of,
           ----------------
or guaranteed as to interest and principal by, the United States Government maturing within 90 days after the date on which such obligations are purchased; open market commercial paper of any corporation (other than the Company or any of its Affiliates) incorporated under the laws of the United States or any State thereof or the District of Columbia rated P-1 or its equivalent by Moody's or A-1 or its equivalent or higher by S&P; or time deposits or certificates of deposit maturing within 90 days after the issuance thereof issued by commercial banks organized under the laws of the United States of America or of any political subdivision thereof and having a combined capital and surplus in excess of $500,000,000.

          "Change in Control" means any of the following:  (a) any Person or
           -----------------
"group"(within the meaning of Section 13(d) or 14(d) of the Exchange Act) other than executive officers of the Company and Continuing Directors or a "group" consisting solely of such executive officers and Continuing Directors (i) shall have acquired beneficial ownership of 20% or more of any outstanding class of capital stock having ordinary voting power in the election of directors of the Company or (ii) shall obtain the power (whether or not exercised) to elect a majority of the Company's directors or (b) the Board of Directors of the Company shall not consist of a majority of Continuing Directors; as used in this definition "Continuing Directors" shall mean the directors of the Company on the
            --------------------
Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.

          "Chemical" has the meaning specified in the Preamble hereto.
           --------

          "Closing Date" means the date on which all conditions precedent set
           ------------
forth in subsection 5.1 are satisfied or waived in accordance with this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, and any regulations promulgated thereunder.

          "Commitment Percentage" of any Bank means its Domestic Facility
           ---------------------
Commitment Percentage or its Foreign Facility Commitment Percentage, as the context may require.

          "Commitments" means, collectively, the Domestic Facility Commitments
           -----------
and the Foreign Facility Commitments; each, as the context may require, a

"Commitment".
-----------

          "Company Obligations" means (a) all Loans and other indebtedness,
           -------------------
advances, debts, liabilities, obligations, expenses (including, without limitation, Attorney Costs), covenants and duties, of any kind or nature, owing by the Company to any Bank (or any Affiliate thereof), the Administrative Agent, or any other Person required to be indemnified under any Loan Document under or in connection with this Agreement or any other Loan Document and (b) all Financial Accommodations, in each case whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and however acquired (including those acquired by assignment) or arising and whether or not for the payment of money or evidenced by any note, guarantee or other instrument.

          "Competitive Bid" means an offer by a Bank to make a Bid Loan in
           ---------------
accordance with subsection 2.6(c).

          "Competitive Bid Request" has the meaning specified in subsection
           -----------------------
2.6(a).

          "Compliance Certificate" means a certificate duly executed by a
           ----------------------
Responsible Officer of the Company, substantially in the form of Exhibit F-1 (with such changes thereto as may be agreed upon from time to time by the Administrative Agent and the Company), and including therein, among other things, calculations supporting compliance with Section 8.

          "Consolidated Interest Coverage Ratio" means, for any period, the
           ------------------------------------
ratio of:

          (a)  the sum for such period of:

               (i) Consolidated Net Income for such period, plus
                                                            ----

               (ii) the aggregate amount deducted in determining such Consolidated Net Income, representing (A) all Federal, state and local income taxes of the Company and its Subsidiaries, (B) Consolidated Net Interest, and (C) all depreciation and amortization expenses of the Company and its Subsidiaries, in each case as determined in accordance with GAAP, plus
     ----

               (iii) the amount deducted in determining such Consolidated Net Income representing losses realized on the sale of assets, minus
                                                                -----

               (iv) the gross amount of capital expenditures of the Company and its Subsidiaries for such period (including interest capitalized during such period) determined in accordance with GAAP, minus
                                                      -----

               (v) the amount added in determining such Consolidated Net Income representing gains realized on the sale of assets, to

          (b)  Consolidated Net Interest for such period.

          "Consolidated Leverage Ratio" at the last day of any fiscal quarter,
           ---------------------------
means the ratio of (a) Consolidated Total Debt on such day (after giving effect to all prepayments made on such day) to (b) Total Capitalization on such day; provided, however, that with respect to any Adjustment Date, the Consolidated
--------  -------
Leverage Ratio shall be determined as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered under subsection 7.1.

          "Consolidated Net Income" means, for the Company or any Subsidiary of
           -----------------------
the Company for any period, all amounts which, in conformity with GAAP, would be included under net income on a consolidated income statement of such Person for such period.

          "Consolidated Net Interest" means, for the Company or any Subsidiary
           -------------------------
of the Company for any period, the sum of the aggregate interest expense of such Person for such period, as determined in accordance with GAAP and in any event including, without duplication, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptances and net costs under Interest Rate Protection Agreements and the portion of any obligation under Capitalized Leases and any costs associated with the sale of accounts receivable allocable to consolidated interest expense, minus the aggregate interest income of such Person for such period, as determined in accordance with GAAP.

          "Consolidated Net Worth" means, at any time, all amounts which, in
           ----------------------
accordance with GAAP, would be included under shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries at such time.

          "Consolidated Total Debt" means, at any date, the sum (without
           -----------------------
duplication) of (a) all Indebtedness for Borrowed Money of the Company and its Subsidiaries outstanding on such date, plus (b) all reimbursement obligations
                                       ----
with respect to letters of credit (other than (i) commercial and performance letters of credit and (ii) standby letters of credit backing financial obligations to the extent that such financial obligations are in an aggregate amount less than $10,000,000 and such financial obligations are shown as liabilities on the consolidated balance sheet of the Company and its Subsidiaries) existing on such date, plus (c) the aggregate capital invested as
                                     ----
of such date by Persons other than the Company and its consolidated Subsidiaries in accounts receivable sold to such Persons by the Company and its Subsidiaries, plus (d) all direct or indirect Guarantees in respect of indebtedness or
----
obligations of others of the kind referred to in clauses (a), (b) and (c) above, plus (e) without duplication, all obligations of the types described in the
----
clauses (a) through (d) above, that are attributable to discontinued operations, whether or not such amounts would be considered indebtedness in accordance with GAAP.

          "Conversion Date" means any date on which the Company elects to
           ---------------
convert a Base Rate Loan to a Eurocurrency Rate Revolving Loan, or to convert a Eurocurrency Rate Revolving Loan to a Base Rate Loan, in each case in accordance with the provisions of subsection 2.3.

          "Credit Parties" means, collectively, the Borrowers, the Company in
           --------------
its capacity as a guarantor under subsection 10.2, and the Subsidiary
Guarantors.

          "Cumulative Net Income" means, at any date, Consolidated Net Income,
           ---------------------
but not less than zero, for the period from and after February 29, 1996 to the end of the Fiscal Quarter most recently ended prior to such date.

          "Currencies" mean, collectively, Dollars and Approved Currencies.
           ----------

          "Current Exchange Rate" means, in relation to any Currency to be
           ---------------------
converted to another Currency on any date, the Exchange Rate three Business Days before such conversion date.

          "Debt Rating" means the actual or implied rating assigned to the
           -----------
Company's senior unsecured long-term debt by Moody's or S&P, as the case may be, or in the event Moody's or S&P has not assigned an actual or implied rating to the Company's senior unsecured long-term debt, the rating which is one rating category above the rating assigned by Moody's or S&P, as the case may be, to the 8-3/4% Notes.

          "Default" means any of the events or circumstances specified in
           -------
subsection 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Designated Subsidiary" means any Subsidiary of the Company as to
           ---------------------
which an Election to Participate shall have become effective as provided in subsection 5.3.

          "Dollar Equivalent" means, in relation to an amount denominated in any
           -----------------
Applicable Currency, the amount of Dollars required to purchase such amount of Applicable Currency at the relevant Exchange Rate.

          "Dollars," "dollars" and "$" each mean lawful money of the United
           --------   -------       -
States.

          "Domestic Facility" means the credit facility made available pursuant
           -----------------
to Section 2.

          "Domestic Facility Bank" means each Bank having a Domestic Facility
           ----------------------
Commitment.

          "Domestic Facility Commitment" means, for each Bank, the amount set
           ----------------------------
forth opposite such Bank's name under the caption "Domestic Facility Commitment" on Schedule I, as such amount may be reduced or increased from time to time pursuant to the provisions hereof; collectively, as to all Banks, the "Domestic
                                                                       --------
Facility Commitments".
--------------------

          "Domestic Facility Commitment Percentage" means, as to any Bank, the
           ---------------------------------------
percentage equivalent of such Bank's Domestic Facility Commitment divided by the Aggregate Domestic Facility Commitment.

          "Domestic Facility Loans" means the Loans made pursuant to Section 2.
           -----------------------

          "Drawdown Date" means, in relation to any Loan, the date of the
           -------------
borrowing of such Loan as specified in the relevant Competitive Bid Request, Notice of Borrowing or request for a Swingline Loan.

          "8-3/4% Notes" has the meaning specified in the definition of
           ------------
"Subordinated Debt."

          "Election Date" has the meaning specified in subsection 3.4(a).
           -------------

          "Election to Participate" means an Election to Participate by a
           -----------------------
Designated Subsidiary, substantially in the form of Exhibit E.

          "Eligible Assignee" means (a) a commercial bank organized under the
           -----------------
laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; or (c) any Bank or Bank Affiliate.

          "Environmental Law" has the meaning specified in the definition of
           -----------------
"Hazardous Material."

          "Equalization Date" means, (i) with respect to an Equalization Event
           -----------------
described in clause (i) or (iii) of the definition of Equalization Event in this subsection 1.1, 11:00 a.m., New York City time, on the second Business Day immediately succeeding the date on which such Equalization Event occurs and (ii) with respect to an Equalization Event described in clause (ii) of the definition of Equalization Event in this subsection 1.1, 11:00 a.m., New York City time, on the date such Equalization Event occurs.

          "Equalization Event" means any of the following events: (i) the
           ------------------
occurrence of an Event of Default pursuant to subsection 9.1(d) with respect to the Company, (ii) the Commitments shall have been terminated and/or the Loans shall have been declared immediately due and payable pursuant to subsection 9.2 or (iii) an Event of Default pursuant to subsection 9.1(a) shall have occurred and be continuing for three or more Business Days.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and any regulations promulgated and rulings issued thereunder.

          "Eurocurrency Liabilities" has the meaning specified in subsection
           ------------------------
4.6.

          "Eurocurrency Rate" means, with respect to any Interest Period for
           -----------------
Loans bearing interest based upon the Eurocurrency Rate, the rate of interest per annum determined by the Administrative Agent to be the rate of interest per annum at which deposits in the Currency in which such Loans are denominated, having a maturity equal to such Interest Period, are offered to Chemical by major banks in the London interbank market (i) at or about 11:00 a.m. (London time) on the day which is two Business Days prior to the first day of such Interest Period (in the case of Loans denominated in any Currency other than Sterling) and (ii) at or about 11:00 a.m. (London time) on the first day of such Interest Period (in the case of Loans denominated in Sterling).

          "Eurocurrency Rate Auction" means a solicitation of Competitive Bids
           -------------------------
setting forth a Eurocurrency Rate Bid Margin pursuant to subsection 2.6.

          "Eurocurrency Rate Bid Loan" means any Bid Loan that bears interest at
           --------------------------
a rate determined by reference to the Eurocurrency Rate.

          "Eurocurrency Rate Bid Margin" has the meaning specified in subsection
           ----------------------------
2.6(c)(ii)(C).

          "Eurocurrency Rate Loan" means each Eurocurrency Rate Revolving Loan
           ----------------------
and each Foreign Facility Loan.

          "Eurocurrency Rate Revolving Loan" means any Revolving Loan that bears
           --------------------------------
interest at a rate determined by reference to the Eurocurrency Rate.

          "Event of Default" means any of the events or circumstances specified
           ----------------
in subsection 9.1, provided that any requirement for the giving of notice, the
                   --------
lapse of time, or both, or any other condition, has been satisfied.

          "Exchange Act"  means the Securities Exchange Act of 1934, as amended.
           ------------

          "Exchange Rate" means, in relation to the purchase of one currency
           -------------
(the "first currency") with another currency (the "second currency") the spot
      --------------                               ---------------
rate of exchange for the amount in question in the London interbank market determined by the Administrative Agent at or about 11:00 a.m. (London time) for the purchase of the first currency with the second currency on the date of determination.

          "Excluded Subsidiaries" means, at any time, the Subsidiaries of the
           ---------------------
Company that are not Subsidiary Guarantors at such time.

          "Existing Dayco Credit Agreement" has the meaning given to such term
           -------------------------------
in the Preamble to this Agreement.

          "Existing Domestic Credit Agreement" has the meaning given to such
           ----------------------------------
term in the Preamble to this Agreement.

          "Exposure" means, with respect to any Bank, the aggregate principal
           --------
amount of all Revolving Loans, Swingline Loans and Foreign Facility Loans owing to such Bank, either directly or through such Bank's participating interest in such Loans.

          "Facility Fee Rate" means for the periods (a) commencing on the
           -----------------
Closing Date and ending on the day immediately preceding the next succeeding Adjustment Date and (b) commencing on each subsequent Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the rate per annum set forth below opposite the Consolidated Leverage Ratio determined in accordance with this Agreement as at the end of the last fiscal quarter ended prior to the first day of such period:

                         Period                           Facility Fee Rate
                         ------                           ------------------

Consolidated Leverage Ratio is less than .45 to 1.0             .125%

Consolidated Leverage Ratio is less than or equal
 to .55 to 1.0 but greater than or equal to .45 to 1.0           .15%

Consolidated Leverage Ratio is greater than or
 equal to .55 to 1.0                                             .20%


The Facility Fee Rate in effect from the Closing Date until the first Adjustment Date shall be determined on the basis of the Consolidated Leverage Ratio set forth in the Leverage Ratio Certificate or Compliance Certificate most recently delivered under the Existing Credit Agreements.

          "Federal Funds Rate" means, for any day, the rate set forth in the
           ------------------
weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day the appropriate rate for such previous day is not yet published in H.15(519), the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal
           ---------------------
Reserve System or any successor thereto.

          "Financial Accommodations" means, collectively, (a) any agreement
           ------------------------
relating to the issuance of standby letters of credit for the account of the Company or any Subsidiary up to an amount not to exceed $50,000,000 in the aggregate for all such agreements combined, (b) any agreement or instrument relating to money borrowed by any non-U.S. Subsidiary of the Company up to an amount not to exceed $50,000,000 in the aggregate for all such agreements and instruments combined, or (c) Interest Rate Protection Agreements related to, and in an aggregate notional amount not exceeding, indebtedness of the Company and its Subsidiaries.

          "Fiscal Quarter" means any quarter of a Fiscal Year.
           --------------

          "Fiscal Year" means any period of twelve consecutive calendar months
           -----------
ending on the last day of February.

          "Foreign Facility" means the credit facility made available pursuant
           ----------------
to Section 3.

          "Foreign Facility Bank" means each Bank having a Foreign Facility
           ---------------------
Commitment.

          "Foreign Facility Borrowing" means (a) each Italian Subsidiary Loan
           --------------------------
and (b) each borrowing hereunder consisting of Foreign Facility Loans made to a single Borrower on the same Drawdown Date by the Foreign Facility Banks ratably according to their Foreign Facility Commitment Percentages and having the same Interest Period.

          "Foreign Facility Commitment" means, for each Bank, the amount set
           ---------------------------
forth opposite such Bank's name under the caption "Foreign Facility Commitment" on Schedule I, as such amount may be reduced or increased from time to time pursuant to the provisions hereof; collectively, as to all Banks, the "Foreign
                                                                       -------
Facility Commitments".
--------------------

          "Foreign Facility Commitment Percentage" means, as to any Bank, the
           --------------------------------------
percentage equivalent of such Bank's Foreign Facility Commitment divided by the Aggregate Foreign Facility Commitment.

          "Foreign Facility Loans" means the Loans made pursuant to Section 3.
           ----------------------

          "Foreign Facility Obligations" means all Loans and other indebtedness,
           ----------------------------
advances, debts, liabilities, obligations, expenses (including, without limitation, Attorney Costs), covenants and duties, of any kind or nature, owing by any Subsidiary Borrower under or in connection with (a) this Agreement or (b) any other Loan Document, in each case whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and however acquired (including those acquired by assignment) or arising and whether or not for the payment of money or evidenced by any note, guarantee or other instrument.

          "Form 1001" has the meaning specified in subsection 4.1.
           ---------

          "Form 4224" has the meaning specified in subsection 4.1.
           ---------

          "GAAP" means the generally accepted accounting principles applied in
           ----
the preparation of the audited consolidated financial statements of the Company and its Subsidiaries as at February 28, 1995 with such changes thereto as (a) shall be consistent with the then-effective principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors and
(b) shall be concurred in by the independent certified public accountants of recognized national standing certifying any financial statements of the Company and its Subsidiaries.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" means any agreement, undertaking, or arrangement by which
           ---------
any Person guarantees, endorses, or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to "keep-well" or supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation, or other liability of any other Person (other than by endorsements of instruments in the ordinary course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of the obligor's obligation under any Guarantee shall (subject to any express monetary limitation set forth therein) be deemed to be the full amount of the debt, obligation, or other liability guaranteed or supported thereby.

          "Guarantor Supplement" means a supplement to this Agreement,
           --------------------
substantially in the form of Exhibit G, whereby a Subsidiary of the Company assumes all of the obligations of a "Subsidiary Guarantor" hereunder.

          "Hazardous Material" means and includes (a) any asbestos, urea-
           ------------------
formaldehyde, PCBs or dioxins or insulation or other material composed of or containing asbestos, PCBs or dioxins, (b) crude oil, any fraction thereof, and any petroleum product, (c) any natural gas, natural liquids, liquefied natural gas or other natural gas product or synthetic gas, and (d) any hazardous, toxic or dangerous waste, substance or material or pollutant or contaminant or other substance or force defined as such in (or for purposes of) or that may result in the imposition of liability under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other applicable Federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning the protection of human health or the environment or, any hazardous, toxic or dangerous waste, substance or material or pollutant or contaminant, as now or at any time hereafter in effect ("Environmental Law").
  -----------------

          "Indebtedness for Borrowed Money" of any Person, at a particular time,
           -------------------------------
means all items which constitute (a) indebtedness for borrowed money or the deferred purchase price of property (including all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments, but excluding (i) any U.S. company's trade payables that are incurred in the ordinary course of business and payable within 90 days of the date thereof and (ii) any non-U.S. company's trade payables that are incurred in the ordinary course of business, are non-interest bearing and, if payable more than 90 days after the date thereof, are permitted under generally accepted accounting principles in the country in which such company has its principal place of business to be recorded in the books and accounts of the Company as a trade payable), (b) obligations with respect to any conditional sale agreement or title retention agreement, (c) without duplication, all liabilities secured by any Security Interest in any property owned by such Person even though it has not assumed or otherwise become liable for the payment thereof, (d) obligations under Capitalized Leases, (e) indebtedness arising under acceptance facilities, in connection with surety or other similar bonds, and the outstanding amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, and (f) Attributable Debt.

          "Indemnified Liabilities" has the meaning specified in subsection
           -----------------------
12.5.

          "Indemnified Person" has the meaning specified in subsection 12.5.
           ------------------

          "Independent Public Accountant" means Coopers & Lybrand or any other
           -----------------------------
independent public accounting firm of recognized national standing selected by the Company.

          "Initial Subsidiary Guarantors" has the meaning specified in the
           -----------------------------
Preamble hereto.

          "Instrument" means any contract, agreement, indenture, mortgage or
           ----------
other document or writing (whether by formal agreement, letter, or otherwise) under which any obligation is evidenced, assumed, or undertaken, or any right to any Security Interest is granted or perfected.

          "Interest Payment Date" means, (a) with respect to any Base Rate Loan
           ---------------------
or Swingline Loan, the last Business Day of each February, May, August and November and the Termination Date, and (b) with respect to any other Loan, the last day of each Interest Period applicable to such Loan and the date such Loan is repaid or prepaid in full; provided, however, that if any Interest Period for
                              --------  -------
any Eurocurrency Rate Loan exceeds three months, then also the date which falls three months after the beginning of such Interest Period and, if applicable, at three month intervals thereafter shall also be an "Interest Payment Date."

          "Interest Period" means, (a) in relation to any Eurocurrency Rate
           ---------------
Loan, the period commencing on the applicable Drawdown Date or any Conversion Date, Continuation Date or Election Date, as the case may be, with respect thereto and ending on the date one, two, three or six months (or, subject to the approval of all of the Banks making such Loan, twelve months) thereafter, as selected or deemed selected by the relevant Borrower in its Notice of Borrowing, Notice of Conversion/Continuation or Notice of Interest Period Election, as the case may be; (b) in relation to any Eurocurrency Rate Bid Loan, the period commencing on the Drawdown Date with respect thereto and ending on the date one, two, three or six months thereafter as selected by the Company in its Competitive Bid Request; and (c) in relation to any Absolute Rate Bid Loan, a period commencing on the Drawdown Date with respect thereto and ending not less than 14 days and not more than 183 days thereafter as selected by the Company in its Competitive Bid Request; provided that:
                             --------

               (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of an Interest Period relating to a Eurocurrency Rate Loan or Eurocurrency Rate Bid Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period relating to a Eurocurrency Rate Loan or Eurocurrency Rate Bid Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month which is one, two, three, six or twelve months, as the case may be, after the calendar month in which such Interest Period began;

               (iii) no Interest Period for any Loan shall extend beyond the Termination Date; and

               (iv) the Borrowers shall select Interest Periods so as not to require repayment of Eurocurrency Loans on any day other than the last day of an Interest Period applicable thereto.

          "Interest Rate Protection Agreement" means an interest rate swap, cap,
           ----------------------------------
collar or similar arrangement.

          "Investment" means, when used with reference to any investment of the
           ----------
Company or any of its Subsidiaries:

          (a) any loan, advance or other extension of credit, including Guarantees, made by it to, or for the benefit of, any other Person (excluding commission, travel, salary, relocation expenses, and similar advances to officers and employees made in the ordinary course of business); and

          (b) any capital contribution by such Person to, or purchase of stock or other securities or partnership interests by such Person in, any other Person, or any other investment evidencing an ownership or similar interest of such Person in any other Person;

and the amount of any Investment shall be the original principal or capital amount thereof less (i) all cash returns of principal or equity thereon and (ii) in the case of any Guarantee, any reduction in the aggregate amount of liability under such Guarantee to the extent that such reduction is made strictly in accordance with the terms of such Guarantee (and, in each case, without adjustment by reason of the financial condition of such other Person).

          "Investment Grade Status" exists at any date if at such date the Debt
           -----------------------
Rating is both BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's.

          "Investment Status" means either of Investment Grade Status or Non-
           -----------------
Investment Grade Status.

          "Invitation for Competitive Bids" means a solicitation for Competitive
           -------------------------------
Bids, substantially in the form of Exhibit H.

          "Italian Lender" means Istituto Bancario San Paolo di Torino S.P.A.,
           --------------
New York Limited Branch, in its capacity as the lender of the Italian Subsidiary Loans hereunder, or such other party as may be designated as the Italian Lender by the Company (with the approval of all of the Foreign Facility Banks) or in accordance with subsection 7.11.

          "Italian Participation Agreement" means the Italian Participation
           -------------------------------
Agreement entered into by the Italian Lender, the Administrative Agent, the Documentation Agent and the Foreign Facility Banks, substantially in the form of Exhibit D.

          "Italian Subsidiary" means Dayco or any other Subsidiary Borrower that
           ------------------
is incorporated in Italy.

          "Italian Subsidiary Loans" means any Loan made to an Italian
           ------------------------
Subsidiary pursuant to subsection 3.1.

          "Leverage Ratio Certificate" means a certificate duly executed by a
           --------------------------
Responsible Officer of the Company, substantially in the form of Exhibit F-2 (with such changes thereto as may be agreed upon from time to time by the Administrative Agent and the Company), and including therein, among other things, calculations supporting the information contained therein.

          "Loan" means an extension of credit by a Bank to a Borrower pursuant
           ----
to Section 2 or Section 3 and shall include Domestic Facility Loans and Foreign Facility Loans.

          "Loan Documents" means this Agreement, each Pledge Agreement, each
           --------------
Guarantor Supplement, the Italian Participation Agreement, each Election to Participate and all other agreements, instruments, certificates, promissory notes or other documents evidencing, guaranteeing or securing the Loans or the obligations of the Credit Parties hereunder.

          "Materially Adverse Effect" means, relative to any occurrence of
           -------------------------
whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), a materially adverse effect on:

          (a) the assets of or the then existing or projected business, revenues, financial condition or operations of the Company and its Subsidiaries taken as a whole; or

          (b) the ability of the Company to perform any of its payment or other material obligations under this Agreement or any other Loan Document.

          "Moody's" means Moody's Investors Service, Inc., or any successor to
           -------
the rating agency business thereof.

          "Multiemployer Plan" means a plan described in section 3(37) of ERISA
           ------------------
and to which the Company or any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses (as described in sections 414(b) and (c), respectively, of the Code or section 4001 of ERISA) may have any liability.

          "Net Cash Proceeds" means (a) in connection with any Asset Sale
           -----------------
(including any Sale and Leaseback Transaction), the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale net of all reasonable attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, required debt payments (other than pursuant hereto) and other customary fees actually incurred and satisfactorily documented in connection therewith and net of taxes paid or payable as a result thereof and net of purchase price adjustments reasonably expected to be payable in connection therewith and (b) in connection with any issuance by the Company of any capital stock or long-term debt securities, the cash proceeds received from such issuance, net of all reasonable investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred and satisfactorily documented in connection therewith.

          "New Amount" has the meaning specified in subsection 3.6(a).
           ----------

          "New Election Date", has the meaning specified in subsection
           -----------------
3.6(a)(ii).

          "Non-Investment Grade Status" exists at any date if at such date the
           ---------------------------
Debt Rating is lower than BBB- (or the equivalent) by S&P or lower than Baa3 (or the equivalent) by Moody's.

          "Notice of Borrowing" means a notice given by the Company to the
           -------------------
Administrative Agent pursuant to subsections 2.2 or 3.2, in substantially the form of Exhibit A-1 or A-2, as the case may be.

          "Notice of Conversion/Continuation" means a notice given by the
           ---------------------------------
Company to the Administrative Agent pursuant to subsection 2.3, in substantially the form of Exhibit B-1.

          "Obligations" means, collectively, the Company Obligations and the
           -----------
Foreign Facility Obligations.

          "Operating Income" means, for the Company or any Subsidiary of the
           ----------------
Company for any period, the Consolidated Net Income of such Person for such period plus the aggregate amount deducted in determining such Consolidated Net Income in respect of Federal, state and local income taxes and Consolidated Net Interest, and excluding any gains or losses resulting from sales of assets, extraordinary items or the cumulative effect of accounting changes and excluding any income or losses from discontinued operations.

          "Original Amount" has the meaning specified in subsection 3.6(a).
           ---------------

          "Original Exchange Rate" means, in relation to any Borrowing, the
           ----------------------
Exchange Rate on the date which is three Business Days before the Drawdown Date for such Borrowing.

          "Originating Bank" has the meaning specified in subsection 12.7(d).
           ----------------

          "Other Taxes" has the meaning specified in subsection 4.1(b).
           -----------

          "Participant" has the meaning specified in subsection 12.7(d).
           -----------

          "Payment Office" means, with respect to the Administrative Agent for
           --------------
payments in any Applicable Currency, such account at such bank or office in the principal financial center in the country of the Applicable Currency as the Administrative Agent shall designate by notice to the Person required to make the relevant payment and, with respect to the Administrative Agent for payments in Dollars, such account at such office of the Administrative Agent in New York City as the Administrative Agent shall designate by notice to the Person required to make the relevant payment.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor
           ----
thereto.

          "Person" means any natural person, corporation, firm, trust,
           ------
partnership, business trust, joint venture, association, government, governmental agency or authority, or any other entity, whether acting in an individual, fiduciary, or other capacity.

          "Plan" means a "pension plan," as such term is defined in ERISA, which
           ----
is subject to Title IV of ERISA (other than a Multi-employer Plan) and to which the Company or any corporation, trade that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses (as described in sections 414(b) and 414(c), respectively, of the Code or section 401 of ERISA) may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

          "Pledge Agreements" means, collectively, each pledge agreement,
           -----------------
substantially in the form of Exhibit C or otherwise acceptable in form and substance to the Administrative Agent, between the Company or a Subsidiary of the Company and the Administrative Agent pursuant to which the Company or such Subsidiary pledges the stock of one or more of its Subsidiaries, in each case as the same may be amended, supplemented or otherwise modified from time to time.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by Chemical as its prime rate in effect at its principal office in New York City (each change in the Prime Rate to be effective on the date such change is publicly announced). The Prime Rate is not intended to be the lowest rate of interest charged by Chemical in connection with extensions of credit to debtors.

          "Professional Audio Group" means the assets listed on Schedule XI.
           ------------------------

          "Reduction Date" means the date of receipt by the Company, and
           --------------
application in accordance with subsection 2.8(b), of at least $300,000,000 in net cash proceeds of the sale of the Professional Audio Group and the Transportation Products Group.

          "Regulation U" means Regulation U of the Federal Reserve Board.
           ------------

          "Relevant Exchange Rate" means, with respect to any Loan as of any
           ----------------------
date of determination, the Original Exchange Rate or, in the case of any Loan in respect of which any payments were made pursuant to subsection 3.6, the Current Exchange Rate applicable to such Loan on the first day of the Interest Period immediately following the last date on which such payments were made.

          "Repayment Amount" means, as to any Foreign Facility Loan, an amount
           ----------------
equal to the principal amount of, and accrued and unpaid interest on, such Foreign Facility Loan outstanding on the Equalization Date plus the amount that would be payable in respect of such Foreign Facility Loan pursuant to subsection
4.4 if such Foreign Facility Loan were prepaid on the Equalization Date.

          "Replaced Bank" has the meaning specified in subsection 4.8(b).
           -------------

          "Replacement Bank" has the meaning specified in subsection 4.8(b).
           ----------------

          "Reportable Event" means a "reportable event" as defined in section
           ----------------
4043 of ERISA and the regulations issued thereunder.

          "Required Banks" means at any time Banks holding at least 51% of the
           --------------
then Aggregate Commitment, provided that if the Commitments shall have been
                           --------
terminated in full, "Required Banks" shall mean Banks holding, or holding participation interests pursuant to subsection 2.4 or 4.15 in, at least 51% of the then aggregate unpaid principal amount of the Loans. For purposes of this definition, the outstanding principal amount of Loans denominated in Currencies other than Dollars shall be deemed to be the Dollar Equivalent of the outstanding principal amount of such Loans.

          "Requirement of Law" means, as to any Person, any law (statutory or
           ------------------
common), treaty, rule or regulation or determination of a court or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" means, for the Company, any Subsidiary Borrower
           -------------------
or any Subsidiary Guarantor, its chief executive officer or the president or any other officer having substantially the same authority and responsibility or, with respect to financial matters, its chief financial officer, vice president-finance or treasurer, or any other officer having substantially the same authority and responsibility.

          "Revolving Borrowing" means a Borrowing hereunder consisting of
           -------------------
Revolving Loans made to the Company on the same Drawdown Date by the Banks ratably according to their Domestic Facility Commitment Percentages and in the case of Eurocurrency Rate Revolving Loans, having the same Interest Periods.

          "Revolving Loan" means a Loan by a Bank to the Company under
           --------------
subsection 2.1, which may be a Eurocurrency Rate Revolving Loan or a Base Rate Loan.

          "S&P" means Standard & Poor's Ratings Group, or any successor to the
           ---
rating agency business thereof.

          "Sale and Leaseback Transaction" means any arrangement, directly or
           ------------------------------
indirectly, with any Person whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property.

          "Security Instrument" means any security agreement, chattel mortgage,
           -------------------
assignment, pledge agreement, financing or similar statement or notice, continuation statement, other agreement or Instrument, or amendment or supplement to any thereof, providing for, evidencing or perfecting any Security Interest.

          "Security Interest" means any interest in any real or personal
           -----------------
property or fixture which secures payment or performance of any obligation and shall include any mortgage, lien, pledge, encumbrance, charge or other security interest of any kind, whether arising under a Security Instrument or as a matter of law, judicial process or otherwise, including the retained security title of a conditional vendor or lessor.

          "Specified Permitted Restricted Payments" means, collectively, (i) the
           ---------------------------------------
Stock Payments made pursuant to clauses (ii) and (iii) of the proviso contained in subsection 8.4(a), and (ii) the Subordinated Debt Payments made pursuant to clause (i) of the proviso contained in subsection 8.4(b).

          "Stock Payments" has the meaning specified in subsection 8.4(a).
           --------------

          "Stock Proceeds" means the Net Cash Proceeds received by the Company
           --------------
in connection with the sale by the Company of its capital stock after the date of this Agreement.

          "Subordinated Debt" means (a) the 8-3/4% Senior Subordinated Notes due
           -----------------
April 1, 2003 (the "8-3/4% Notes") arising under the Indenture dated as of March 15, 1993 between the Company and Citibank, N.A., as trustee, and (b) Indebtedness for Borrowed Money of the Company incurred by the Company after the date hereof which (i)(A) is subordinated to the Obligations under terms no less favorable to the holders of the "Senior Indebtedness" (as defined in the 8-3/4% Notes) than the 8-3/4% Notes, (B) is subject to covenants, remedies, defaults and other material terms no less favorable to the Company than the 8-3/4% Notes,
(C) bears interest at a market rate at the time issued, (D) is unsecured and is not guaranteed by any Person, (E) no principal payment under which is scheduled to become due (by sinking fund or otherwise) prior to the date which is six months after the Termination Date and (F) after giving effect thereto, does not, and will not, cause the Company to be in Default under subsection 8.2 during the term of this Agreement, or (ii) is approved in writing by the Required Banks, which approval may be withheld in the Required Banks' sole discretion.

          "Subordinated Debt Payments" has the meaning specified in subsection
           --------------------------
8.4(b).

          "Subordinated Debt Proceeds" means the Net Cash Proceeds received by
           --------------------------
the Company in connection with the sale by the Company of its Subordinated Debt after the date of this Agreement.

          "Subsidiary" of a Person means any corporation, association,
           ----------
partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

          "Subsidiary Borrower" means Dayco and each Designated Subsidiary that
           -------------------
becomes a Subsidiary Borrower party to this Agreement.

          "Subsidiary Guarantor" means each of the Initial Subsidiary Guarantors
           --------------------
and each other Subsidiary of the Company that hereafter executes and delivers a Guarantor Supplement.

          "Swingline Amount" means an aggregate amount of $10,000,000.
           ----------------

          "Swingline Bank" means Chemical.
           --------------

          "Swingline Borrowing" means a Borrowing of a Swingline Loan hereunder
           -------------------
on any Drawdown Date.

          "Swingline Loan" means a Loan by the Swingline Bank to the Company
           --------------
pursuant to subsection 2.4.

          "Taxes" has the meaning specified in subsection 4.1(a).
           -----

          "Termination Date" means the earlier to occur of (a) March 8, 2001 and
           ----------------
(b) the date on which the Commitments shall terminate in accordance with the provisions of this Agreement.

          "Total Capitalization" means, at any time, the sum of (a) Consolidated
           --------------------
Total Debt plus (b) Consolidated Net Worth.

          "Transportation Products Group" means the assets listed on Schedule
           -----------------------------
XII.

          "UCC" means the Uniform Commercial Code as in effect in any
           ---
jurisdiction.

          "UK Resident Bank" has the meaning specified in subsection 4.1(l).
           ----------------

          "Unfunded Vested Liability" means, relative to any Plan, at any time,
           -------------------------
the excess (if any) of (a) the present value of all vested nonforfeitable benefits under such Plan over (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.

          "United States" and "U.S." each means the United States of America.
           -------------       ----

          "United Kingdom" and "UK" each means the United Kingdom of Great
           --------------       --
Britain and Northern Ireland.

          "Unsolicited Acquisition" has the meaning specified in subsection
           -----------------------
8.3(d).

          "Welfare Plan" means a "welfare plan," as such term is defined in
           ------------
ERISA.

          1.2  Other Definitional Provisions.
               -----------------------------

          (a)  Defined Terms.  Unless otherwise specified herein or therein, all
               -------------
terms defined in this Agreement shall have such defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

          (b)  The Agreement.  The words "hereof," "herein," "hereunder" and
               -------------
words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          (c)  Certain Common Terms.
               --------------------

               (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

          (d)  Performance; Time.  Subject to the definition of "Interest
               -----------------
Period" in subsection 1.1, whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

          (e)  Contracts.  Unless otherwise expressly provided herein,
               ---------
references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

          (f)  Laws.  References to any statute or regulation are to be
               ----
construed as including all statutory and regulatory provisions consolidating, amending or replacing such statute or regulation.

          (g)  Captions.  The captions and headings of this Agreement and the
               --------
other Loan Documents are for convenience of reference only and shall not affect the construction of this Agreement or the other Loan Documents.

          (h)  Italian Lender.  References to "advances" made by a Bank
               --------------
"pursuant to the Italian Participation Agreement" or "to the Italian Lender" shall be deemed to include amounts made available to any Italian Subsidiary by the Italian Lender in its capacity as a Bank.

          1.3  Accounting Principles.  Except as provided to the contrary
               ---------------------
herein, all accounting terms used herein shall be interpreted in accordance with GAAP. Unless the context otherwise clearly requires, all financial computations required under this Agreement shall be made in accordance with generally accepted accounting principles applied in a manner consistent with those applied in the preparation of the Company's audited financial statements as at February 28, 1995 and for the Fiscal Year then ended.


          SECTION 2.  THE DOMESTIC FACILITY
                      ---------------------

          2.1  The Revolving Loans.  Each Domestic Facility Bank severally
               -------------------
agrees, on the terms and conditions hereinafter set forth, to make Revolving Loans to the Company in Dollars from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount of such Bank's Domestic Facility Commitment; provided, however, that, after giving effect to any Revolving
            --------  -------
Borrowing, the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all outstanding Swingline Loans and Bid Loans, shall not exceed the Aggregate Domestic Facility Commitment. Within such limits, and subject to the other terms and conditions hereof, the Company may borrow, prepay and reborrow pursuant to this Section 2.

          2.2  Procedure for Borrowings of Revolving Loans.
               -------------------------------------------

          (a) Each Borrowing of Revolving Loans shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in accordance with subsection 11.2 in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 12:00 noon (New York City time) (i) not less than three nor more than five Business Days prior to the requested Drawdown Date, in the case of Eurocurrency Rate Revolving Loans with Interest Periods of six months or less; (ii) not less than four nor more than five Business Days prior to the requested Drawdown Date, in the case of Eurocurrency Rate Revolving Loans with an Interest Period of 12 months (it being understood that any such request shall be subject to the approval of all the Domestic Facility Banks as provided in the definition of "Interest Period"); and
(iii) not less than one nor more
than five Business Day(s) prior to the requested Drawdown Date, in the case of Base Rate Loans) specifying:

          (A) the amount of the Borrowing of Revolving Loans, which shall be in an aggregate minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

          (B)  the requested Drawdown Date, which shall be a Business Day;

          (C) whether the Borrowing is to be comprised of Eurocurrency Rate Revolving Loans or Base Rate Loans; and

          (D) the duration of the Interest Period, if any, applicable to such Loans included in such notice.

          (b) Upon receipt of the Notice of Borrowing, the Administrative Agent will (i) promptly notify each Domestic Facility Bank thereof and of the amount of such Bank's share of such Borrowing based on its Domestic Facility Commitment Percentage and (ii) if the Notice of Borrowing requests a Eurocurrency Rate Revolving Loan with an Interest Period of 12 months, inquire as to whether such Bank approves such Interest Period. Each Domestic Facility Bank shall advise the Administrative Agent not later than 5:00 p.m. (New York City time) four Business Days prior to the requested Drawdown Date if it does not approve of any request of an Interest Period of 12 months, and if any Domestic Facility Bank so advises the Administrative Agent, the Administrative Agent shall notify the Company and the Domestic Facility Banks and such Notice of Borrowing shall be deemed cancelled.

          (c) Each Domestic Facility Bank will make its pro rata share (determined in accordance with its Domestic Facility Commitment Percentage) of each Borrowing of Revolving Loans available to the Administrative Agent for the account of the Company at the Payment Office by 12:00 noon (New York City time) on the Drawdown Date requested by the Company in funds immediately available to the Administrative Agent. Unless any applicable condition set forth in Section 5 has not been satisfied, the proceeds of all such Loans received by the Administrative Agent will then be made available to the Company by the Administrative Agent at such office by wire transfer in accordance with written instructions provided to the Administrative Agent by the Company.

          (d) After giving effect to any Borrowing of Revolving Loans, there shall not be more than twelve different Interest Periods in effect in respect of all Revolving Loans.

          2.3  Conversion and Continuation Elections for Borrowings of Revolving
               -----------------------------------------------------------------
Loans.
-----

          (a) The Company may upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.3(b):

               (i) elect to convert on any Business Day, any Revolving Loans that are Base Rate Loans (or any part thereof in an amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof) into Eurocurrency Rate Revolving Loans in Dollars; or

               (ii) elect to convert on the last day of the Interest Period with respect thereto any Eurocurrency Rate Revolving Loans (or any part thereof in an amount of not less than $5,000,000, or an integral multiple of $1,000,000 in excess thereof) into Base Rate Loans; or

               (iii) elect to renew on the last day of the Interest Period with respect thereto any Eurocurrency Rate Revolving Loans (or any part thereof in an amount of not less than $5,000,000, or an integral multiple of $1,000,000 in excess thereof);

provided, that if the aggregate amount of a Borrowing comprised of Eurocurrency
--------
Rate Revolving Loans shall have been reduced, by payment, prepayment or conversion of part thereof, to less than $2,000,000, the Loans comprising such Borrowing shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Eurocurrency Rate Loans shall terminate.

          (b) The Company shall deliver a Notice of Conversion/Continuation in accordance with subsection 12.2 to be received by the Administrative Agent not later than 12:00 noon (New York City time) (i) not less than three (or in the case of a request of an Interest Period of 12 months, not less than four days) nor more than five Business Days in advance of the Conversion Date or continuation date, if the Revolving Loans are to be converted into or continued as Eurocurrency Rate Loans; and (ii) not less than one nor more than five Business Days in advance of the Conversion Date or continuation date, if the Revolving Loans are to be converted into or renewed as Base Rate Loans, specifying:

          (A) the proposed Conversion Date or continuation date which shall be a Business Day;

          (B) the aggregate amount of Revolving Loans to be converted or continued;

          (C) the nature of the proposed conversion or continuation (which must be one of the options described in clauses (i), (ii) and (iii) of subsection 2.3(a)); and

          (D)  the duration of the requested Interest Period, if applicable.

          (c) If upon the expiration of any Interest Period applicable to Eurocurrency Rate Loans, the Company has failed to select a new Interest Period, such Loans shall automatically convert into Base Rate Loans.

          (d) Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Domestic Facility Bank thereof and if the Notice of

Conversion/Continuation refers to a Eurocurrency Rate Loan with an Interest Period of 12 months, inquire as to whether such Bank approves such Interest Period. Each Domestic Facility Bank shall advise the Administrative Agent not later than 5:00 p.m. (New York City time) four Business Days prior to the requested Conversion Date or continuation date if it does not approve of any request of an Interest Period of 12 months, and if any Domestic Facility Bank so advises the Administrative Agent, the Administrative Agent shall notify the Company and the Domestic Facility Banks and such Notice of Conversion/Continuation shall be deemed cancelled. If no timely notice is provided by the Company, the Administrative Agent will promptly notify each Domestic Facility Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given.

          (e) During the continuance of an Event of Default or a Default, the Company may not elect (i) to have a Base Rate Loan converted into a Eurocurrency Rate Loan, or (ii) select a new Interest Period for an outstanding Eurocurrency Rate Loan that is to be continued in excess of three months.

          2.4  The Swingline Loans.
               -------------------

          (a) The Company may from time to time on any Business Day prior to the Termination Date request the Swingline Bank to consider making Swingline Loans in Dollars to the Company. Any such request (which may be oral and shall be confirmed in writing on or prior to the Business Day next following the date of such request) must be delivered to the Swingline Bank, with a copy to the Administrative Agent, on or before 12:00 noon, New York City time, on the requested Drawdown Date. Such request shall specify (i) the amount to be borrowed, which shall be in an aggregate minimum principal amount of $100,000 or an integral multiple thereof, (ii) the requested Drawdown Date, and (iii) the amount of Swingline Loans outstanding, both before and after giving effect to such Swingline Borrowing. The Swingline Bank shall review each request made to it for a Swingline Loan on a case-by-case basis. Any decision to make a Swingline Loan shall be in the sole and absolute discretion of the Swingline Bank, and if the Swingline Bank determines to make a Swingline Loan, such Swingline Loan shall bear interest at the Base Rate or such other interest rate, if any, as may be agreed upon by the Company and the Swingline Bank. This Agreement does not constitute a commitment, and the Swingline Bank shall not have any obligation, to make any Swingline Loan.

          (b) The aggregate principal amount of Swingline Loans at any one time outstanding may not exceed the lesser of (i) the Swingline Amount and (ii) the difference between the Aggregate Domestic Facility Commitment and the sum of the aggregate principal amount of outstanding Revolving Loans and Bid Loans.

          (c) If after receiving a request from the Company, the Swingline Bank elects to make a Swingline Loan available to the Company, it shall promptly notify the Company and by not later than 1:00 p.m., New York City time, on the specified Drawdown Date therefor make available to the Company the amount of such Loan by wire transfer of immediately available funds to such account as the Company shall have notified to it. Immediately after making any Swingline Loan, the Swingline Bank shall notify the Administrative Agent of the principal amount thereof. The Swingline Bank shall not make a Swingline Loan if it has actual knowledge, or has received a notice from the Administrative Agent, that an Event of Default has occurred and is continuing.

          (d) Upon the request of the Swingline Bank, the Administrative Agent shall promptly advise the Swingline Bank of the aggregate principal amount of all Swingline Loans then outstanding and the remaining availability, if any (determined in accordance with subsection 2.4(b)).

          (e) Upon demand by the Swingline Bank, the Company shall promptly borrow Revolving Loans from all the Domestic Facility Banks pursuant to subsection 2.1 in an aggregate principal amount equal to the principal amount of outstanding Swingline Loans, and the Company hereby irrevocably authorizes the Administrative Agent to apply the proceeds of such Revolving Loans to the repayment of such Swingline Loans (and solely for the purpose of such a Borrowing neither the conditions precedent set forth in subsection 5.2 nor the minimum borrowing denominations set forth in subsection 2.2 need be met). If the Company fails to repay any Swingline Loan within one Business Day after such a demand, or to repay any Swingline Loan when due, then each Domestic Facility Bank shall irrevocably and unconditionally purchase from the Swingline Bank, without recourse or warranty, an undivided interest and participation in such Swingline Loan in an amount equal to such Bank's Domestic Facility Commitment Percentage, by forthwith paying such amount to the Swingline Bank in Dollars and in immediately available funds, and such payment shall be made whether or not a Default or an Event of Default is then continuing or any other condition precedent set forth in subsection 5.2 is then met and whether or not the Company has requested a Borrowing. If such amount is not paid to the Swingline Bank by any Domestic Facility Bank, the Swingline Bank shall be entitled to recover such amount on demand from the Company or such Bank, together with accrued interest thereon from the date of demand therefor (if made prior to 10:00 a.m. New York City time) on any Business Day (or, if made at a later time on a Business Day or on a day which is not a Business Day, from the next Business Day) until the date such amount is paid to the Swingline Bank by such Bank at the Federal Funds Rate for the first three Business Days and thereafter at the Base Rate. The failure of any Domestic Facility Bank to pay such amount to the Swingline Bank shall not relieve any other Domestic Facility Bank of its obligation to make the payment to be made by it.

          (f) The Swingline Bank shall not be responsible for or liable to any Bank for determining whether (i) any representation or warranty of any Credit Party in connection with any request for a Swingline Loan is correct, (ii) any Default exists or would result from the making of any such Swingline Loan, or
(iii) the making of such Swingline Loan would exceed any of the borrowing limitations set forth in this Agreement.

          (g)  Each Swingline Loan shall reduce pro tanto the available
                                                --- -----
Aggregate Domestic Facility Commitment, but shall not reduce or affect the Swingline Bank's available Domestic Facility Commitment or its Domestic Facility Commitment Percentage.

          2.5  The Bid Loans.  In addition to Revolving Borrowings pursuant to
               -------------
subsection 2.1 and Swingline Borrowings pursuant to subsection 2.4, the Company may, as set forth in subsection 2.6, from time to time, but at no time more than 6 times per month, request the Banks prior to the Termination Date to submit offers to make Bid Loans in Dollars to the Company; provided, however, that the
                                                    --------  -------
Banks may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and provided,
                                                                  --------
further, that at no time shall the outstanding aggregate principal amount of all
-------
Bid Loans made by all Banks, plus the outstanding aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, exceed the Aggregate Domestic Facility Commitment.

          2.6  Procedure for Bid Borrowings.
               ----------------------------

          (a) When the Company wishes to request offers to make Bid Loans, it shall notify the Bid Agent and the Administrative Agent by telephone (confirmed immediately by facsimile transmission of a notice in substantially the form of
Exhibit I (a "Competitive Bid Request")) no later than 12:00 noon (New York City
              -----------------------
time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a Eurocurrency Rate Auction, or (y) two Business Days prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

               (i) the date of such Borrowing, which shall be a Business Day;

               (ii) the aggregate amount of such Borrowing, which shall be a minimum amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof;

               (iii) whether the Competitive Bids requested are to be for Eurocurrency Rate Bid Loans or Absolute Rate Bid Loans or both; and

               (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period."

Subject to subsection 2.6(c), the Company may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request.

          (b) Upon receipt of a Competitive Bid Request, the Bid Agent will promptly notify each Bank by facsimile transmission of an Invitation for Competitive Bids. Such notification shall constitute an invitation by the Company to each Bank to submit Competitive Bids to make the Bid Loans to which such Competitive Bid Request relates in accordance with this subsection 2.6.

          (c) (i) Each Bank may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection 2.6(c) and must be submitted to the Bid Agent (which submission may be by telephone confirmed immediately by facsimile transmission) at Chemical Bank Agency Services, 140 E. 45th Street, 29th Floor, New York, New York 10017, Attn: Tara Kaplan, Facsimile:
     (212) 622-1308, not later than (1) 9:30 a.m. (New York City time) three Business Days prior to the proposed date of Borrowing, in the case of a Eurocurrency Rate Auction or (2) 9:30 a.m. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; provided that Competitive Bids submitted by Chemical Bank (or any Affiliate
     --------
     of Chemical Bank) may only be submitted if Chemical Bank or such Affiliate notifies the Company of the terms of the offer or offers contained therein not later than (A) 9:15 a.m. (New York City time) three Business Days prior to the proposed date of Borrowing, in the case of a Eurocurrency Rate Auction or (B) 9:15 a.m. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

               (ii) Each Competitive Bid shall be in substantially the form of Exhibit J, specifying therein:

               (A)  the proposed date of Borrowing;

               (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Domestic Facility Commitment of the quoting Bank, (y) must be $1,000,000 or in integral multiples of $500,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

               (C) in case the Company elects a Eurocurrency Rate Auction, the margin above or below the Eurocurrency Rate (the "Eurocurrency Rate
                                                            -----------------
          Bid Margin") offered for each such Bid Loan, expressed as a percentage
          ----------
          (rounded to the nearest 1/1000th of 1%) to be added to or subtracted from the applicable Eurocurrency Rate and the Interest Period applicable thereto;

               (D) in case the Company elects an Absolute Rate Auction, the rate of interest per annum (rounded upward to the nearest 1/1000th of 1%) (the "Absolute Rate") offered for each such Bid Loan and the
                    -------------
          Interest Period applicable thereto; and

               (E)  the identity of the quoting Bank.

A Competitive Bid may contain up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bids.

                    (iii)    Any Competitive Bid shall be disregarded if it:

               (A) is not substantially in conformity with Exhibit J or does not specify all of the information required by subsection (c)(ii) of this subsection;

               (B)  contains qualifying, conditional or similar language;

               (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

               (D) arrives after the time set forth in subsection (c)(i) of this subsection.

          (d) Promptly on receipt and not later than 10:00 a.m. (New York City time) three Business Days prior to the proposed date of Borrowing, in the case of a Eurocurrency Rate Auction, or 10:00 a.m. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Bid Agent will notify the Company by telephone (confirmed immediately by facsimile transmission) of the terms (i) of any Competitive Bid submitted by a Bank that is in accordance with subsection 2.6(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Bid Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.6(c). The Bid Agent's notice to the Company shall specify (A) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and
(B) the respective principal amounts and Eurocurrency Rate Bid Margins or Absolute Rates, as the case may be, so offered and the Interest Periods applicable thereto. Subject only to the provisions of subsections 4.2, 4.5 and
5.2 and the provisions of this paragraph (d), any Competitive Bid shall be irrevocable except with the written consent of the Bid Agent and the Company.

          (e) Not later than 10:30 a.m. (New York City time) three Business Days prior to the proposed date of Borrowing, in the case of a Eurocurrency Rate Auction, or 10:30 a.m. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Company shall notify the Bid Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.6(d). The Company shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; provided that:
      --------

               (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

               (ii) the principal amount of each Bid Borrowing must be $5,000,000 or in any integral multiple of $1,000,000 in excess thereof;

               (iii) acceptance of offers may only be made on the basis of ascending Eurocurrency Rate Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

               (iv) the Company may not accept any offer that is described in subsection 2.6(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          (f) If offers are made by two or more Banks with the same Eurocurrency Rate Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are permitted to be accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Bid Agent among such Banks as nearly as possible (in such integral multiples, not less than $1,000,000, as the Bid Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Company in consultation with the Bid Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

          (g) (i) The Bid Agent will promptly, and in any event by no later than 10:45 a.m., New York City time, on the date it, in accordance with subsection 2.6(e), is advised, notify each Bank having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing. The Bid Agent also shall notify the Administrative Agent of the amount of the Bid Loan or Bid Loans that have been accepted, the Banks and any such Loans and the Drawdown Date for the Bid Borrowings.

               (ii) Each Bank that has received notice pursuant to subsection 2.6(g)(i) that its Competitive Bid has been accepted shall make the amounts of such Bid Loans available to the Administrative Agent for the account of the Company at the Payment Office, by 12:00 noon (New York City time) on the Drawdown Date for such Bid Borrowing, in funds immediately available to the Administrative Agent.

               (iii) Promptly following each Bid Borrowing, the Bid Agent shall (A) notify each Bank that submitted a Competitive Bid and each other Bank that so requests of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing, and (B) notify the Administrative Agent of the amounts, interest rates, dates of borrowings and maturities of each Bid Loan comprising such Borrowing and of the Banks making such Loans.

          (h) If, on or prior to the proposed date of Borrowing, the Revolving Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in subsections 4.2, 4.5 and 5.2 are satisfied, the Administrative Agent will make available to the Company the funds received by it from the Bank or Banks whose offers the Company has accepted by wire transferring such funds to such account of the Company as it shall instruct the Administrative Agent in writing. Nothing in this subsection 2.6 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Banks), provided that no Default or Event of Default would otherwise arise or exist as a result of the Company executing, delivering or performing under such credit facilities.

          (i)  Each outstanding Bid Loan shall reduce pro tanto the available
                                                      --- -----
Aggregate Domestic Facility Commitment, but shall not reduce or affect any Bid Loan Lender's available Domestic Facility Commitment or its Domestic Facility Commitment Percentage.

          2.7  Loan Accounts Evidencing Domestic Facility Loans; Notes.
               -------------------------------------------------------

          (a) The Domestic Facility Loans made by each Bank shall be evidenced by one or more loan accounts maintained by such Bank and the Administrative Agent in the ordinary course of business. The loan accounts maintained by the Administrative Agent shall, in the event of a discrepancy between the entries in the Administrative Agent's books and any Bank's books relating to such loan accounts, be controlling and, absent manifest error, shall be conclusive as to the amount of the Domestic Facility Loans made by the Banks to the Company and the interest and payments thereon. Any failure to make a notation in any such loan account or any error in doing so shall not limit or otherwise affect the Obligations of the Company hereunder to pay any amount owing with respect to the Domestic Facility Loans.

          (b) If requested by any Bank, the Company, at its expense, shall execute and deliver to such Bank (and deliver a copy thereof to the Administrative Agent) one or more promissory notes evidencing the Domestic Facility Loans owing to such Bank pursuant to this Agreement. Any such note shall be in a form prescribed by the Administrative Agent and shall be entitled to all of the rights and benefits of this Agreement.

          2.8  Optional and Mandatory Reduction and Termination of Domestic
               ------------------------------------------------------------
Facility Commitments.  (a) The Company may, upon not less than four Business
--------------------
Days' prior notice to the Administrative Agent, terminate the Aggregate Domestic Facility Commitment or permanently reduce the Aggregate Domestic Facility Commitment by an aggregate minimum amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof; provided that no such reduction or termination
                                 --------
shall be permitted if, after giving effect thereto and to any prepayments of the Domestic Facility Loans made on the effective date thereof, the then outstanding principal amount of the Domestic Facility Loans would exceed the Aggregate Domestic Facility Commitment then in effect and, provided, further, that once
                                                 --------  -------
reduced in accordance with this subsection 2.8, the Aggregate Domestic Facility Commitment may not be increased.

          (b) If the Company or any Subsidiary shall consummate any Asset Sale of the Transportation Products Group or the Professional Audio Group, or any portion of either thereof, the Aggregate Domestic Facility Commitment shall be automatically and permanently reduced by an amount equal to 100% of the Net Cash Proceeds of such Asset Sale. If the Company or any Subsidiary shall consummate any Asset Sale of the Additional Assets, or any portion thereof, the Aggregate Domestic Facility Commitment shall be automatically reduced by an amount equal to 50% of the amount of Net Cash Proceeds of such Asset Sale. If the Company shall issue any long-term debt securities in a public offering or a private placement, the Aggregate Domestic Facility Commitment shall be automatically and permanently reduced by an amount equal to 100% of the Net Cash Proceeds of such issuance of debt. Each reduction required by this paragraph (b) in respect of any Asset Sale or specified issuance of debt shall become effective on the date of consummation of such Asset Sale or specified issuance of debt. Notwithstanding the foregoing, the Aggregate Domestic Facility Commitments shall not be reduced by more than $200,000,000 in the aggregate pursuant to this paragraph (b).

          (c) Any reduction of the Aggregate Domestic Facility Commitment shall be applied to each Bank's Domestic Facility Commitment in accordance with such Bank's Domestic Facility Commitment Percentage. The Administrative Agent shall promptly notify the Banks of any such reduction or termination.

          2.9  Prepayments of Domestic Facility Loans.
               --------------------------------------

          (a) If at any time (i) the aggregate unpaid principal amount of outstanding Domestic Facility Loans exceeds the Aggregate Domestic Facility Commitment or (ii) the aggregate unpaid principal amount of Swingline Loans exceeds the Swingline Amount, the Company shall immediately repay the amount of such excess, together with accrued interest thereon (in the case of repayment with respect to Eurocurrency Rate Loans only), and the amounts, if any, required pursuant to subsection 4.4.

          (b) The Company may at any time, upon five Business Days' notice to the Administrative Agent, in the case of Revolving Loans that are Eurocurrency Rate Loans, and without notice, in the case of Base Rate Loans, ratably prepay such Loans, in whole or in part, in amounts of $5,000,000 or any integral multiple of $1,000,000 in excess thereof. In addition, the Company may at any time prepay Swingline Loans, provided, that (i) such prepayment shall be made in
                             --------
accordance with the instructions of the Company to the Administrative Agent,
(ii) notice of such prepayment shall be required to be delivered to the Administrative Agent by 12:00 noon, New York City time, on the date of such prepayment and (iii) such prepayment shall be in a minimum amount of $100,000 or any integral multiple of $100,000 in excess thereof. Any notice of prepayment delivered pursuant to this subsection 2.9 shall specify the date and amount of such prepayment and the type of Loans to be prepaid, including in the case of Revolving Loans and whether such prepayment is of Base Rate Loans, Eurocurrency Rate Loans, or any combination thereof. Each such notice shall be irrevocable by the Company and the Administrative Agent will promptly notify each Bank thereof and of such Bank's pro rata share (determined in accordance with its Domestic
                   --- ----
Facility Commitment Percentage) of such prepayment, if applicable. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on any amount prepaid (in the case of prepayments of Eurocurrency Rate Loans only) and the amounts, if any, required pursuant to subsection 4.4.

          (c) The Company may not voluntarily prepay any portion of the principal amount of any Bid Loan prior to the maturity thereof without the applicable Bid Loan Lender's written consent.

          2.10  Repayment of Principal of Domestic Facility Loans.
                -------------------------------------------------

          (a)  The Revolving Loans.  Each Revolving Loan shall mature, and the
               -------------------
Company hereby promises to pay the principal amount thereof, on the Termination Date.

          (b)  The Swingline Loans.  Each Swingline Loan shall mature, and the
               -------------------
Company hereby promises to pay the principal amount thereof, on the Termination Date.

          (c)  The Bid Loans.  Each Bid Loan shall mature, and the Company
               -------------
hereby promises to pay the principal amount thereof, on the last day of the Interest Period applicable thereto.

          2.11  Interest on Domestic Facility Loans.
                -----------------------------------

          (a) Each Domestic Facility Loan (other than a Bid Loan) shall bear interest on the outstanding principal amount thereof from the Drawdown Date applicable thereto until it becomes due at a rate per annum equal to the Base Rate or the Eurocurrency Rate, as the case may be, plus the Applicable Margin
                                                   ----
then in effect in accordance with the terms hereof.

          (b) The Company shall pay interest on the outstanding principal amount of each Bid Loan from the date when made until paid in full, at a rate per annum equal to the Eurocurrency Rate plus (or minus) the Eurocurrency Rate Bid Margin, or at the Absolute Rate, as the case may be.

          (c) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Eurocurrency Rate Loans for the portion of the Eurocurrency Rate Loans so prepaid and upon payment (including prepayment) in full thereof. During the existence of any Event of Default, interest shall be paid on demand.

          (d) If any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any of the other Loan Documents is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company shall pay interest (after as well as before judgment) on the principal amount of all outstanding Domestic Facility Loans at the applicable rate per annum provided in this subsection 2.11 plus 2% (provided
                                                                    --------
that, in the case of any Eurocurrency Rate Loan or Eurocurrency Rate Bid Loan, any Interest Period selected during the continuance of such default shall not exceed 3 months) and on all other amounts (including interest) owing from time to time under the Domestic Facility, at a rate per annum equal to the Base Rate from time to time in effect plus 2%.

          SECTION 3.  THE FOREIGN FACILITIES
                      ----------------------

          3.1      The Foreign Facility Loans.
                   --------------------------

          (a) The Italian Lender agrees on the terms and conditions hereinafter set forth to make a Foreign Facility Loan (the "Original Italian Subsidiary
                                                ---------------------------
Loan") in Italian Lire to Dayco on the Closing Date in a principal amount not exceeding the Aggregate Foreign Facility Commitment.

          (b) After the Original Italian Subsidiary Loan has been made, each Foreign Facility Bank severally agrees, on the terms and conditions hereinafter set forth, and upon request by a Borrower (other than an Italian Subsidiary), to make Foreign Facility Loans in any of the Approved Currencies to such Borrower, and the Italian Lender agrees on the terms and conditions hereinafter set forth, and upon request by an Italian Subsidiary, to make Italian Subsidiary Loans in any of the Approved Currencies to such Italian Subsidiary. The Foreign Facility Banks and the Italian Lender agree to make such Foreign Facility Loans from time to time on any Business Day during the period from the Closing Date to the Termination Date.

          (c) Notwithstanding anything to the contrary contained herein, (i) the obligation of any Foreign Facility Bank (other than the Italian Lender, in its capacity as a Foreign Facility Bank) to make a Foreign Facility Loan shall be subject to the condition that, after giving effect to such Loan, the Dollar Equivalent of all of such Bank's outstanding Foreign Facility Loans and its share of the Italian Subsidiary Loans, computed at the respective Relevant Exchange Rates applicable thereto, shall not exceed an amount equal to such Bank's Foreign Facility Commitment, (ii) the obligation of the Italian Lender (in its capacity as a Foreign Facility Bank) to make any Foreign Facility Loan other than an Italian Subsidiary Loan shall be subject to the condition that, after giving effect to such Loan, the Dollar Equivalent of all such Bank's Foreign Facility Loans (other than Italian Subsidiary Loans) and its retained share of the Italian Subsidiary Loans, computed at the Relevant Exchange Rates applicable thereto, shall not exceed an amount equal to such Bank's Foreign Facility Commitment, and (iii) the obligation of the Italian Lender to make an Italian Subsidiary Loan (including the Original Italian Subsidiary Loan) shall be subject to the satisfaction by the Foreign Facility Banks of their respective obligations to the Italian Lender pursuant to Section 2(a) of the Italian Participation Agreement.

          (d) Within the limits set forth in subsections (b) and (c) above, and subject to the other terms and conditions hereof, the Borrowers may borrow, prepay and reborrow pursuant to this Section 3.

          3.2  Loan Accounts Evidencing Foreign Facility Loans.  The Foreign
               -----------------------------------------------
Facility Loans made by each Foreign Facility Bank or the Italian Lender shall be evidenced by one or more loan accounts maintained by such Bank or the Italian Lender, as the case may be, and the Administrative Agent in the ordinary course of business. The loan accounts maintained by the Administrative Agent shall, in the event of a discrepancy between the entries in the Administrative Agent's books and any Bank's or the Italian Lender's books relating to such loan accounts, be controlling and, absent manifest error, shall be conclusive as to the amount of the Loans made by the Banks and the Italian Lender to the Borrowers and the interest and payments thereon. Any failure to make a notation in any such loan account or any error in doing so shall not limit or otherwise affect the obligations of the Borrowers hereunder to pay any amount owing with respect to the Loans. The currency of account and payment for all amounts due under the Loans shall be the Applicable Currency in which such Loan is denominated.

          3.3      Procedure for Foreign Facility Borrowings.
                   -----------------------------------------

          (a) Each Foreign Facility Borrowing shall be made upon the irrevocable request of a Borrower by facsimile or telex notice to the Administrative Agent (which shall be confirmed promptly by telephone) in the form of a Notice of Borrowing, which facsimile or telex must be received by the Administrative Agent prior to 9:15 a.m. (London time) three Business Days prior to the requested Drawdown Date, specifying:

          (i) the amount of the Borrowing, which shall be in an aggregate minimum principal amount of $2,500,000 and in integral multiples of $500,000 in excess thereof;

          (ii) the requested Drawdown Date, which shall be a Business Day;

          (iii) the duration of the initial Interest Period applicable thereto; and

          (iv) the currency of the proposed Foreign Facility Borrowing, which shall be Italian Lire in the case of the Original Italian Subsidiary Loan, and Dollars or an Approved Currency in the case of any other Borrowing.

          (b) Upon receipt of Notice of Borrowing pursuant to this subsection 3.3, the Administrative Agent shall promptly notify each Foreign Facility Bank thereof and, in the case of a Notice of Borrowing from a Borrower other than an Italian Subsidiary, of the amount of such Bank's pro rata share of the requested
                                                 --- ----
Borrowing based on such Bank's Foreign Facility Commitment Percentage. Upon receipt of a Notice of Borrowing pursuant to this subsection 3.3 from a Borrower which is an Italian Subsidiary, the Administrative Agent shall promptly notify the Italian Lender thereof.

          (c) Each Foreign Facility Bank will make its share of each Foreign Facility Borrowing (other than in respect of an Italian Subsidiary Loan) available to the Administrative Agent at the Payment Office for the Applicable Currency by 11:00 a.m. (local time at the place of payment) or such other time as may be required by law or practice for the settlement of foreign exchange transactions in the place of payment, on the Drawdown Date for such Borrowing by payment in the Applicable Currency and in funds immediately available to and freely transferable by the Administrative Agent. Each Foreign Facility Bank will make the amounts required under the Italian Participation Agreement in respect of an Italian Subsidiary Loan available to the Administrative Agent for the account of the Italian Lender at the Payment Office for the Applicable Currency by 11:00 a.m. (local time at place of payment), or such other time as may be required by law or practice for the settlement of foreign exchange transactions in the place of payment, on the Drawdown Date for such Italian Subsidiary Loan by payment in the Applicable Currency and in funds immediately available and freely transferable to the Administrative Agent. Such amounts made available by the Banks to the Administrative Agent for the account of the Italian Lender in accordance with the Italian Participation Agreement shall be received by the Administrative Agent on behalf of the Italian Lender. Unless any applicable condition specified in Section 5 has not been satisfied, the proceeds of all such Loans received by the Administrative Agent will then be made available to such Borrower by the Administrative Agent at such office by crediting the account of such Borrower with the aggregate of the amounts made available to the Administrative Agent by the Banks or, in the case of an Italian Subsidiary Loan, by the Banks for the account of the Italian Lender and in like funds as received by the Administrative Agent.

          (d) Notwithstanding anything to the contrary herein, after giving effect to any Borrowing, unless consented to by the Administrative Agent in its sole discretion, (i) there shall not be more than twelve different Interest Periods in effect in respect of all Foreign Facility Loans then outstanding, and
(ii) there shall not be more than five different Applicable Currencies in respect of all Foreign Facility Loans then outstanding.

          3.4   Interest Period Elections for Foreign Facility Borrowings.
                ---------------------------------------------------------

          (a) Any Borrower with an outstanding Foreign Facility Borrowing may upon notice to the Administrative Agent in accordance with subsection 3.4(b) elect to specify a new Interest Period for such Borrowing at the end of any Interest Period applicable thereto (an "Election Date").
                                        -------------

          (b) If a Borrower elects to specify a new Interest Period for any Foreign Facility Borrowing pursuant to subsection 3.4(a), it shall give the Administrative Agent notice thereof by facsimile or telex (confirmed promptly by telephone) in the form of a Notice of Interest Period Election to be received by the Administrative Agent not later than 10:00 a.m. (London time) at least three Business Days prior to the Election Date, specifying:

          (i) the Foreign Facility Borrowing to which such notice relates;

          (ii)  the Election Date; and

          (iii)  the duration of the requested Interest Period.

          (c) If by the time set forth in subsection 3.4(b) a Borrower with an outstanding Foreign Facility Borrowing has failed to give a timely Notice of Interest Period Election for such Borrowing, such Borrower shall be deemed to have specified an Interest Period of one month.

          (d) The Administrative Agent will promptly notify each Foreign Facility Bank and, in respect of an Italian Subsidiary Loan, the Italian Lender of the duration of each new Interest Period applicable to each Foreign Facility Borrowing.

          3.5   Termination of Foreign Facility Commitment; Repayment .
                -----------------------------------------------------

          (a) On the Termination Date, the Aggregate Foreign Facility Commitment and each Bank's Foreign Facility Commitment shall be reduced to zero.

          (b) Each Borrower shall repay the principal amount of each Foreign Facility Loan made to it, in the currency of such Loan, on the Termination Date.

          3.6   Currency Adjustments; Mandatory Prepayments.  If, on any
                -------------------------------------------
Election Date for any Foreign Facility Borrowing denominated in any currency other than Dollars, the difference (whether positive or negative) between the Dollar Equivalent of such Borrowing computed at the Current Exchange Rate (the

"New Amount") and the Dollar Equivalent of such Borrowing computed at the
-----------
Relevant Exchange Rate (the "Original Amount") is more than 5%, then:
                             ---------------

          (a) if the New Amount of such Borrowing exceeds the Original Amount, the relevant Borrower shall, on the Election Date, pay to the Administrative Agent, for the account of the Foreign Facility Banks or the Italian Lender, as the case may be, an amount equal to the Applicable Currency Equivalent of such excess, which amount shall be applied to the prepayment of such Borrowing; or

          (b) if the Original Amount of such Borrowing exceeds the New Amount, and provided that no Event of Default has occurred and is continuing, each Foreign Facility Bank or the Italian Lender, as the case may be, shall, if requested by the relevant Borrower, on the Election Date, pay to the Administrative Agent, for the account of the relevant Borrower, an amount equal to the Applicable Currency Equivalent of its share of such excess, which amounts shall be added to the principal amount of such Borrowing.

The Administrative Agent will promptly notify the relevant Borrower, the Foreign Facility Banks and the Italian Lender of each amount required to be paid under this subsection 3.6.

          3.7  Voluntary Termination or Reduction of Foreign Facility
               ------------------------------------------------------
Commitments.  The Company may, upon not less than 30 Business Days' prior notice
-----------
to the Administrative Agent, with a copy to the Documentation Agent, terminate the Aggregate Foreign Facility Commitment or permanently reduce the Aggregate Foreign Facility Commitment by a minimum principal amount of $2,500,000; provided, however, that no such reduction or termination of the Aggregate
--------  -------
Foreign Facility Commitment shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Dollar Equivalent of the aggregate principal amount of all outstanding Foreign Facility Loans computed at the respective Relevant Exchange Rates applicable thereto would exceed the amount of the Aggregate Foreign Facility Commitment; provided further, that once reduced in
-------- -------
accordance with this subsection 3.7, the Aggregate Foreign Facility Commitment may not thereafter be increased. Any such reduction shall be applied to each Bank's Foreign Facility Commitment pro rata in accordance with such Bank's Foreign Facility Commitment Percentage.

          3.8   Optional Prepayments.  Subject to subsection 3.4, a Borrower
                --------------------
may, at any time or from time to time without premium or penalty, upon at least five Business Days, notice to the Administrative Agent, prepay any of its Foreign Facility Borrowings, in whole or in part, in minimum principal amounts of $2,500,000 or the Applicable Currency Equivalent thereof; provided, however,
                                                             --------  -------
that following any partial prepayment of a Foreign Facility Borrowing, the remaining Dollar Equivalent amount of such Borrowing computed at the Current Exchange Rate shall not be less than $2,500,000. Such notice of prepayment shall specify the date and amount of such prepayment and shall not thereafter be revocable. The Administrative Agent will promptly notify the Documentation Agent and each Foreign Facility Bank (and the Italian Lender, if applicable) thereof and of such Bank's Foreign Facility Commitment Percentage of such prepayment. If such notice is given, the relevant Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and all amounts owing pursuant to subsection 4.4, if any.

          3.9   Interest.
                --------

          (a) Each Foreign Facility Loan shall bear interest on the outstanding principal amount thereof in respect of the Interest Period applicable thereto from its Drawdown Date until it becomes due or is repaid in full at a rate per annum equal to (i) the Eurocurrency Rate for the Currency of such Loan for such Interest Period , plus (ii) the Applicable Margin, plus (iii) in the case of a
                  ----                             ----
Sterling Loan, the Additional Cost relating to such Loan for such Interest
Period.

          (b) Interest on each Foreign Facility Loan shall be payable in arrears on each applicable Interest Payment Date. Interest shall also be payable on the date of any prepayment of Foreign Facility Loans for the portion of the Loans so prepaid and upon payment in full thereof and, during the existence of any Event of Default, interest on any Loan shall be payable on demand.

          (c) If any amount of principal of or interest on any Foreign Facility Loan, or any other amount payable hereunder or under any of the other Loan Documents is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the relevant Borrower shall pay interest (after as well as before judgment) on the principal amount of all outstanding Foreign Facility Loans at the applicable rate per annum provided in this subsection 3.9 plus 2%;

provided, however, that, on and after the expiration of the Interest Period
--------  -------
applicable to any Loan outstanding on the date of occurrence of such Event of Default or if such Loan is not paid when due, (i) the principal amount of such Loan shall, during the continuation of such Event of Default or after such Loan is due, bear interest at a fluctuating rate per annum equal to the Eurocurrency Rate, calculated in relation to a one month period, for the Applicable Currency plus the Applicable Margin and Additional Cost (if applicable) plus 2% and (ii) all other amounts (including interest) which are due and unpaid under the Foreign Facility shall bear interest at a fluctuating rate per annum equal to the Eurocurrency Rate calculated in relation to overnight deposits for the Applicable Currency plus the Applicable Margin and Additional Cost (if applicable) plus 2%.


          SECTION 4.  CERTAIN PROVISIONS APPLICABLE TO THE FACILITIES
                      -----------------------------------------------

          4.1  Taxes.
               -----

          (a) Subject to subsection 4.1(g), any and all payments by the Company, any Borrower or any Subsidiary Guarantor to any of the Banks or the Administrative Agent under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Bank's or the Administrative Agent's, as the case may be, net income by the jurisdiction under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes.")
                            -----

          (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or required registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other
                                                                   -----
Taxes").

          (c) Subject to subsection 4.1(g), the Company shall indemnify and hold harmless each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this subsection 4.1) paid by such Bank or the Administrative Agent and any liability arising therefrom or with respect thereto (including any penalties, interest, additions to tax and expenses arising therefrom or with respect thereto, to the extent such penalties, interest, additions to tax or expenses did not arise or were not imposed as a result of (i) the failure to timely file or pay any report or tax, as the case may be, or (ii) the gross negligence or wilful misconduct of the Administrative Agent or the Bank seeking indemnification therefor), whether or not such Taxes or Other Taxes were correctly or legally asserted.

          (d) If the Company, any Borrower or any Subsidiary Guarantor shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then, subject to subsection 4.1(g):

               (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this subsection 4.1) such Bank or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (ii) the Company, such Borrower or such Subsidiary Guarantor shall make such deductions; and

               (iii) the Company, such Borrower or such Subsidiary Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (e) Within 30 days after the date of any payment by the Company, any Borrower or any Subsidiary Guarantor of Taxes or Other Taxes, the Company, such Borrower or such Subsidiary Guarantor shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

          (f) Each Bank which is not a United States Person for United States federal income tax purposes agrees that:

               (i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to subsection 12.7 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to the Company through the Administrative Agent two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of
               ---------
     Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"),
                                                                   ---------
     as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States federal income tax;

               (ii) if at any time such Bank makes any changes necessitating a new Form 4224 or Form 1001, such Bank shall promptly deliver to the Company through the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224 or Form 1001, as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States federal income tax;

               (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Bank, deliver to the Company through the Administrative Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Bank;

               (iv) if such Bank claims or is entitled to claim exemption from withholding tax under a United States tax treaty by providing a Form 1001 and such Bank sells or grants a participation of all or part of its rights under this Agreement, such Bank shall notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner under this Agreement. To the extent of this percentage amount, the Administrative Agent shall treat such Bank's Form 1001 as no longer in compliance with this subsection 4.1(f). In the event a Bank claiming exemption from United States withholding tax by filing Form 4224 with the Administrative Agent sells or grants a participation in its rights under this Agreement, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by sections 1441 and 1442 of the Code; and

               (v) without limiting or restricting any Bank's right to increased amounts under subsection 4.1(d) from the Company, the Borrowers and the Subsidiary Guarantors upon satisfaction of such Bank's obligations under the provisions of this subsection 4.1(f), if such Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may (but shall not be obligated to) withhold from any interest to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other administrative documentation required by subparagraph (i) are not delivered to the Administrative Agent, then the Administrative Agent may (but shall not be obligated to) withhold from any interest payment to the Bank not providing such forms or other documentation, an amount equivalent to the applicable withholding tax. In addition, the Administrative Agent may (but shall not be obligated to) also withhold against periodic payments other than interest payments to the extent United States withholding tax is not eliminated by obtaining Form 4224 or Form 1001.

          (g) The Company, the Borrowers and the Subsidiary Guarantors will not be required to pay any additional amounts in respect of United States federal income tax pursuant to subsection 4.1(d) to any Bank:

               (i) if such Bank shall have delivered to the Company and the Administrative Agent a Form 4224 in respect of its lending office pursuant to subsection 4.1(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States federal income tax in respect of payments by the Company, the Borrowers or the Subsidiary Guarantors, as applicable, hereunder for the account of such lending office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

               (ii) if such Bank shall have delivered to the Company and the Administrative Agent a Form 1001 in respect of its lending office pursuant to subsection 4.1(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States federal income tax in respect of payments by the Company, the Borrowers or the Subsidiary Guarantors, as applicable, hereunder for the account of such lending office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

               (iii) if, in respect of United Kingdom income tax, such Bank ceases to be a UK Resident Bank (as defined in subsection 4.1(l)), which takes any interest received by it hereunder from any Borrower incorporated in the United Kingdom into account as a trading receipt of its banking business in the United Kingdom and/or fails to file a Claim for Relief as required under subsection 4.1(m) and such Bank shall not at any time be entitled to exemption from deduction or withholding of United Kingdom income tax in respect of payments by any Borrower incorporated in the United Kingdom hereunder for the account of its Lending Office for any reason other than a change in law or any applicable tax treaty or in the official interpretation of any such law or applicable tax treaty by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date hereof.

          (h) Each Bank agrees that it shall, at any time upon reasonable advance request in writing by the Company or the Administrative Agent, promptly deliver such certification or other documentation as may be required under the law or regulation in any applicable jurisdiction and which such Bank is entitled to submit to avoid or reduce withholding taxes on amounts to be paid by the Company or any Subsidiary Guarantor and received by such Bank pursuant to this Agreement or any other Loan Document.

          (i) The Company shall indemnify each Bank and the Administrative Agent, to the extent required by this subsection 4.1, within 30 days after receipt of written request from such Bank or the Administrative Agent thereof accompanied by a written statement describing in reasonable detail the Taxes or Other Taxes that are the subject of the basis for such indemnity and the computation of the amount payable.

          (j) If, at any time, the Company or the Administrative Agent requests any Bank to deliver any certification or other documentation pursuant to subsection 4.1(h) then the Company shall, on demand of such Bank through the Administrative Agent, reimburse such Bank for any out-of-pocket costs and expenses (including Attorney Costs) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

          (k) If the Company, any Borrower or any Subsidiary Guarantor is required to pay additional amounts to any Bank or the Administrative Agent pursuant to subsection 4.1(d), then such Bank shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

          (l) Each Bank which is recognized by the Inland Revenue as carrying on a bona fide banking business in the United Kingdom for the purpose of Section 349 of the Income and Corporation Taxes Act 1988 (a "UK Resident Bank") agrees
                                                     -----------------
that it shall take any interest received by it from any Borrower incorporated in the United Kingdom hereunder into account as a trading receipt of its banking business in the United Kingdom.

          (m) Each Bank which is not a UK Resident Bank represents that it is entitled, pursuant to the terms of the double taxation treaty in effect between the United Kingdom and the country in which such Bank is resident, to receive payments of interest from any Borrower incorporated in the United Kingdom without deduction of United Kingdom income tax and agrees that it shall file with the appropriate taxing authorities a duly and validly completed and executed claim for relief ("Claim for Relief") from United Kingdom income tax on
                            ----------------
all United Kingdom source interest received by such Bank under this Agreement. Each Bank that has filed a Claim for Relief agrees, to the extent such Bank is entitled to do so under applicable law, to file in a timely manner a new Claim for Relief with the appropriate authorities upon the obsolescence of, or after the occurrence of any event requiring a change in, a previously delivered Claim for Relief; provided, however, that any such Bank shall not be obligated to file
            --------  -------
any Claim for Relief if a change in a treaty or other law or any change in its interpretation or administration occurs prior to the date on which such Claim for Relief is required to be filed which renders such Claim for Relief inapplicable or prevents such Bank from filing such Claim for Relief and such Bank shall so advise the Administrative Agent with a copy to the Administrative Agent and any Borrower incorporated in the United Kingdom that it is no longer capable of receiving payments from such Borrower hereunder without deduction or withholding of United Kingdom income tax.

          (n) If the Italian Lender shall be required by law to deduct any Taxes from amounts payable by the Italian Lender to the Banks pursuant to the Italian Participation Agreement, the Italian Lender shall promptly notify the relevant Italian Subsidiary and the Administrative Agent of the amount of such deductions (including deductions applicable to additional sums payable by the Italian Lender pursuant to the Italian Participation Agreement), and such Italian Subsidiary shall, within 30 days of such notification, pay to the Italian Lender an amount equal to such deductions.

          4.2  Illegality.
               ----------

          (a) If any Bank shall determine that, after the date hereof, (i) the introduction of any Requirement of Law or any change in or in the interpretation or administration thereof has made it unlawful, or that (ii) any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its lending office to make any Eurocurrency Rate Loan pursuant to Section 2 or convert any Base Rate Loan into a Eurocurrency Rate Loan pursuant to Section 2, then, on notice thereof by the Bank to the Company through the Administrative Agent, the obligation of the Bank to make or convert any such Loans shall be suspended until the Bank shall have notified the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

          (b) If a Bank shall determine that it is unlawful to maintain any Eurocurrency Rate Loan or Eurocurrency Rate Bid Loan then outstanding under
Section 2, then, on notice thereof by the Bank to the Company through the Administrative Agent, the Company shall, unless otherwise permitted under subsection 4.2(c), prepay in full all Eurocurrency Rate Loans and Eurocurrency Rate Bid Loans of such Bank then outstanding under Section 2, together with interest accrued thereon, either on the last day of the Interest Period therefor if such Bank may lawfully continue to maintain such Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Loans.

          (c) If the Company has been notified pursuant to subsection 4.2(b) that it is required to prepay any Eurocurrency Rate Loan prior to the last day of the Interest Period therefor, it may elect, by notice to the Administrative Agent and the Bank requiring such prepayment, to convert such Loan into a Base Rate Loan, such conversion to be effective as of the date such prepayment is required to be made.

          (d) If any Bank shall determine that, after the date hereof, (i) the introduction of any Requirement of Law or any change in or in the interpretation or administration thereof has made it unlawful, or that (ii) any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its lending office to make any Loan under Section 3, or to make any advance to the Italian Lender pursuant to the Italian Participation Agreement, then, on notice thereof by such Bank to the Borrowers through the Administrative Agent, the obligation of such Bank to make any such Loans or advances, and any Italian Subsidiary's right to request Italian Subsidiary Loans from the Italian Lender that would be funded by such Bank under the Italian Participation Agreement, shall be suspended until such Bank shall have notified the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

          (e) If a Bank shall determine that it is unlawful to maintain any Loan outstanding under Section 3 or any advance to the Italian Lender then outstanding, then, on notice thereof by such Bank to the Borrowers through the Administrative Agent, the Borrowers shall prepay in full all Loans (or the portion of any Italian Subsidiary Loan equal to the amount of such Bank's advances to the Italian Lender under the Italian Participation Agreement) of such Bank then outstanding under Section 3, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Bank may lawfully continue to maintain such Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Loans.

          4.3  Increased Costs and Reduction of Return.
               ---------------------------------------

          (a) If any Bank shall determine that, due to either (i) the introduction of or any change after the date hereof in, or in the interpretation or administration of, any law or regulation (including any reserve, special deposit or other monetary requirements) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority after the date hereof (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Loans, then the Company shall be liable for, and shall from time to time, upon notice thereof by such Bank (with a copy of such notice to the Administrative Agent) pay to such Bank additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by any Bank (or its lending office) or any corporation controlling any Bank, with any Capital Adequacy Regulation affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is (or is required to be) increased as a consequence of its Loans or obligations under this Agreement, then, upon demand of such Bank (with a copy to the Administrative Agent) the Company shall be liable for, and shall immediately pay to such Bank from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.

          4.4  Funding Losses.  The Company agrees to reimburse each Bank and to
               --------------
hold each Bank harmless from any loss, cost or expense which such Bank may sustain or incur as a consequence of:

          (a) any failure by the relevant Borrower to make any payment of principal of any Loan when due hereunder for any reason whatsoever (including payments made after any acceleration thereof);

          (b) any failure by the relevant Borrower to borrow or continue a Eurocurrency Rate Loan or convert a Base Rate Loan into a Eurocurrency Rate Loan after it has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation or a Notice of Interest Period Election, as the case may be, or accepted a Competitive Bid in connection with an Absolute Rate Auction or a Eurocurrency Rate Auction;

          (c) any failure by the relevant Borrower to make any prepayment after it has given a notice of prepayment in accordance with this Agreement; or

          (d) any payment or prepayment by a Borrower of an Absolute Rate Bid Loan, a Eurocurrency Rate Bid Loan or a Eurocurrency Rate Loan for any reason whatsoever (including acceleration thereof or any prepayment) on a day which is not the last day of the Interest Period with respect thereto;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain any such Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained, but excluding any consequential damages resulting therefrom.

          4.5  Inability to Determine Rates.  Notwithstanding any provisions
               ----------------------------
herein to the contrary, if, in relation to any proposed Eurocurrency Rate Loan or Eurocurrency Rate Bid Loan, (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon all parties hereto) that (i) by reason of circumstances affecting the interbank Eurocurrency market adequate and fair means do not exist for ascertaining the Eurocurrency Rate to be applicable to such Eurocurrency Rate Loan or Eurocurrency Rate Bid Loan or (ii) the Applicable Currency of such Loan for the applicable Interest Period is not or will not be readily available to the Foreign Facility Banks in the London interbank market in sufficient amounts in the ordinary course of business to fund such Loan or (b) the Administrative Agent shall have received notice from the Required Banks (in the case of Eurocurrency Rate Loans to be made under Section 2) or the Foreign Facility Banks (in the case of Eurocurrency Rate Loans to be made under Section 3) that the Eurocurrency Rate determined or to be determined for such affected Interest Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans during such affected Interest Period, then, the obligation of the Banks to make, continue or maintain Eurocurrency Rate Loans in such Applicable Currency or Eurocurrency Rate Bid Loan or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended until the Administrative Agent upon the instruction of the Required Banks revokes such notice in writing. If, notwithstanding the provisions of this subsection 4.5, any Bank has made available to any Borrower (or the Italian Lender with respect to an Italian Subsidiary Loan) its share of any such proposed Loan, then such Borrower (or the Italian Lender, as the case may be) shall immediately repay the amount so made available to it by such Bank, together with accrued interest thereon, if any.

          4.6  Reserves on Loans.  The Borrowers shall pay to each Bank, if and
               -----------------
for so long as such Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency Liabilities"), additional interest on the unpaid principal amount
-------------------------
of each Eurocurrency Rate Loan equal to actual costs of such reserves allocated to such Loan by such Bank (as determined by such Bank in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan provided the relevant Borrower shall have received at least 15 days' prior written notice (with a copy to the Administrative Agent) of such additional interest from such Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days after receipt by the relevant Borrower of such notice.

          4.7  Certificates of Banks.  Any Bank claiming reimbursement or
               ---------------------
compensation pursuant to this Section 4 shall deliver to the Company, the relevant Borrower or the relevant Subsidiary Guarantors, as the case may be, with a copy to the Administrative Agent, a certificate setting forth in reasonable detail the amount payable to such Bank hereunder and the method of determining such amount and such certificate shall be conclusive and binding on the Borrowers, the Company and the Subsidiary Guarantors in the absence of manifest error.

          4.8  Change of Lending Office, Replacement Bank.
               ------------------------------------------

          (a) Each Bank agrees that upon the occurrence of any event giving rise to the operation of subsection 4.2 or 4.3 with respect to such Bank, it will if so requested by the Company, use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office for any Loans affected by such event with the object of avoiding the consequence of the event giving rise to the operation of such subsection; provided, however, that such designation would not, in the sole judgment of such
--------  -------
Bank, be otherwise disadvantageous to such Bank. Nothing in this subsection 4.8(a) shall affect or postpone any of the obligations of the Borrowers or the right of any Bank provided in subsection 4.2 or 4.3.

          (b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Company may replace any Bank (a "Replaced Bank") by
                                                              -------------
designating another commercial bank which is an Eligible Assignee and reasonably acceptable to the Administrative Agent (such Bank being herein called a "Replacement Bank") to which such Replaced Bank shall assign, in accordance with
 ----------------
subsection 12.7 and without recourse to or warranty by, or expense to, such Replaced Bank, the rights and obligations of such Replaced Bank hereunder (except for such rights as survive repayment of the Loans), and, upon such assignment, such Replaced Bank shall no longer be a party hereto or have any rights hereunder and shall be relieved from all obligations to the Borrowers hereunder, and the Replacement Bank shall succeed to the rights and obligations of such Replaced Bank hereunder. Any such assignment shall be accompanied by payment of amounts that would be payable pursuant to subsection 4.4 if such assignment were a prepayment of all outstanding Loans of the Replaced Bank.

          4.9  Fees.
               ----

          (a)  Fees to Agents and Arrangers.  The Company shall pay, in Dollars,
               ----------------------------
(i) to the Administrative Agent, for its own account or the account of the Arrangers, as the case may be, agency and arrangement fees in such amounts and at such times as are set forth in the Engagement Letter, dated February 1, 1996, among the Company, Bank of America, Chemical and the Arrangers and (ii) to the Bid Agent, for its own account, fees in such amounts and at such times as set forth in the Engagement Letter, dated February 1, 1996.

          (b)  Facility Fees.  The Company shall pay in Dollars to the
               -------------
Administrative Agent for the account of each Bank a facility fee calculated at the Facility Fee Rate on the daily average amount (drawn and undrawn) of such Bank's Commitment. Such facility fee shall accrue from the Closing Date and shall be payable in arrears quarterly on the last Business Day of each February, May, August and November and on the Termination Date or such other date on which the Commitments shall be terminated.

          (c) Italian Lender Fee.  The Company shall pay to the Italian Lender
              ------------------
fees in the amount and currency and at the times set forth in a letter agreement, dated March 4, 1996, between the Company and the Italian Lender.

          4.10  Computation of Fees and Interest.
                --------------------------------

          (a) All computations of interest payable in respect of any Base Rate Loan, any Swingline Loan or any Loan denominated in Sterling or Belgian Francs shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a year of 360 days and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) The Administrative Agent will promptly notify the relevant Borrowers, the Italian Lender in respect of any Italian Subsidiary Loan and the relevant Banks of each determination of the Eurocurrency Rate, provided that any
                                                               --------
failure to do so shall not relieve the Borrowers of any liability hereunder.

          (c) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company, the Borrowers, the Italian Lender in respect of any Italian Subsidiary Loan and the Banks in the absence of manifest error.

          4.11  Payments by the Company and the Borrowers.
                -----------------------------------------

          (a) All payments (including prepayments) to be made by the Company, any Subsidiary Guarantor or any Borrower on account of principal, interest, fees and other amounts required hereunder shall be made without set-off or counterclaim and shall, except as otherwise expressly provided herein, be made to the Administrative Agent for the ratable account of the Banks (or, in the case of the Italian Subsidiary Loans, the Italian Lender) at its Payment Office in the Applicable Currency and in immediately available funds, no later than 12:00 p.m. (local time in the place of payment) on the date specified herein with respect to Loans, fees or other amounts. All payments and other amounts received by the Administrative Agent shall be applied pro rata among the Banks
                                                      --- ----
in accordance with amounts then due and owing to the Banks under this Agreement. The Administrative Agent will promptly distribute to each Bank (or the Italian Lender, as the case may be) its share of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Administrative Agent later than 12:00 p.m. (local time in the place of payment) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue until such payment is deemed to have been received.

          (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, subject to the provisions set forth in the definition of "Interest Period" herein.

          (c) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent as required hereunder on such date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank or the Italian Lender on such due date an amount equal to the amount then due such Bank or the Italian Lender, as the case may be, in the Applicable Currency. If and to the extent that the Company or such Borrower shall not have made such payment in full to the Administrative Agent, each Bank or the Italian Lender, as the case may be, shall repay to the Administrative Agent on demand such amount distributed to such Bank or the Italian Lender in like currency as received, together with interest thereon for each day from the date such amount was distributed to such Bank or the Italian Lender until the date such Bank or the Italian Lender repays such amount to the Administrative Agent at the Administrative Agent's applicable cost of funds as determined by the Administrative Agent and notified to such Bank or the Italian Lender, as applicable, as in effect for each such day. A certificate of the Administrative Agent submitted to any Bank or the Italian Lender, as the case may be, with respect to amounts owing under this subsection 4.11 shall be conclusive, absent manifest error.

          4.12  Payments by the Banks to the Administrative Agent.
                -------------------------------------------------

          (a) Unless the Administrative Agent shall have received notice from a Bank on the Closing Date or, with respect to each Borrowing after the Closing Date, at least one Business Day prior to the date of any proposed Borrowing, that such Bank will not make available to the Administrative Agent for the account of any Borrower or, in the case of an Italian Subsidiary Loan, the Italian Lender, the amount of that Bank's share of Loans included in such Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent as required hereunder (or, in the case of an Italian Subsidiary Loan, under the Italian Participation Agreement) on the Drawdown Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount in the Applicable Currency. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent and the Administrative Agent in such circumstances has made available to the relevant Borrower such amount, that Bank shall immediately make such amount available to the Administrative Agent in like currency as disbursed, together with interest for each day from the date of such Borrowing to the date on which the Administrative Agent recovers such amount from such Bank or the relevant Borrower at the Administrative Agent's cost of funds as determined by the Administrative Agent and notified to such Bank as in effect for each such day. A certificate of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection 4.12 shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan (or, in the case of an Italian Subsidiary Loan, its advance to the Italian Lender pursuant to the Italian Participation Agreement) on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the next Business Day following the date of such Borrowing, the Administrative Agent shall notify the relevant Borrower of such failure to fund and, upon demand by the Administrative Agent, such Borrower shall pay in the Applicable Currency such amount to the Administrative Agent together with interest in the Applicable Currency thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate (including any Applicable Margin) applicable at the time to the Loans comprising such Borrowing without making or being responsible for any payment under subsection 4.4.

          (b) The failure of any Bank to make any Loan (or, in the case of an Italian Subsidiary Loan, advance to the Italian Lender pursuant to the Italian Participation Agreement) on any date of Borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan or advance to the Italian Lender on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan or such advance to be made by such other Bank on the date of any Borrowing.

          4.13  Sharing of Payments, etc.
                ------------------------

          (a) If, other than as expressly set forth elsewhere herein, any Bank shall obtain on account of the Loans (other than Bid Loans) made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its pro rata share (determined on the basis
                                        --- ----
of its Domestic Facility Commitment Percentage or Foreign Facility Commitment Percentage, as the case may be prior to the Equalization Date, and on the basis of its Aggregate Commitment Percentage after the Equalization Date) of payments on account of the Loans (other than Bid Loans) obtained by all the Banks, such Bank shall forthwith (i) notify the Administrative Agent of such fact, and (ii) purchase from the other Banks such participation in the Loans (other than Bid Loans) made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or
                                              --------  -------
any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid thereto together with an amount equal to such paying Bank's share (according to the proportion of (A) the amount of such paying Bank's required repayment to (B) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this subsection 4.13 and will in each case promptly notify the Banks and the Borrowers following any such purchases.

          (b) Each of the Borrowers agrees that any Bank so purchasing a participation from another Bank pursuant to this subsection 4.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to subsection 12.8) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

          (c) Nothing herein shall require any Bank to exercise any right of set-off or similar rights or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Credit Party.

          4.14  Foreign Exchange Indemnity.  If any sum due from any Credit
                --------------------------
Party under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the
                                                   --------------
same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof
      ---------------
against the Company or such Credit Party with any Governmental Authority or in any court or tribunal or (b) enforcing any order or judgment given or made in relation hereto, such Credit Party, shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss actually suffered as a result of any discrepancy between (i) the rate of exchange used to convert the amount in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Person, acting in good faith, purchased the first currency with the second currency after receipt of a sum paid to it in the second currency in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of the Company and each Credit Party distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations.

          4.15  Actions upon Occurrence of Equalization Event.
                ---------------------------------------------

          (a) If an Equalization Event shall occur, then on the Equalization Date the following shall occur:

               (i) If on the Equalization Date an Event of Default pursuant to subsection 9.1(d) with respect to the Company shall not have occurred and be continuing, effective on the Equalization Date,

                (A) the Foreign Facility Commitment of each Foreign Facility Bank shall be automatically terminated, and the Domestic Facility Commitment of each such Bank shall be automatically increased by the amount of its Foreign Facility Commitment so cancelled, and

                (B) notwithstanding noncompliance with the conditions precedent set forth in subsection 5.2 and notwithstanding any termination of the Commitments, (1) the Administrative Agent shall be deemed to have received a Notice of Borrowing from the Company pursuant to subsection
          2.2 requesting the Banks to make Base Rate Loans pursuant to subsection 2.1 on the Equalization Date in an aggregate amount equal to the Dollar Equivalent of the Repayment Amount of all Foreign Facility Loans, (2) each Bank shall make Base Rate Loans and, if required in order to cause the Exposure of each Bank to equal its Aggregate Commitment Percentage of all outstanding Revolving Loans and Swingline Loans, each Foreign Facility Bank shall purchase in Dollars a participating interest in each Domestic Facility Bank's outstanding Revolving Loans and Swingline Loans, in each case in amounts such that, after giving effect to the making of such Loans and, if applicable, the purchase of such participations, the Exposure of each Bank shall equal such Bank's Aggregate Commitment Percentage of the Exposure of all the Banks and (3) the proceeds of such Base Rate Loans made pursuant to paragraph (a)(i) of this subsection 4.15 shall be applied to repay all outstanding Foreign Facility Loans in full.

               (ii) If on the Equalization Date an Event of Default pursuant to subsection 9.1(d) with respect to the Company shall have occurred and be continuing and Base Rate Loans may therefore not be made pursuant to paragraph (a)(i) of this subsection 4.15 to repay Foreign Facility Loans as required by such clause, effective on the Equalization Date,

                (A) the Repayment Amount of each Foreign Facility Loan shall be converted into Dollars (calculated on the basis of the Exchange Rate as of the immediately preceding Business Day) and shall be deemed to constitute a Foreign Facility Loan denominated in Dollars ("Converted
                                                                      ---------
          Foreign Facility Loans"),
          ----------------------

                (B) each Domestic Facility Bank shall purchase in Dollars a participating interest in such Converted Foreign Facility Loans in an amount equal to the amount of Base Rate Loans, if any, which would otherwise have been made by such Bank pursuant to paragraph (a)(i) of this subsection 4.15, and

                (C) each Foreign Facility Bank shall purchase in Dollars a participating interest in each Domestic Facility Bank's outstanding Revolving Loans and Swingline Loans in the amount, if any, equal to the amount of such participating interest that such Foreign Facility Bank would have been required to purchase pursuant to paragraph (a)(i) of this subsection 4.15. All Converted Foreign Facility Loans shall bear interest at the rate which would otherwise be applicable to Base Rate Loans.

          (b) Each Bank purchasing participating interests pursuant to paragraph
(a) of this subsection 4.15 will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Administrative Agent to each relevant Bank.

          (c) If any amount required to be paid by any Bank to any other Bank pursuant to this subsection 4.15 is not paid to such obligee Bank on the date such payment is due from such obligor Bank, such obligor Bank shall pay to such obligee Bank on demand an amount equal to the product of (i) such amount, times
(ii) the daily average Federal funds rate, as quoted by such obligee Bank during the period from and including the date such payment is required to the date on which such payment is immediately available to the obligee Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of an obligee Bank submitted to any obligor Bank through the Administrative Agent with respect to any amounts owing under this subsection (b) shall be conclusive in the absence of manifest error.

          4.16  Use of Proceeds.  The proceeds of the Loans will be used to
                ---------------
refinance amounts outstanding under the Existing Credit Agreements on the Closing Date and for the general corporate purposes of the Company and its Subsidiaries. No portion of the proceeds of any Loans will be used to purchase or carry any margin stock (within the meaning of Regulation U) in violation of Regulation U.

          4.17  Survival.  The agreements and obligations of the Credit Parties
                --------
in this Section 4 shall survive the termination of this Agreement and the payment of all of the Obligations.


          SECTION 5.  CONDITIONS PRECEDENT
                      --------------------

          5.1  Conditions to Initial Loans.  The obligation of each Bank to make
               ---------------------------
its initial Loan hereunder is subject to the condition that the Administrative Agent shall have received on or before the Drawdown Date for the initial Loans all of the following, in form and substance satisfactory to the Banks, in sufficient copies for each Bank:

          (a)  Credit Agreement.  This Agreement executed by the Company, each
               ----------------
Initial Subsidiary Guarantor, Dayco, the Agents and each of the Banks.

          (b)  Resolutions; Incumbency.
               -----------------------

               (i) Copies of the resolutions of the board of directors or equivalent body of the Company and Dayco approving and authorizing its execution, delivery and performance of this Agreement and the other Loan Documents to be delivered by it hereunder, and authorizing the borrowing of the Loans, certified by its Secretary or Assistant Secretary;

               (ii) Copies of the resolutions of the board of directors of each Initial Subsidiary Guarantor approving and authorizing the execution, delivery and performance by such Initial Subsidiary Guarantor of this Agreement and the other Loan Documents to be delivered by it hereunder, and authorizing the guarantee of the Loans, certified by the Secretary or an Assistant Secretary of such Initial Subsidiary Guarantor; and

               (iii) Certificates of the Secretary or Assistant Secretary of the Company, Dayco and each Initial Subsidiary Guarantor certifying the names and true signatures of its respective officers authorized to execute and deliver this Agreement and all other Loan Documents, notices, requests and other communications to be delivered by it hereunder.

          (c)  Pledge Agreements.  Pledge Agreements with respect to the stock
               -----------------
of each of the Initial Subsidiary Guarantors, duly executed by each of the respective parties thereto, together with certificates representing the stock pledged pursuant thereto with duly executed blank undated stock powers.

          (d)  Italian Participation Agreement.  The Italian Participation
               -------------------------------
Agreement executed by the Italian Lender, the Administrative Agent, the Documentation Agent and the Foreign Facility Banks.

          (e)  Legal Opinions.
               --------------

               (i) an opinion of Lippes, Silverstein, Mathias & Wexler, counsel to the Company, Dayco and the Initial Subsidiary Guarantors, addressed to the Agents, the Italian Lender and the Banks, in substantially the form of Exhibit K-1; and

               (ii) an opinion of Studio Legale Fondato da Francesco Carnelutti, Italian counsel to Dayco, addressed to the Agents, the Italian Lender and the Banks, in substantially the form of Exhibit K-2; and

               (iii) an opinion of Simpson Thacher & Bartlett, counsel to the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

          (f)  Payment of Fees and Expenses.  Evidence that all fees, costs and
               ----------------------------
expenses payable by the Company on or before the date hereof have been paid.

          (g)  Certificates.  Certificates signed by a Responsible Officer of
               ------------
the Company, dated as of the Closing Date, stating that:

               (i) the representations and warranties of the Credit Parties contained in Section 6 and in the other Loan Documents are true and correct on and as of such date, as though made on and as of such date; and

               (ii) no Default or Event of Default exists or would result from the initial Borrowing.

          (h)  Financial Statements.
               --------------------

               (i) Copies of the consolidated audited balance sheet and related statements of income and cash flow, including the footnotes thereto, of the Company and its Subsidiaries as at February 28, 1994 and February 28, 1995 and for the Fiscal Years then ended duly certified by Coopers & Lybrand; and

               (ii) Copies of the consolidated unaudited balance sheet and related statements of income and cash flow, including the footnotes thereto, of the Company and its Subsidiaries as at November 30, 1995 and for the period then ended duly certified by a Responsible Officer of the Company.

          (i)  Existing Credit Agreements.  Evidence that all amounts
               --------------------------
outstanding under the Existing Credit Agreements have been repaid in full.

          (j)  Other Documents.  Such other approvals, opinions or documents,
               ---------------
including, without limitation, financing statements, as any of the Agents or Banks may reasonably request.

If prior to the date on which the conditions set forth in this subsection 5.1 are satisfied or waived, a Borrower submits a Notice of Borrowing to the Administrative Agent, such Notice of Borrowing, in order to be effective, must be accompanied by an agreement, in form and substance satisfactory to the Banks, of the Company indemnifying the Banks and the Agents against any and all losses which may occur as a result of the failure for any reason (including the failure to satisfy the conditions to such Borrowing contained in subsections 5.1 and 5.2) of the Company to borrow on the date set forth in such Notice of Borrowing.

          5.2  Conditions to All Borrowings.  The obligation of each Bank to
               ----------------------------
make any Loan agreed to be made by it hereunder (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant Drawdown Date:

          (a)  Notice of Borrowing and Other Confirmations.  The Administrative
               -------------------------------------------
Agent shall have received:

               (i) a Notice of Borrowing with respect to any Borrowing of a Revolving Loan or Foreign Facility Loan, as the case may be;

               (ii) the Competitive Bid Request and other documents required pursuant to subsection 2.6 with respect to any Bid Loan; and

               (iii) such other documents as the Administrative Agent may reasonably request in support of such requested Loan.

          (b)  Continuation of Representations and Warranties.  The
               ----------------------------------------------
representations and warranties made by the Credit Parties contained herein and in the other Loan Documents shall be true and correct on and as of such Drawdown Date with the same effect as if made on and as of such Drawdown Date (except to the extent such representations and warranties expressly speak as of an earlier date, in which case they shall be true and correct as of such earlier date).

          (c)  No Existing Default.  No Default shall exist or shall result from
               -------------------
such Borrowing.

          Each Notice of Borrowing and Competitive Bid Request submitted by the Company hereunder and each request for a Swingline Loan shall be deemed to constitute a representation and warranty by the Credit Parties, as of the date of each such notice or request, as the case may be, and as of the date of each Borrowing relating thereto, that the conditions in this subsection 5.2, are satisfied.

          5.3  Conditions for Participation by a Designated Subsidiary.  The
               -------------------------------------------------------
right of any Designated Subsidiary to borrow under this Agreement is subject to the satisfaction of the following conditions precedent before the effectiveness of such Designated Subsidiary's Election to Participate:

          (a)  Election to Participate.  The Administrative Agent shall have
               -----------------------
received an Election to Participate duly executed by the Subsidiary to which it relates and the Company in such number of copies as the Administrative Agent shall reasonably request. Such Election to Participate shall state the initial amount proposed to be borrowed by the Subsidiary to which it relates.

          (b)  Opinion of Counsel.  The Administrative Agent shall have received
               ------------------
opinions of counsel for such Designated Subsidiary reasonably acceptable to the Banks, substantially in the form of Exhibits K-3 and K-4, and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent and the Banks may reasonably request, including an opinion to the effect that payments by such Designated Subsidiary, with respect to Loans, will be free and clear of withholding taxes.

          (c)  Documents; Authorization.  The Administrative Agent shall have
               ------------------------
received documents evidencing the authority for and the validity of the Election to Participate of such Designated Subsidiary including documents of the type listed in subsection 5.1(b) and organizational and good standing documents, if any, and any other documents the Administrative Agent and the Banks may reasonably request, all in form and substance satisfactory to them.

          (d)  Continuation of Representations and Warranties.  The Agent shall
               ----------------------------------------------
have received a certificate of a Responsible Officer of the Company stating that the representations and warranties made by the Credit Parties contained herein and in the other Loan Documents shall be true and correct on and as of the effective date of such Election to Participate with the same effect as if made on and as of such effective date (except to the extent such representations and warranties expressly speak as of an earlier date, in which case they shall be true and correct as of such earlier date).

          (e)  Financial Statements.  The Administrative Agent shall have
               --------------------
received copies of the most recent audited (if available) and unaudited consolidated balance sheet and related consolidated statement of income and cash flow for such Designated Subsidiary and its consolidated Subsidiaries prepared in accordance with GAAP or, if GAAP financials are not available, accounting principles generally accepted in the country in which such Designated Subsidiary has its principal place of business together, in such case, with a reconciliation of such financial statements to GAAP and a translation into Dollars in accordance with GAAP of all items reflected on such financial statements and in any GAAP reconciliation thereof which are not expressed in Dollars. It is understood that the reconciliation of non-GAAP financial statements to GAAP does not constitute an audit. All financial statements (as reconciled to GAAP, if applicable) delivered pursuant to this paragraph shall be duly certified by a Responsible Officer of the Company as fairly presenting the financial position of the Designated Subsidiary as of the dates thereof and the results of operations for the periods then ended, all in accordance with GAAP.

          (f)  Approval of the Foreign Facility Banks.  Each of the Foreign
               --------------------------------------
Facility Banks shall have approved the Subsidiary to which the Election to Participate relates and the initial amount to be borrowed by such Subsidiary. Upon receiving each of the documents specified in subsections (a) through (e) of this subsection 5.3, the Administrative Agent shall promptly deliver copies thereof to each of the Foreign Facility Banks for their approval. Failure of any Foreign Facility Bank to respond within 15 Business Days of its receipt of such documents shall be deemed to constitute approval of such Subsidiary and the initial amount to be borrowed by it.

          5.4  No Commitment to Make Swingline Loans.  The Company hereby
               -------------------------------------
expressly acknowledges and agrees that, notwithstanding the conditions precedent set forth in subsections 5.1 and 5.2, the Swingline Bank has no commitment or obligation to make any Swingline Loans, all Swingline Loans being in the sole and absolute discretion of the Swingline Bank.


          SECTION 6.  REPRESENTATIONS AND WARRANTIES
                      ------------------------------

          Each Credit Party represents and warrants with respect to itself, in each case to each Agent and each Bank, that:

          6.1  Organization, etc.  It and each of its Subsidiaries is a
               ------------------
corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure so to qualify could reasonably be expected to have a Materially Adverse Effect, and has full power and authority to own or hold under lease its property and to conduct its business substantially as currently conducted by it. It has full corporate power and authority (a) to enter into and perform its respective obligations under this Agreement and the other Loan Documents to which it is or is to be a party and (b) in the case of each Borrower, to borrow hereunder.

          6.2  Due Authorization.  The execution and delivery by it of this
               -----------------
Agreement, the execution and delivery by it of the other Loan Documents to which it is or is to be a party, and the performance by it of its respective obligations hereunder and thereunder, have been duly authorized by all necessary corporate action, do not require any filing or registration with, or approval or consent of, any Governmental Authority, any creditor or any stockholder, do not and will not conflict with, result in any violation of, or constitute any default under (a) any provision of the charter or by-laws of it or any of its Subsidiaries, (b) any agreement or other Instrument binding upon or applicable to it or any of its Subsidiaries or any of their respective properties or (c) any law or governmental regulation or court decree or order applicable to it or any of its Subsidiaries or any of their respective properties, and will not result in or require the creation or imposition of any Security Interest in any of their respective properties pursuant to the provisions of any agreement or other Instrument binding upon or applicable to it or any of its Subsidiaries or any of their respective properties.

          6.3  Validity, etc.  This Agreement has been duly executed and
               --------------
delivered by it and is, and each of the other Loan Documents to which it is or is to be a party will constitute, on the due execution and delivery thereof, the legal, valid, and binding obligation of it, enforceable in accordance with its terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

          6.4  Financial Statements.  All balance sheets, statements of
               --------------------
operations and other financial data which have been or shall hereafter be furnished to any Agent and the Banks for the purposes of or in connection with this Agreement or any transaction contemplated hereby do and will present fairly the financial condition of the Persons involved as of the dates thereof and the results of their operations for the period(s) covered thereby. All projections which have been or shall hereafter be furnished by it or any of its Subsidiaries to any Agent or any Bank for the purposes of or in connection with this Agreement or any transaction contemplated hereby have been, and will represent, management's best estimates of future performance, based upon historical financial information and reasonable assumptions of management, it being recognized that such projections do not constitute a warranty as to the future performance of the Company or its Subsidiaries and that actual results may vary from projected results.

          6.5  Materially Adverse Effect.  Since February 28, 1995, in the case
               -------------------------
of the Company, Dayco and each Initial Subsidiary Guarantor, and the date of most recent audited financial statements delivered in connection with the Guarantor Supplement or Election to Participate, in the case of any other Subsidiary Guarantor or Subsidiary Borrower, as the case may be, no events have occurred which, individually or in the aggregate, comprise a Materially Adverse Effect.

          6.6  Absence of Default.  Neither it nor any of its Subsidiaries is in
               ------------------
violation of any law or governmental regulation or court decree or order, in any such case, which could reasonably be expected to result in a Materially Adverse Effect. No Default has occurred and is continuing.

          6.7  Litigation, etc.  Other than as set forth on Schedule II, there
               ----------------
is no pending or, to its knowledge, threatened litigation, arbitration, or governmental investigation or proceeding against it or any of its Subsidiaries or to which any of the properties of any thereof is subject which:

          (a)  if adversely determined, would have a Materially Adverse Effect;

          (b)  relates to this Agreement or any of the other Loan Documents; or

          (c) is pending or threatened as of the date of this Agreement and relates to any transaction for the acquisition of stocks, assets or partnership interests involving $10,000,000 or more financed or to be financed in whole or in part directly or indirectly with the proceeds of any Loan.

          6.8  Securities Law, etc. Compliance.  All transactions contemplated
               -------------------------------
by this Agreement and the other Loan Documents comply in all material respects with all applicable laws and any rules and regulations thereunder, including takeover, disclosure and other federal, state and foreign securities law and Regulations G, T, U and X of the Federal Reserve Board.

          6.9  Government Regulation.  Neither it nor any of its Subsidiaries is
               ---------------------
an "investment company" nor a "company controlled by an investment company" within the meaning of the Investment Company Act of 1940 or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

          6.10  Taxes.  It and each of its Subsidiaries has filed all tax
                -----
returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books. No tax liens have been filed with respect to it or any of its Subsidiaries and, to its knowledge, no claims are being asserted with respect to any such taxes or charges. It is not aware at this time of any material claims for additional taxes, interest or penalties which are reasonably expected to be asserted (and has no reason to believe that any thereof are reasonably expected to be asserted) which are not already adequately reserved against on its books.

          6.11  Employee Benefit Plans.  Each Plan, each Welfare Plan and, to
                ----------------------
the best of its knowledge, each Multiemployer Plan, complies in all material respects with all applicable requirements of law and regulations, and:

          (a) no Reportable Event has occurred with respect to any Plan or, to the best of its knowledge, any Multiemployer Plan which would result in a Materially Adverse Effect;

          (b) no steps have been taken to terminate any Plan or to appoint a receiver to administer any Plan or, to the best of its knowledge, to terminate or appoint a receiver to administer any Multiemployer Plan, and neither it nor any of its Subsidiaries has withdrawn from any Multiemployer Plan or initiated steps to do so;

          (c) there is no Unfunded Vested Liability with respect to any Plan or, to the best of its knowledge, any Multiemployer Plan, that would result, in the event of termination of such Plan or withdrawal from such Multiemployer plan, in a Materially Adverse Effect; and

          (d) no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under section 302(f) of ERISA, no condition exists or event or transaction has occurred with respect to any Plan, any Welfare Plan or, to the best of its knowledge, any Multiemployer Plan, which could reasonably be expected to result in the incurrence by it or any of its Affiliates of any material liability, fine or penalty.

          6.12  Labor Controversies.  There are no labor controversies pending
                -------------------
or, to the best of its knowledge, threatened against it or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Materially Adverse Effect.

          6.13  Subsidiaries.  It has no Subsidiaries, except on the date
                ------------
hereof, those Subsidiaries which are identified in Schedule III or its Guarantor Supplement and, thereafter those Subsidiaries identified in Schedule III or its Guarantor Supplement and those Subsidiaries permitted to be formed or acquired pursuant to the terms hereof.

          6.14  Ownership of Properties, Licenses and Permits; Security
                -------------------------------------------------------
Interests.  It and each of its Subsidiaries has valid fee or leasehold interests
---------
in all material real property, and good and valid title to or valid leasehold interests in all of its respective material properties and assets, real and personal, of any nature whatsoever, and none of such property is subject to any Security Interest except as permitted pursuant to subsection 8.1. It and each of its Subsidiaries owns or holds all such licenses or permits as are necessary or desirable in the conduct of its business, except to the extent that the failure to own or hold the same could not reasonably be expected to have a Materially Adverse Effect.

          6.15  Patents, Trademarks, etc.  It and each of its Subsidiaries owns
                -------------------------
(or is licensed to use) and possesses all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as it considers necessary for the conduct of the businesses of it and its Subsidiaries as now conducted without, to its knowledge, individually or in the aggregate, any infringement upon rights of other Persons which could reasonably be expected to have a Materially Adverse Effect.

          6.16  Accuracy of Information.  All factual information heretofore or
                -----------------------
contemporaneously herewith furnished by or on behalf of it in writing to any Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of it to any Agent or any Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by such Agent or such Bank and not incomplete by omitting to state any material fact necessary to make such information not misleading.

          6.17  Hazardous Materials.  Neither it nor its Subsidiaries have
                -------------------
caused or permitted any Hazardous Material to be disposed of or otherwise released or threatened to be released, either from, on or under any property currently or formerly legally or beneficially owned or operated by, or otherwise used by, it or any of its Subsidiaries sufficient to cause or give rise to a reasonable likelihood of a Materially Adverse Effect. No such property has ever been used as a dump site or storage site for any Hazardous Materials or otherwise contains or contained Hazardous Materials sufficient to cause or give rise to a reasonable likelihood of a Materially Adverse Effect. The failure, if any, of it or its Subsidiaries, in connection with their current and former properties or their businesses, to obtain or be in compliance with any permit, certificate, license, approval and other authorization, to file any notification or report relating to chemical substances, air emissions, effluent discharges and

Hazardous Material storage, treatment, transport and disposal, or to be in compliance with any other requirement of any Environmental Law has not had, nor is there a reasonable likelihood that it will have, a Materially Adverse Effect. Neither it nor its Subsidiaries have entered into, have agreed to or are subject to any judgment, decree or order or other similar requirement of any Governmental Authority under any Environmental Law, including without limitation relating to compliance or to investigation, cleanup, remediation or removal of Hazardous Materials, which has or could have any reasonable likelihood of a Materially Adverse Effect. Neither it nor its Subsidiaries have assumed, contractually or by operation of law, any liabilities or obligations under any Environmental Law which have or could have any reasonable likelihood of a Materially Adverse Effect. It and its Subsidiaries have no liabilities with respect to Hazardous Materials, and no facts or circumstances exist which could give rise to liabilities with respect to Hazardous Materials or any Environmental Law, which have or could have any reasonable likelihood of a Materially Adverse Effect.

          6.18  Pledge Agreements.  The provisions of each of the Pledge
                -----------------
Agreements will be, on and after the Closing Date, effective to create, in favor of the Administrative Agent, for the benefit of the Banks and the Agents, legal, valid and enforceable Security Interests in all of the collateral described therein, and upon the taking of possession of such collateral by the Administrative Agent on or prior to the Closing Date, each of the Pledge Agreements shall constitute, as of and after the Closing Date, a fully perfected Security Interest in such collateral superior in right to any other Security Interests, existing or future, which any Person may have against such collateral, except to the extent, if any, otherwise provided in such Pledge Agreement.

          6.19  Financial Accommodations.  Set forth on Schedule IV is a list as
                ------------------------
of the date hereof of all agreements or other instruments and the principal amount thereof to be included as Financial Accommodations.


          SECTION 7.  AFFIRMATIVE COVENANTS
                      ---------------------

          The Company agrees with the Agents and each Bank that, until all Commitments have terminated and all Obligations have been paid and performed in full:

          7.1  Financial Information, etc.  The Company will furnish, or will
               ---------------------------
cause to be furnished, to the Agents and each Bank copies of the following financial statements, reports and information:

          (a) promptly when available and in any event within 105 days after the close of each Fiscal Year,

               (i) the annual audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related audited consolidated statements of income, stockholders' investment and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, all in conformity with GAAP and duly certified without qualification by an Independent Public Accountant;

               (ii) a written statement of such Independent Public Accountant
     (A) to the effect that in making the examination necessary for the signing of the annual audit report of the Company, it has examined the Compliance Certificate and Leverage Ratio Certificate prepared by the Company and it has not become aware of any noncompliance by the Company with, or any Event of Default or Default under, this Agreement or the other Loan Documents and
     (B) to the effect that the Banks are intended to rely upon such Independent Public Accountant's certification of such annual audit reports and that it authorizes the Company to deliver such reports and certificate to the Banks on such Independent Public Accountant's behalf; and

               (iii) a Compliance Certificate and, at the option of the Company, a Leverage Ratio Certificate calculated as of the close of such Fiscal Year;

          (b) promptly when available and in any event within 50 days after the close of each of the first three Fiscal Quarters of each Fiscal Year,

               (i) the unaudited consolidated financial statements of the Company and its Subsidiaries, prepared in conformity with GAAP, signed by a Responsible Officer of the Company and consisting of at least a consolidated balance sheet as at the close of such Fiscal Quarter and consolidated statements of earnings and cash flow for such Fiscal Quarter and for the period from the beginning of such Fiscal Year to the close of such Fiscal Quarter; and

               (ii) a Compliance Certificate and, at the option of the Company, a Leverage Ratio Certificate calculated as of the close of such Fiscal Quarter;

          (c) promptly when available and in any event (i) within 120 days after the close of each Fiscal Year, the annual unaudited consolidated balance sheet of each Subsidiary Borrower as at the end of such year and the related unaudited consolidated statements of income, stockholders' investment and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, all in conformity with GAAP and (ii) within 30 days after the same are required pursuant to applicable law or custom in the jurisdiction in which such Subsidiary Borrower is organized, the annual audited consolidated balance sheet of each Subsidiary Borrower as at the end of such year and the related audited consolidated statements of income, stockholders' investment and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, all in conformity with GAAP and duly certified without qualification by an Independent Public Accountant;

          (d) promptly upon any filing thereof by the Company or any of its Subsidiaries with the Securities and Exchange Commission, any annual, periodic or special report or registration statement generally available to the public; and

          (e) promptly, such additional financial and other information with respect to the Company and any of its Subsidiaries as any Bank through the Administrative Agent may from time to time reasonably request.

          7.2  Maintenance of Corporate Existences, etc.  Except as permitted by
               -----------------------------------------
subsection 7.6, the Company will cause to be done at all times all things necessary to maintain and preserve the corporate existences, rights (charter and statutory, except for changes in statutory rights effected by legislation passed or court decisions rendered after the date hereof, which rights the Company cannot reinstate without undue expense or effort) and franchises of the Company and each Subsidiary Guarantor, and, except (i) as permitted by subsection 8.6 and (ii) the sale of any Subsidiary Guarantor included in the Professional Audio Group or the Transportation Products Group as contemplated by subsection 2.8(b), the Company will continue to own and hold directly or indirectly all of the outstanding shares of capital stock of each of the Subsidiary Guarantors.

          7.3  Foreign Qualification.  The Company will, and will cause each of
               ---------------------
its Subsidiaries to, cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure so to qualify could reasonably be expected to have a Materially Adverse Effect.

          7.4  Payment of Taxes, etc.  The Company will, and will cause each of
               ----------------------
its Subsidiaries to, pay and discharge, as the same may become due and payable, all federal, state, and local taxes, assessments, and other governmental charges or levies against or on any of its income, profits or property, as well as claims of any kind which, if unpaid, might become a lien upon any one of its properties, and will pay (before they become delinquent) all other material obligations and liabilities; provided, however, that the foregoing shall not
                             --------  -------
require the Company or any of its Subsidiaries to pay or discharge any such tax, assessment, charge, levy, lien, obligation or liability so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves in accordance with accounting principles generally accepted in the country in which it has its principal place of business.

          7.5  Maintenance of Property; Insurance.  The Company will, and will
               ----------------------------------
cause each of its Subsidiaries to, keep all of its material property that is useful and necessary in its business in good working order and condition (ordinary wear and tear excepted) and will maintain, and cause each of its Subsidiaries to maintain, such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated.

          7.6  Notice of Default, Litigation, etc.  The Company will, upon
               -----------------------------------
obtaining knowledge thereof, give notice (accompanied by a reasonably detailed explanation with respect thereto) immediately to each Bank and the Agents of:

          (a)  the occurrence of any Default;

          (b) any litigation, arbitration, or governmental investigation or proceeding not previously disclosed by the Company to the Banks which has been instituted or, to the knowledge of the Company is threatened against, the Company or any of its Subsidiaries or to which any of their respective properties is subject which (i) if adversely determined, would have a Materially Adverse Effect or (ii) relates to this Agreement, any other Loan Document, or any acquisition of stock, assets or partnership interests involving $10,000,000 or more financed or to be financed in whole or in part directly or indirectly with the proceeds of any Loan;

          (c) any material adverse development which shall occur in any litigation, arbitration, or governmental investigation or proceeding previously disclosed by the Company to the Banks;

          (d) any development which, in the reasonable judgment of the Company, has a reasonable likelihood of having a Materially Adverse Effect;

          (e)  any reduction in Debt Rating; and

          (f) the occurrence of a Reportable Event under, or the institution of steps by the Company or any of its Subsidiaries to withdraw from any Plan or Multiemployer Plan, or the institution of any steps to terminate any Plan or the failure to make a required contribution to any Plan or, if such failure is sufficient to give rise to a lien under section 302(f) of ERISA, or the taking of any action with respect to a Plan or, to the best of its knowledge, any Multiemployer Plan which could reasonably be expected to result in the requirement that the Company or any of its Subsidiaries furnish a bond or other security to the PBGC or such Plan or Multiemployer Plan, or the occurrence of any event with respect to any Plan or, to the best of its knowledge, any Multiemployer Plan which could reasonably be expected to result in the incurrence by the Company or any of its Subsidiaries of any material liability, fine or penalty, or the occurrence of any material increase in the contingent liability of the Company or any of its Subsidiaries with respect to any post-retirement Welfare Plan benefit, and in each case the action which the Company proposes to take with respect thereto.

          7.7  Books and Records.  The Company will keep proper books and
               -----------------
records reflecting all of its business affairs and transactions in accordance with GAAP and will cause each of its Subsidiaries to keep proper books and records reflecting all of its business affairs and transactions. The Company shall permit any Agent or, after the occurrence and during the continuance of any Default, any Bank, or any of their respective representatives or agents, at reasonable times and intervals during ordinary business hours (or at any time if an Event of Default has occurred and is continuing), to visit all of its offices, discuss its financial matters with its officers and independent accountants (and hereby authorizes such independent accountants to discuss its financial matters with any Agent, any Bank or its representatives) and examine and make abstracts or photocopies from any of its books or other corporate records, all at the Company's expense for any charges imposed by such accountants or for making such abstracts or photocopies.

          7.8  Compliance with Laws, etc.  The Company will, and will cause each
               --------------------------
of its Subsidiaries and any tenant of the Company or its Subsidiaries (with respect to any Environmental Law) to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to have a Materially Adverse Effect.

          7.9  Additional Subsidiary Guarantors and Collateral.  If at any time
               -----------------------------------------------
any domestic Subsidiary of the Company has assets with a book value, determined in accordance with GAAP, in excess of $50,000,000 and Operating Income representing 5% or more of the Company's Operating Income as of the end of the most recent Fiscal Year (adjusted in the case of any newly acquired Subsidiary to give effect to such acquisition), then the Company will promptly notify the Agents thereof and cause such Subsidiary to execute and deliver a Guarantor Supplement, together with such corporate resolutions and legal opinions related thereto as the Administrative Agent shall reasonably request. In addition, if Non-Investment Grade Status exists, the Company will execute and deliver or cause any intermediate Subsidiary to execute and deliver a Pledge Agreement with respect to the stock of such Subsidiary and any intermediate Subsidiaries and will deliver or cause to be delivered to the Administrative Agent the certificates representing such stock together with blank undated stock powers therefor, together with such corporate resolutions and legal opinions related thereto as the Administrative Agent shall reasonably request.

          7.10  Notice of Financial Accommodations.  If the Company shall incur,
                ----------------------------------
extend or renew any Obligations pursuant to any of the arrangements described in the definition of "Financial Accommodations" which are to be secured pursuant to the Pledge Agreements, the Company shall notify the Administrative Agent thereof and cause the financial institution(s) providing such arrangements to execute a Financial Institution Acknowledgement substantially in the form attached as Exhibit M. In the event the Administrative Agent receives notice letters with respect to other Financial Accommodations which, when aggregated with the amount of other similar arrangements for which such notice letters have been received, exceed the limitations set forth in the definition of "Financial Accommodations" on the amounts that may be secured pursuant thereto, the arrangements to be secured shall be determined on the basis of the date the notice letter with respect thereto was received by the Administrative Agent, with the earlier date of receipt taking priority over the later. Extensions or renewals of any Financial Accommodations shall have priority as of the original date of receipt of the notice letter with respect thereto in the event that such extension or renewal is for the same or a lesser amount of the original instrument for which such notice letter was received. In the event an extension or renewal is for a greater amount than the original instrument for which such notice letter was received, then the amount up to the amount of the original instrument shall have priority as of the original date of receipt of the notice letter with respect thereto, and amounts greater than the amount of the original instrument shall have priority as of the date of receipt of the notice letter advising the Administrative Agent of such extension or renewal. The determination of the Administrative Agent of the date it received any notice letter, shall, absent manifest error, be conclusive and binding on all parties. The failure of any financial institution to provide the notice letter required under this subsection 7.10 shall not preclude such institution's credit arrangements from constituting Financial Accommodations, provided that such arrangements, when aggregated with other similar arrangements for which such a notice letter has been received, do not exceed any applicable limitation contained in the definition of "Financial Accommodations." If more than one financial institution fails to provide such notice, such institutions' arrangements shall be included in the definition of "Company Obligations" pro rata in accordance with the
                                           --- ----
aggregate outstanding amount thereof until the applicable limitation contained in the definition of "Company Obligations" has been reached.

          7.11  Replacement of Italian Lender.  If the credit rating assigned to
                -----------------------------
the long-term unsecured debt obligations of Istituto Bancario San Paolo di Torino S.P.A., New York Limited Branch by Moody's or S&P is suspended or reduced to less than A3 or A-, respectively, the Company and the Borrowers shall, upon the request of the Foreign Facility Banks, promptly designate a substitute Italian Lender with a long-term unsecured debt credit rating equal to at least A3 by Moody's and A- by S&P and otherwise acceptable to the Foreign Facility Banks. Upon the appointment of a substitute Italian Lender, the predecessor Italian Lender agrees to transfer to such substitute Italian Lender all outstanding Italian Subsidiary Loans in return for the payment of an amount equal to the principal amount of such Loans, plus all accrued and unpaid interest thereon. Such transfer shall be effected pursuant to such documents and instruments as the parties and the Foreign Facility Banks may reasonably require. Upon the appointment of a substitute Italian Lender, the Company shall pay to the predecessor Italian Lender all accrued and unpaid fees owing to it under the terms of this Agreement or any other Loan Document.


          SECTION 8.  NEGATIVE COVENANTS
                      ------------------

          The Company agrees with the Agents and each Bank that, until all Commitments have terminated and all Obligations have been paid and performed in full:

          8.1  Security Interests.  The Company will not, and will not permit
               ------------------
any of its Subsidiaries to, create, incur, assume, or suffer to exist any Security Interest upon any of its revenues, property (including fixed assets, inventory, real property, intangible rights and stock) or other assets, whether now owned or hereafter acquired, except:

          (a) Security Interests which were granted prior to the date hereof and which are disclosed in Schedule V.

          (b) liens for taxes, assessments, or other governmental charges or levies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of subsection 7.4;

          (c) liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which appropriate reserves with respect thereto have been established and maintained on the consolidated books of the Company in accordance with GAAP;

          (d) liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases, and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (e) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Subsidiaries;

          (f) judgment liens securing amounts not in excess of $10,000,000 in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or with respect to which the appropriate insurance carrier has agreed in writing that there is full coverage by insurance;

          (g) Security Interests securing a documentary letter of credit; provided such Security Interests attach only to the property or goods to which
--------
such letter of credit relates;

          (h)  Security Interests created by the Pledge Agreements;

          (i) purchase money security interests in real property, improvements thereto or equipment, fixtures or furniture hereafter acquired for normal business purposes provided such security interests do not secure at any time amounts in excess of $25,000,000 in the aggregate for Company and its Subsidiaries combined;

          (j) Security Interests arising under any Accounts Receivable Financing permitted by subsection 8.15;

          (k) Security Interests on the assets of any company hereafter acquired by the Company or any of its Subsidiaries, provided that (i) such acquisition is permitted by subsection 8.3(d) and (ii) such Security Interests do not arise as a result of or otherwise in connection with such acquisition;

          (l) Security Interests granted by the Company for purposes of securing the Company's obligations under its Guarantees listed on Schedule VI (or any renewals or replacements of such Guarantees, provided that the Company remains the obligor thereunder and the amount guaranteed thereby is not increased); and

          (m) Security Interests granted by the Company or its Subsidiaries after the date hereof securing an aggregate amount for the Company and its Subsidiaries combined not exceeding $50,000,000.

          8.2  Financial Covenants.
               -------------------

          (a) The Company will not permit the Consolidated Leverage Ratio at any time, commencing with the last day of the Fiscal Quarter ending February 29, 1996, to be greater than .65 to 1.0.

          (b) The Company will not permit the Consolidated Interest Coverage Ratio for any period of four consecutive Fiscal Quarters (commencing with the period of four consecutive Fiscal Quarters ending February 29, 1996) to be less than 2.25 to 1.0. In calculating the Consolidated Interest Coverage Ratio for any period ending in Fiscal Year 1996 or Fiscal Year 1997 for purposes of this subsection 8.2(b), the amount of Consolidated Net Income used in such calculation shall be increased by up to $80,000,000 in charges incurred by the Company and its Subsidiaries during such Fiscal Year relating to plant rationalization, but only to the extent such charges were deducted in calculating such Consolidated Net Income.

          (c) The Company will not permit Consolidated Net Worth on any date, commencing with the last day of the Fiscal Quarter ending February 29, 1996, to be less than $625,000,000 less the aggregate amount of Stock Payments
                          ----
constituting Specified Permitted Restricted Payments made prior to such date plus 50% of Cumulative Net Income to such date. In calculating the Consolidated
----
Net Worth for any date in Fiscal Year 1996 or Fiscal Year 1997 for purposes of this subsection 8.2(c), the amount of Cumulative Net Income used in such calculation shall be increased by up to $80,000,000 in charges incurred by the Company and its Subsidiaries during such Fiscal Year relating to plant rationalization, but only to the extent such charges were deducted in calculating such Cumulative Net Income.

          8.3  Investments.  The Company will not, and will not permit any of
               -----------
its Subsidiaries to, make, incur, assume, or suffer to exist any Investment in any other Person, except:

          (a)  Investments by the Company and its Subsidiaries in Cash
Equivalents;

          (b) Investments made by any Subsidiary of the Company in the Company by way of loans or advances, so long as all such Investments by any Subsidiary of the Company in the Company by way of loans or advances shall be subordinated to the Obligations, such subordination to include subordination provisions, and all other material terms, satisfactory in form and substance to the Agents;

          (c) except to the extent prohibited by subsection 8.13, Investments made by the Company in any Subsidiary of the Company, or by a Subsidiary of the Company in any other Subsidiary of the Company, by way of contributions to capital or loans or advances for general corporate purposes not inconsistent with this Agreement; provided that the Company shall promptly notify the Agents
                     --------
of any such Investment in an amount in excess of $5,000,000 (other than loans or advances having a term of less than one year);

          (d) the purchase or acquisition by the Company or any Subsidiary of the Company of all or substantially all of the capital stock or assets of any privately or publicly held company or division thereof, in the case of a purchase or acquisition of assets; provided that, if such acquisition involves
                                   --------
more than $50,000,000, is not consented to by the board of directors of such company and related to a publicly held company (an "Unsolicited Acquisition"),
                                                    -----------------------
such Unsolicited Acquisition is consented to by all the Banks; provided,
                                                               --------
however, that no Investment otherwise permitted by this subclause (d) shall be
-------
permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing;

          (e)  Investments in Persons that were Subsidiaries; provided, that any
                                                              --------
such Investment results solely as a consequence of a sale otherwise permitted under subsection 8.6 of the voting stock or other equity interests of such Person by (i) the Company, (ii) a Subsidiary of the Company or (iii) such Person;

          (f) Investments in Persons for the purpose of establishing joint venture relationships with such Persons; provided, that the total amount of all
                                         --------
such Investments does not at any time exceed $125,000,000; and

          (g) Investments in equity securities of Persons (other than Subsidiaries of the Company); provided, that such Investments (valued at the
                              --------
lower of cost or market on the date of any such transaction) in the aggregate do not exceed $50,000,000.

          8.4  Restricted Payments, etc.
               --------------------------

          (a) The Company will not declare, pay, or make any dividend or distribution (in cash, property, or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Company or on any warrants, options, or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Company (other than dividends or distributions paid solely in its stock, or warrants, options or rights to purchase its stock, or split-ups or reclassification of its stock into additional or other shares of its stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property, or assets to the purchase, redemption, sinking fund, or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of the Company or of any warrants, options or other rights to acquire shares of any class of capital stock of the Company (all of the foregoing, collectively, "Stock Payments"); provided,
                                              --------------    --------
however, that if, after having given effect thereto, no Default exists or would
-------
result from such action, (i) the Company may declare or pay dividends on its common stock in the ordinary course of business in an amount not to exceed $25,000,000 in any Fiscal Year, (ii) the Company may make Stock Payments from and after February 29, 1996 in an aggregate amount which, together with the amount of Subordinated Debt Payments made from and after February 29, 1996 pursuant to subsection 8.4(b)(i), does not exceed (A) $185,000,000 plus (B) 25%
                                                                   ----
of Consolidated Net Income from December 1, 1995 through the Reduction Date, plus (C) from and after the Reduction Date, $115,000,000 less 25% of
                                                         ----
Consolidated Net Income from December 1, 1995 through the Reduction Date and
(iii) the Company may make Stock Payments with Stock Proceeds.

          (b) The Company will not, and will not permit any of its Subsidiaries to, pay, prepay or repay any principal of, or make any payment of interest on, or redeem, purchase, set aside any funds for or defease, or give any notice of redemption for, or purchase or otherwise acquire, any Subordinated Debt (all of the foregoing, collectively, "Subordinated Debt Payments"); provided, however,
                              --------------------------    --------  -------
that if, after having given effect thereto, no Default exists or would result from such action, (i) the Company and its Subsidiaries may make Subordinated Debt Payments from and after February 29, 1996 in an aggregate amount which, together with the amount of Stock Payments made from and after February 29, 1996 pursuant to subsection 8.4(a)(ii), does not exceed (A) $185,000,000 plus (B) 25%
                                                                    ----
of Consolidated Net

Income from December 1, 1995 through the Reduction Date, plus (C) from and after
                                                         ----
the Reduction Date, $115,000,000 less 25% of Consolidated Net Income from
                                 ----
December 1, 1995 through the Reduction Date, (ii) in addition to the payments permitted in subsection 8.4(b)(i), the Company and its Subsidiaries may make Subordinated Debt Payments in an aggregate amount from and after February 29, 1996 not exceeding $50,000,000 and (iii) the Company may make Subordinated Debt Payments with Subordinated Debt Proceeds and Stock Proceeds. In addition to the foregoing, the Company may, subject to the subordination provisions applicable to any Subordinated Debt, make payments of interest accrued thereon and regularly scheduled principal or sinking fund payments thereof when due.

          8.5  Guarantees.  The Company will not, and will not permit any of its
               ----------
Subsidiaries to, create, incur, assume, suffer to exist or otherwise be or become liable with respect to any Guarantees, other than (i) the guarantees made pursuant to Section 10 and (ii) other Guarantees in the aggregate for the Company and its Subsidiaries combined not exceeding $250,000,000.

          8.6  Consolidation, Merger, Sale of Assets, etc.  The Company will
               -------------------------------------------
not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve itself (or suffer any thereof), consolidate or amalgamate with or merge into or with any other corporation or any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) or convey, sell, transfer, lease or otherwise dispose of all or any part of its assets (including the stock of any other Persons held by it, or any receivables except as permitted by subsection 8.15) or, in the case of the Company's Subsidiaries only, stock in one transaction or a series of transactions, to any Person or Persons except:

          (a) so long as no Event of Default or Default has occurred and is continuing or would occur after giving effect thereto, any Subsidiary of the Company may liquidate or dissolve voluntarily into, and may merge with and into, the Company or any other Subsidiary of the Company; provided that the surviving
                                                    --------
corporation duly assumes all obligations of each thereof, including, if such Subsidiary was a Subsidiary Guarantor, without limitation, its obligations hereunder and executes any documents reasonably requested by the Administrative Agent in connection therewith;

          (b)  the sale of inventory in the ordinary course of business;

          (c) so long as no Event of Default or Default has occurred and is continuing or would occur after giving effect thereto and subject to subsection 8.13, the purchase or acquisition by the Company or any Subsidiary of the Company, after the date hereof, of all or substantially all of the assets or stock of any Person or any division thereof to the extent the same would otherwise be permitted by subsection 8.3(d);

          (d) so long as no Event of Default or Default has occurred and is continuing or would occur after giving effect thereto and subject to subsection 8.13, any Subsidiary of the Company may purchase and merge with any other corporation permitted to be acquired pursuant to subclause (c) above and may be created and capitalized for such purposes to the extent the same would otherwise be permitted by subsection 8.3(c);

          (e) the sale of equipment or other assets which, in the Company's reasonable discretion, is obsolete or no longer fit for use in the business of the Company or any of its Subsidiaries; and

          (f) the sale for cash or Cash Equivalents of the Professional Audio Group, the Transportation Products Group and the Additional Assets, provided the
                                                                    --------
proceeds of such sales are applied as required by subsection 2.8(b).

          8.7  Modification, etc. of Subordinated Debt.  The Company will not,
               ---------------------------------------
and will not permit any of its Subsidiaries to, consent to or enter into any amendment, supplement or other modification of any provision of any agreement or instrument evidencing or governing any Subordinated Debt.

          8.8  Transactions with Affiliates.  The Company will not, and will not
               ----------------------------
permit any of its Subsidiaries to, enter into, or cause, suffer, or permit to exist:

          (a) any arrangement or contract with any of its Affiliates (other than the Company or a Subsidiary of the Company, as the case may be), of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes, and expenses or otherwise) requiring any payments to be made by the Company or any Subsidiary of the Company to any such Affiliate unless such arrangement is fair and equitable to the Company or such Subsidiary; or

          (b) any other transaction, arrangement, or contract with any of its Affiliates (other than the Company or a Subsidiary of the Company) which would not be entered into by a prudent Person in the position of the Company or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates.

          8.9  Negative Pledges, Subsidiary Payments; Modification of Documents.
               ----------------------------------------------------------------
The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement and any other agreement set forth on Schedule VII) (a) prohibiting the creation or assumption of any Security Interest upon the properties, revenues, or assets, whether now owned or hereafter acquired, of the Company or any Subsidiary of the Company, other than the existing limitations on Security Interests set forth in the 8-3/4% Notes,
(b) which would restrict the ability of any Subsidiary of the Company to pay or make dividends or distributions in cash or in kind, to make loans, advances or other payments of whatsoever nature, or to make transfers or distributions of all or any part of its assets, in each case to the Company or to any corporation as to which such Subsidiary is a Subsidiary or (c) which restricts or limits the ability of the Company or any Subsidiary of the Company to amend, supplement or otherwise modify any of the Loan Documents.

          8.10  Inconsistent Agreements.  The Company will not, and will not
                -----------------------
permit any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by any Loan or by the performance by the Company or any Subsidiary Guarantor of its respective obligations hereunder or under any other Loan Document to which it is a party.

          8.11  Fiscal Year.  The Company will not change its Fiscal Year.
                -----------

          8.12  Environmental Liabilities.  The Company will not, and will not
                -------------------------
permit any of its Subsidiaries, or any tenant of the Company or its Subsidiaries, to, violate any Environmental Law to an extent sufficient to give rise to, or give rise to a reasonable likelihood of, a Materially Adverse Effect; and, without limiting the foregoing, the Company will not, and will not permit any Person to, dispose of any Hazardous Material into or onto, or (except in accordance with applicable law) from, any real property owned, operated or otherwise used by the Company or any of its Subsidiaries nor allow any lien imposed pursuant to any Environmental Law to be imposed or to remain on such real property to an extent sufficient to cause or give rise to a reasonable likelihood of a Materially Adverse Effect, except as contested in reasonable good faith by appropriate proceedings and the pendency of such proceedings will not have a Materially Adverse Effect and except and unless adequate reserves have been established and are being maintained on its books in accordance with GAAP.

          8.13  Excluded Subsidiaries.  The Company will not, and will not
                ---------------------
permit any Subsidiary Guarantor, or any Subsidiary of any Subsidiary Guarantor, to, merge or consolidate with any Excluded Subsidiary or transfer any assets to any Excluded Subsidiary, except:

          (a)  transfers of assets in the ordinary course of business;

          (b) transfers of assets from one Subsidiary of a Subsidiary Guarantor to another Subsidiary of such Subsidiary Guarantor or to another Subsidiary Guarantor or Subsidiary of another Subsidiary Guarantor; or

          (c) transfers of assets having a book value which, when aggregated with the book value of all other assets transferred by all other Subsidiary Guarantors and their Subsidiaries in reliance on this clause (c), does not exceed $75,000,000 plus the amount of any liabilities of the Subsidiary Guarantor or such Subsidiary assumed by the Excluded Subsidiary in connection with such transfer.

          8.14  Indebtedness for Borrowed Money.  The Company will not permit
                -------------------------------
any of its Subsidiaries to incur any Indebtedness for Borrowed Money, except:

          (a)    the Loans;

          (b) Indebtedness for Borrowed Money listed on Schedule VIII, including any replacements, extensions or renewals thereof up to an amount not to exceed the principal amount thereof listed on such Schedule;

          (c) Indebtedness for Borrowed Money described in clause (e) of the definition thereof in an aggregate amount not to exceed at any time $50,000,000 for all of the Company's Subsidiaries combined;

          (d) Indebtedness for Borrowed Money incurred in connection with the acquisition of all or substantially all the capital stock or assets of a non-U.S. Person or division thereof, in the case of a purchase or acquisition of assets; provided that following such acquisition the only
                            --------
     Persons having any obligation with respect to such Indebtedness for Borrowed Money (other than obligations under a Guarantee issued with respect thereto and otherwise permitted under subsection 8.5) are such non-U.S. Person, a special purpose company formed for the purpose of such acquisition or both; and provided further, that the amount of such
                              -------- -------
     Indebtedness for Borrowed Money, when aggregated with any Indebtedness for Borrowed Money of such non-U.S. Person assumed or otherwise acquired in connection with such acquisition, does not exceed $150,000,000; and

          (e) Indebtedness for Borrowed Money which, when aggregated with the principal amount or purchase price of any Accounts Receivable Financing of the Company's Subsidiaries permitted under subsection 8.15 does not exceed an amount for the Company and its Subsidiaries combined equal to $150,000,000; provided that in no event shall the Company's U.S.
                   --------
     Subsidiaries incur Indebtedness for Borrowed Money which, when combined with the principal amount or purchase price of any Accounts Receivable Financing of the Company's Subsidiaries permitted under subsection 8.15, exceeds $100,000,000 in the aggregate for all such U.S. Subsidiaries.

Indebtedness for Borrowed Money incurred under one of the exceptions listed (a) through (c) above, inclusive, shall not reduce the amount of Indebtedness for Borrowed Money that may be incurred under any of the other exceptions.

          8.15  Accounts Receivable Financing.  The Company will not, and will
                -----------------------------
not permit any of its Subsidiaries to, enter into any Accounts Receivable Financing unless such Accounts Receivable Financing and all other Accounts Receivable Financings do not involve in excess of $100,000,000 in principal amount or purchase price in the aggregate for the Company and its Subsidiaries combined; provided, however that:
          --------

          (a) at no time may the Company or the Company's U.S. Subsidiaries enter into any Accounts Receivable Financing involving in the aggregate for all such Subsidiaries combined more than $55,000,000 in principal amount or purchase price; and

          (b) no Subsidiary of the Company may enter into any Accounts Receivable Financing that, when aggregated with the outstanding Indebtedness for Borrowed Money of the Subsidiaries of the Company, would exceed the limits provided for in subsection 8.14.

          8.16  Sale Leasebacks.  The Company will not permit any of its
                ---------------
Subsidiaries to lease any property as lessee in connection with a Sale and Leaseback Transaction entered into after the date hereof if, at the time of such entering into and after giving effect thereto,

Attributable Debt for such Sale and Leaseback Transaction and for all Sale and Leaseback Transactions so entered into by its Subsidiaries would, if added to all outstanding amounts of Indebtedness for Borrowed Money permitted by subsection 8.14, exceed the limit for its Subsidiaries set forth therein.


          SECTION 9.  EVENTS OF DEFAULT
                      -----------------

          9.1  Event of Default.  Any of the following shall constitute an
               ----------------
"Event of Default":

          (a)  Non-Payment of Obligations.  Default in the payment when due of
               --------------------------
any principal of any Loan or any amount of interest on any Bid Loan; default and continuance thereof for five days in the payment when due of any interest on any other Loan or in the payment when due of any fee or any other monetary Obligation payable by the Company, any Borrower or any Subsidiary Guarantor; or

          (b)  Non-Payment of Other Indebtedness for Borrowed Money.  Default in
               ----------------------------------------------------
the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Indebtedness for Borrowed Money of, or guaranteed by, the Company or any Subsidiary of the Company with an aggregate principal amount of $10,000,000 or more (except any such Indebtedness for Borrowed Money of any such Subsidiary to the Company or to any other Subsidiary of the Company) or default in the performance or observance of any obligation or condition with respect to any such other Indebtedness for Borrowed Money if the effect of such default is to accelerate the maturity of any such Indebtedness for Borrowed Money or cause any of such Indebtedness for Borrowed Money to be prepaid, purchased or redeemed or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness for Borrowed Money to become due and payable prior to its expressed maturity or to cause such Indebtedness for Borrowed Money to be prepaid, purchased or redeemed; or

          (c)  Representations and Warranties.  Any representation or warranty
               ------------------------------
made or deemed made by any Credit Party herein is breached or is false or misleading in any material respect when made or deemed made, or any schedule, certificate, financial statement, report or notice furnished by any Credit Party to any Agent or any Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

          (d)  Bankruptcy, Insolvency, etc.  The Company or any Subsidiary of
               ----------------------------
the Company becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Company or any Subsidiary of the Company applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary of the Company or for a substantial part of the property of any thereof and is not discharged within 60 days;

or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding in respect of the Company or any Subsidiary of the Company is voluntarily commenced or consented to or acquiesced in by the Company or any Subsidiary of the Company; or any involuntary case or proceeding which is not consented to or acquiesced in is commenced against the Company or any Subsidiary of the Company and remains for 60 days undismissed; or the Company or any Subsidiary of the Company takes any corporate action to authorize, or in furtherance of, any of the foregoing; or

          (e)  Specified Non-Compliance with this Agreement.  Failure by the
               --------------------------------------------
Company to comply with or to perform under subsections 7.2, 7.6(a) or 7.6(d) or
Section 8; or

          (f)  Other Non-Compliance with this Agreement or Any Other Loan
               ----------------------------------------------------------
Document.  Failure by any Credit Party to comply with or to perform any
--------
provision of this Agreement or any other Loan Document to which it is a party (and not constituting an Event of Default under any of the other provisions of this subsection 9.1) and continuance of such failure for 30 days after notice thereof to the Company and such Credit Party from the Administrative Agent; or

          (g)  ERISA.  (i) A contribution failure shall occur with respect to
               -----
any Plan sufficient to give rise to a lien under section 302(f) of ERISA or (ii) any of the following events shall occur with respect to any Plan, Welfare Plan or Multiemployer Plan:

          (A) such Plan or Multiemployer Plan shall be terminated or a receiver to administer such Plan or Multiemployer Plan shall have been appointed (or steps shall be instituted to effect such termination or appointment);

          (B) the Company or any Subsidiary of the Company shall withdraw from such Plan or Multiemployer Plan (or shall institute steps to effect such withdrawal); or

          (C) any Reportable Event or other event shall occur with respect to such Plan, Welfare Plan or Multiemployer Plan which would present a material risk to the Company or any Subsidiary of the Company of incurring a liability on account of such Plan or Multiemployer Plan;

and, with respect to the foregoing clause (ii), there shall exist a deficiency in the assets available to satisfy the benefit liabilities under ERISA with respect to such Plan or Multiemployer Plan, and such occurrence shall result in a liability of the Company or its Subsidiaries in excess of $10,000,000 and such deficiency continues for more that five Business Days; or

          (h)  Judgments.  A judgment which, with other such outstanding
               ---------
judgments against the Company and each Subsidiary of the Company, exceeds an aggregate of $10,000,000 (net of actual insurance coverage with respect thereto), shall be rendered against the Company or any of its Subsidiaries and, within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within 30 days after the expiration of any such stay, such judgment shall not have been discharged; or

          (i)  Change of Control.  Any Change of Control shall occur; or
               -----------------

          (j)  Loan Documents.  Any Loan Document or any Security Interest
               --------------
granted thereunder shall terminate or cease to be effective (other than pursuant to its terms) or cease to be the legally valid, binding, and enforceable obligation of the Credit Party party thereto (other than as a result of any termination in accordance with the terms thereof); any Credit Party party to any Loan Document, shall, directly or indirectly, contest in any manner the effectiveness of any such Loan Document or any Security Interest granted thereunder or the validity, binding nature, or enforceability thereof; or any Security Interest securing, in whole or in part, any Obligation shall cease to have the priority purported to be given under any Pledge Agreement.

          9.2  Remedies.  If any Event of Default occurs, the Administrative
               --------
Agent shall, at the request of, or may, with the consent of, the Required Banks,

          (a) declare the Commitments to be terminated, whereupon the Commitments shall forthwith be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party;

          (c) exercise on behalf of the Banks and the Agents all rights and remedies available under the Pledge Agreements with respect to the Collateral described therein; and

          (d) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
--------  -------
9.1(d), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of any Agent or any Bank. If the Swingline Bank or any Bid Loan Lender shall suffer an Event of Default under subsection 9.1(a) due to the Company's failure to pay any amount of principal of or interest on any Swingline Loan or Bid Loan, the Swingline Bank or such Bid Loan Lender may send a written request to the Administrative Agent to obtain approval of the Required Banks to terminate the Commitments and accelerate the maturity of the Loans and, if such approval is not obtained within 10 Business Days after the date such request is received, the Swingline Bank or the affected Bid Loan Lender (or assignee) may commence enforcement of such default by any and all legal means.

          9.3  Rights Not Exclusive.  The rights provided for in this Agreement
               --------------------
and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

          SECTION 10.  THE GUARANTEES
                       --------------

          10.1  Guarantee from the Subsidiary Guarantors.
                ----------------------------------------

          (a) In order to induce the Banks to make Loans to the Company and the Subsidiary Borrowers under this Agreement, each Subsidiary Guarantor, having an interest in the financial condition of the Company and the Subsidiary Borrowers, hereby unconditionally and irrevocably, jointly and severally, guarantees the prompt payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of all Obligations. The obligations of each Subsidiary Guarantor hereunder are those of a primary obligor, and not merely a surety, and are independent of the Obligations. A separate action or actions may be brought against each Subsidiary Guarantor whether or nor an action is brought against the Company, any Subsidiary Borrower, any other guarantor or other obligor in respect of the Obligations or whether the Company, any Subsidiary Borrower, any other guarantor or any other obligor in respect of the Obligations is joined in any such action or actions. Each Subsidiary Guarantor waives the benefit of any statute of limitation affecting its liability hereunder and agrees that its liability hereunder shall not be subject to any right of set-off, counterclaim or recoupment (each of which rights is hereby waived).

          (b) Each Subsidiary Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of this Agreement and the other Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Banks with respect thereto. The liability of each Subsidiary Guarantor under this guarantee shall be absolute and unconditional irrespective of:

               (i) any lack of genuineness, validity, legality or enforceability against the Company, any Subsidiary Borrower or any other guarantor of this Agreement, any other Loan Document or any document, agreement or instrument relating hereto or any assignment or transfer of this Agreement or any other Loan Document or any defense that the Company or any Subsidiary Borrower may have with respect to its liability hereunder;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any waiver, indulgence, compromise, renewal, extension, amendment, modification of, or addition, consent, supplement to, or consent to departure from, or any other action or inaction under or in respect of, this Agreement, any other Loan Document or any document, instrument or agreement relating to the Obligations or any other instrument or agreement referred to herein or any assignment or transfer of this Agreement;

               (iii) any release or partial release of any other guarantor or other obligor in respect of the Obligations;

               (iv) any exchange, release or non-perfection of any collateral for all or any of the Obligations, or any release, or amendment or waiver of, or consent to departure from, any guarantee or security, for any or all of the Obligations;

               (v) any furnishing of any additional security for any of the Obligations;

               (vi) the liquidation, bankruptcy, insolvency or reorganization of the Company, any Subsidiary Borrower, any other guarantor or other obligor in respect of the Obligations or any action taken with respect to this guarantee or otherwise by any trustee or receiver, or by any court, in any such proceeding;

               (vii) any modification or termination of any intercreditor or subordination agreement pursuant to which the claims of other creditors of the Company, any Subsidiary Borrower or any guarantor are subordinated to those of the Banks or the Agents; or

               (viii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Company, any Subsidiary Borrower or such Subsidiary Guarantor.

          (c) This guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Obligations, or any part thereof, is, upon the insolvency, bankruptcy or reorganization of the Company, any Subsidiary Borrower or any Subsidiary Guarantor or otherwise pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by any of the Agents or any Bank, all as though such payment or performance had not been made.

          (d) If an event permitting the acceleration of any of the Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against the Company or any Subsidiary Borrower of a case or proceeding under any bankruptcy or insolvency law, each Subsidiary Guarantor agrees that, for purposes of this guarantee and its obligations hereunder, the Obligations shall be deemed to have been accelerated and the Subsidiary Guarantors shall forthwith pay such Obligations (including interest which but for the filing of a petition in bankruptcy with respect to the Company would accrue on such Obligations), and the other obligations hereunder, forthwith upon demand.

          (e) Each Subsidiary Guarantor hereby waives (i) promptness, diligence, presentment, notice of nonperformance, protest or dishonor, notice of acceptance and any and all other notices with respect to any of the Obligations or this Agreement or any other Loan Document, and (ii) any right to require that any Agent or any Bank protect, secure, perfect or insure any Security Interest in or any Security Interest on any property subject thereto or exhaust any right or pursue any remedy or take any action against the Company, any

Subsidiary Borrower, any other guarantor or any other Person or any collateral or security or to any balance of any deposit accounts or credit on the books of any Agent or any Bank in favor of the Company, any Subsidiary Borrower or any Subsidiary Guarantor.

          (f) Notwithstanding any payment or payments made by any Subsidiary Guarantor hereunder or any setoff or application of funds of any Subsidiary Guarantor by any Agent, any Bank or the Italian Lender, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of any Agent, any Bank or the Italian Lender against the Company or any Subsidiary Borrower or any collateral security or guarantee or right of offset held by any Agent, any Bank or the Italian Lender for the payment of any of the Obligations, nor shall any Subsidiary Guarantor seek any reimbursement from the Company or any Subsidiary Borrower in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to each Agent, each Bank and the Italian Lender for or on account of the Obligations have been paid in full.

          (g) If, in the exercise of any of its rights and remedies, any Agent or any Bank shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against the Company, any Subsidiary Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Subsidiary Guarantor hereby consents to such action and waives any claim based upon such action. Any election of remedies which results in the denial or impairment of the right of any Agent or any Bank to seek a deficiency judgment against the Company or any Subsidiary Borrower shall not impair any Subsidiary Guarantor's obligation to pay the full amount of the Obligations.

          (h) This guarantee is a continuing guarantee and shall (i) remain in full force and effect until payment in full of the Obligations and all other amounts payable under this guarantee and the termination of the Commitments;
(ii) be binding upon each Subsidiary Guarantor, its successors and assigns; and
(iii) inure, together with the rights and remedies hereunder, to the benefit of the Agents, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Bank may, subject to the terms of this Agreement, assign or otherwise transfer its rights and obligations under this Agreement to any other Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect hereof granted to the Bank pursuant to this guarantee or otherwise, all as provided in, and to the extent set forth in, this Agreement.

          (i) Any obligations of the Company or any Subsidiary Borrower to any Subsidiary Guarantor, now or hereafter existing, are hereby subordinated to the Obligations. Such obligations of the Company or any Subsidiary Borrower to a Subsidiary Guarantor, if the Required Banks so request, shall be enforced and amounts recovered shall be received by such Subsidiary Guarantor as trustee for the Banks and the proceeds thereof shall be paid over to the Banks on account of the Obligations, but without reducing or affecting in any manner the liability of any Subsidiary Guarantor under the provisions of this guarantee.

          (j) Upon failure of the Company or any Subsidiary Borrower to pay any Company Obligation when and as the same shall become due, whether at maturity, by acceleration or otherwise, each Subsidiary Guarantor hereby agrees immediately on demand by any of the Banks or the Agents to pay or cause to be paid in accordance with the terms hereof an amount equal to the full unpaid amount of the Obligations then due in Dollars or such other Currency in which such obligations are at the time denominated pursuant to the provisions of this Agreement.

          (k) Anything herein or in any other Loan Agreement to the contrary notwithstanding, the maximum liability of each Subsidiary Guarantor hereunder and under any other Loan Document shall in no event exceed the amount which can be guaranteed by such Subsidiary Guarantor under applicable Federal and state laws relating to the insolvency of debtors.

          (l) In the event that the Company shall sell any Subsidiary Guarantor that is included in the Professional Audio Group or the Transportation Products Group, and apply the proceeds of such sale as contemplated by subsection 2.8(b), such Subsidiary Guarantor shall be automatically relieved from its obligations under this subsection 10.1, and the Administrative Agent shall, upon the request by the Company, provide a written acknowledgement of such release.

          10.2  Guarantee from the Company.
                --------------------------

          (a) In order to induce the Banks to make Loans to the Subsidiary Borrowers under Section 3 of this Agreement, the Company, having an interest in the financial condition of the Subsidiary Borrowers, hereby unconditionally and irrevocably guarantees the prompt payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of all Foreign Facility Obligations. The obligations of the Company hereunder are those of a primary obligor, and not merely a surety, and are independent of the Obligations of the Subsidiary Borrowers. A separate action or actions may be brought against the Company whether or not an action is brought against any Subsidiary Borrower, any other guarantor or other obligor in respect of the Obligations or whether any Subsidiary Borrower, any other guarantor or any other obligor in respect of the Obligations is joined in any such action or actions. The Company waives the benefit of any statute of limitation affecting its liability hereunder and agrees that its liability hereunder shall not be subject to any right of set-off, counterclaim or recoupment (each of which rights is hereby waived).

          (b) The Company guarantees that the Foreign Facility Obligations guaranteed by it hereby will be paid and performed strictly in accordance with the terms of this Agreement and the other Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, or the Banks with respect thereto.
The liability of the Company under this guarantee shall be absolute and unconditional irrespective of:

               (i) any lack of genuineness, validity, legality or enforceability against any Subsidiary Borrower or any other guarantor of this Agreement, any other Loan

     Document or any document, agreement or instrument relating hereto or any assignment or transfer of this Agreement or any other Loan Document or any defense that any Subsidiary Borrower may have with respect to its liability hereunder;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Foreign Facility Obligations, or any waiver, indulgence, compromise, renewal, extension, amendment, modification of, or addition, consent, supplement to, or consent to departure from, or any other action or inaction under or in respect of, this Agreement, any other Loan Document or any document, instrument or agreement relating to the Foreign Facility Obligations or any other instrument or agreement referred to herein or any assignment or transfer of this Agreement;

               (iii) any release or partial release of any other guarantor or other obligor in respect of the Foreign Facility Obligations;

               (iv) any exchange, release or non-perfection of any collateral for all or any of the Foreign Facility Obligations, or any release, or amendment or waiver of, or consent to departure from, any guarantee or security, for any or all of the Foreign Facility Obligations;

               (v) any furnishing of any additional security for any of the Foreign Facility Obligations;

               (vi) the liquidation, bankruptcy, insolvency or reorganization of any Subsidiary Borrower, any other guarantor or other obligor in respect of the Foreign Facility Obligations or any action taken with respect to this guarantee or otherwise by any trustee or receiver, or by any court, in any such proceeding;

               (vii) any modification or termination of any intercreditor or subordination agreement pursuant to which the claims of other creditors of any Subsidiary Borrower or any guarantor are subordinated to those of the Banks or any Agent; or

               (viii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Subsidiary Borrower or the Company.

          (c) This guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Foreign Facility Obligations, or any part thereof, is, upon the insolvency, bankruptcy or reorganization of the Company or any Subsidiary Borrower or otherwise pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by any of the Agents or any Bank, all as though such payment or performance had not been made.

          (d) If an event permitting the acceleration of any of the Foreign Facility Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against any Subsidiary Borrower of a case or proceeding under any bankruptcy or insolvency law, the Company agrees that, for purposes of this guarantee and its obligations hereunder, the Foreign Facility Obligations shall be deemed to have been accelerated and the Company shall forthwith pay such Foreign Facility Obligations (including interest which but for the filing of a petition in bankruptcy with respect to such Subsidiary Borrower would accrue on such Foreign Facility Obligations), and the other obligations hereunder, forthwith upon demand.

          (e) The Company hereby waives (i) promptness, diligence, presentment, notice of nonperformance, protest or dishonor, notice of acceptance and any and all other notices with respect to any of the Foreign Facility Obligations or this Agreement or any other Loan Document, and (ii) any right to require that any Agent or any Bank protect, secure, perfect or insure any Security Interest in or any Security Interest on any property subject thereto or exhaust any right or pursue any remedy or take any action against the Company, any other guarantor or any other Person or any collateral or security or to any balance of any deposit accounts or credit on the books of any Agent or any Bank in favor of the Company or any Subsidiary Borrower.

          (f) Notwithstanding any payment or payments made by the Company hereunder or any setoff or application of funds of the Company by any Agent, any Bank or the Italian Lender, the Company shall not be entitled to be subrogated to any of the rights of any Agent, any Bank or the Italian Lender against any Subsidiary Borrower or any collateral security or guarantee or right of offset held by any Agent, any Bank or the Italian Lender for the payment of any of the Obligations, nor shall the Company seek any reimbursement from any Subsidiary Borrower in respect of payments made by the Company hereunder, until all amounts owing to each Agent, each Bank and the Italian Lender for or on account of the Obligations have been paid in full.

          (g) If, in the exercise of any of its rights and remedies, any Agent or any Bank shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Subsidiary Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, the Company hereby consents to such action and waives any claim based upon such action. Any election of remedies which results in the denial or impairment of the right of any Agent or any Bank to seek a deficiency judgment against any Subsidiary Borrower shall not impair the Company's obligation to pay the full amount of the Foreign Facility Obligations.

          (h) This guarantee is a continuing guarantee and shall (i) remain in full force and effect until payment in full of the Foreign Facility Obligations and all other amounts payable under this guarantee and the termination of the Commitments; (ii) be binding upon the Company, its successors and assigns; and
(iii) inure, together with the rights and remedies hereunder, to the benefit of the Agents, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Bank may, subject to the terms of this Agreement, assign or otherwise transfer its rights and obligations under this Agreement to any other Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect hereof granted to the Bank pursuant to this guarantee or otherwise, all as provided in, and to the extent set forth in, this Agreement.

          (i) Any obligations of any Subsidiary Borrower to the Company, now or hereafter existing, are hereby subordinated to the Foreign Facility Obligations. Such obligations of any Subsidiary Borrower to the Company, if the Required Banks so request, shall be enforced and amounts recovered shall be received by the Company as trustee for the Banks and the proceeds thereof shall be paid over to the Banks on account of the Foreign Facility Obligations, but without reducing or affecting in any manner the liability of the Company under the provisions of this guarantee.

          (j) Upon failure of any Subsidiary Borrower to pay any Foreign Facility Obligation when and as the same shall become due, whether at maturity, by acceleration or otherwise, the Company hereby agrees immediately on demand by any of the Banks or the Agents to pay or cause to be paid in accordance with the terms hereof an amount equal to the full unpaid amount of the Foreign Facility Obligations then due in Dollars.


          SECTION 11.  THE AGENTS
                       ----------

          11.1  Appointment and Authorization.  Each Bank hereby irrevocably
                -----------------------------
appoints, designates and authorizes each of the Administrative Agent, the Documentation Agent and the Bid Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent, the Documentation Agent or the Bid Agent, as the case may be, by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, neither the Administrative Agent, the Documentation Agent nor the Bid Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent, the Documentation Agent or the Bid Agent, have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent, the Documentation Agent or the Bid Agent.

          11.2  Delegation of Duties.  Each Agent may execute any of its duties
                --------------------
under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          11.3  Liability of Agents.  None of the Agents, their Affiliates, or
                -------------------
any of their officers, directors, employees, agents, or attorneys-in-fact (collectively, the "Agent-Related Persons") shall (a) be liable to any of the
                    ---------------------
Banks for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for their own gross negligence or wilful misconduct), or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by any Credit Party or any Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by either Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness (other than its own due execution and delivery), genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any Credit Party or other Affiliates of the Company.

          11.4  Reliance by Agents.
                ------------------

          (a) The Banks agree that each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by any Agent. The Banks agree that each of the Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Required Banks or, as required by subsection 11.1, all the Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Banks agree that the Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks or, as required by subsection 11.1, all the Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in subsections 5.1 and 5.2 as it relates to the initial Borrowing, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Bank prior to the initial Borrowing specifying in reasonable detail its objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect or such Bank shall not have made available to the Administrative Agent, such Bank's ratable portion of such Borrowing.

          11.5  Notice of Default.  The Administrative Agent shall not be deemed
                -----------------
to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks and other Agents. The Administrative Agent shall take such action with respect to such Default as shall be requested by the Required Banks in accordance with
Section 9; provided, however, that unless and until the Administrative Agent
           --------  -------
shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Banks.

          11.6  Credit Decision.  Each Bank expressly acknowledges that none of
                ---------------
the Agent-Related Persons has made any representation or warranty to it and that no act by any of the Agents hereafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by such Agent to any Bank. Each Bank represents to the Agents that it has, independently and without reliance upon the Agents and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and extend credit to the Borrowers hereunder and thereunder. Each Bank also represents that it will, independently and without reliance upon the Agents and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, no Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Credit Parties which may come into the possession of any of the Agent-Related Persons.

          11.7  Indemnification.  The Banks shall indemnify upon demand each of
                ---------------
the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, the other Loan Documents or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such person under or in connection with any of the foregoing; provided,
                                                                     --------
however, that no Bank shall be liable for the payment to any of the Agent-
-------
Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or wilful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agents upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by any of the Agents in connection with the preparation, execution, delivery, administration, modification, amendment, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agents are not reimbursed for such expenses by or on behalf of the Company. Without limiting the generality of the foregoing, if the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under subsection 4.1 or this subsection 11.7, together with all Attorney Costs. The obligation of the Banks in this subsection 11.7 shall survive the termination of this Agreement and the payment of all other Obligations.

          11.8  Agents in Individual Capacity.  Bank of America, Chemical and
                -----------------------------
their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Credit Parties and their Affiliates as though such Persons were not an Agent hereunder and without notice to the Banks. With respect to its Loans, Bank of America and Chemical shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise the same as though it were not an Agent, and the terms "Bank" and "Banks" shall include Bank of America and Chemical in its individual capacity.

          11.9  Successor Agents.  Any Agent may resign as Administrative Agent,
                ----------------
Documentation Agent or Bid Agent, as the case may be, upon 30 days' notice to the Banks, the Company and each Guarantor. If any Agent shall resign under this Agreement, the Required Banks shall appoint from among the Banks a successor to such Agent, which successor Agent shall be subject to the approval of the Company if no Default has occurred and is continuing, such approval not to be unreasonably withheld or delayed. If no successor Agent is appointed prior to the effective dates of the resignation of the resigning Agent, such Agent may appoint, after consulting with the Banks and subject to the approval of the Company if no Default has occurred and is continuing, such approval not to be unreasonably withheld or delayed, a successor Agent from among the Banks or any Bank Affiliate. If no successor Agent has accepted appointment as successor to the resigning Agent by the date which is 30 days following such resigning Agent's notice of resignation, such Agent's notice of resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of such successor Agent, as provided for above. Upon the effective date of rights, powers and duties of the resigning Agent and the term "Administrative Agent,"

Documentation Agent," or "Bid Agent," as the case may be, shall mean duties in such capacity shall be terminated. After any Agent resigns hereunder as Agent, the provisions of this Section 11 and subsections 12.4 and 12.5 shall inure and survive to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

          11.10  The Arrangers.  The Arrangers, in such capacity, shall have no
                 -------------
duties or responsibilities, and shall incur no obligations or liabilities, under this Agreement.


          SECTION 12.  MISCELLANEOUS
                       -------------

          12.1  Amendments and Waivers.  All requests for any amendment or
                ----------------------
waiver of any provision of this Agreement or any other Loan Document shall be made by the Company or any Bank to the Documentation Agent. The Documentation Agent will manage the voting and execution process in connection with any amendment or waiver. No amendment or waiver of, any provisions of this Agreement or any other Loan Document and no consent with respect to any departure by any Credit Party herefrom or therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks and acknowledged in writing by the Agents and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall,
       --------  -------
unless in writing and signed by all the Banks, do any of the following:

          (a) increase any Commitment of any Bank or release the Company from its guarantee obligations under subsection 10.2;

          (b) postpone or delay any date fixed for any payment of principal, interest or fees due hereunder or under any other Loan Document or extend the Termination Date;

          (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document or reduce the Applicable Margin provided for herein;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder;

          (e) amend this subsection 12.1 or any provision of this Agreement expressly requiring the consent of all of the Banks in order to take or refrain from taking any action;

          (f) permit consummation of a merger involving the Company where the surviving corporation is a Person other than a direct or indirect wholly owned Subsidiary of the Company or permit a sale of all or substantially all of the Company's assets where the purchaser or acquirer is a Person other than a direct or indirect wholly owned Subsidiary of the Company;

          (g) amend the definition of "Required Banks;" and

          (h) amend, waive or modify subsections 4.15, 5.1 or 5.2;

provided, further, that no such waiver, amendment or consent shall, unless in
--------  -------
writing and signed by Banks with an aggregate Commitment Percentage of at least 75%, release any Subsidiary Guarantor from its obligations under the guarantee set forth in Section 10 or any security interest created under any Pledge Agreement except as provided in this Agreement; and provided, still further,
                                                    --------  -------------
that no amendment, waiver or consent shall, if it affects the rights or duties of any of the Agents or the Swingline Bank, be effective unless in writing and consented to and signed by the Person whose rights and duties are to be affected and the Required Banks or all the Banks, as the case may be. At the time of requesting any consent to any amendment or waiver of any provision of this Agreement or any other Loan Document the Company may agree to pay an acceptance fee to those Banks that give such consent and may, in its discretion, agree to pay lesser or no fees to those Banks that do not give such consent.

          12.2  Notices.
                -------

          (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, facsimile transmission) and mailed, transmitted by facsimile or delivered, (i) if to the Company or to any Initial Subsidiary Guarantor, to its address specified on the signature pages hereof (or, in the case of any other Subsidiary Guarantor, in its Subsidiary Guarantor Supplement), with a copy to Lippes, Silverstein, Mathias and Wexler, 28 Church Street, Buffalo, New York 14202-3950, Attention: Gerald S. Lippes, Fax: (716) 853-5199, (ii) if to any Bank, to the notice address of such Bank set forth on Schedule I hereto or in the Assignment and Acceptance pursuant to which such Bank became a party hereto,
(iii) if to any Agent, to its address specified on the signature pages hereof; or (iv) as to any party to such other address as shall be designated by such party in a written notice to the other parties.

          (b) All such notices and communications shall be effective when delivered (any notice transmitted by facsimile to be promptly confirmed by the sender by telephone) except that notices to an Agent pursuant to Sections 2, 3 or 9 shall not be effective until actually received by such Agent.

          12.3  No Waiver.  No failure to exercise and no delay in exercising,
                ---------
on the part of any Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

          12.4  Costs and Expenses.  The Company shall, whether or not the
                ------------------
transactions contemplated hereby shall be consummated:

          (a) pay or reimburse each Agent, on demand for all costs and expenses incurred by such Agent in connection with the development, preparation, execution, delivery and administration of, and any amendment, supplement, waiver or modification to, this Agreement, any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Attorney Costs incurred by them with respect thereto;

          (b) pay or reimburse each Bank and each Agent on demand for all reasonable costs and expenses incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans) under this Agreement (including the guarantees contained in Section 10), any other Loan Document, and any such other documents, including, without limitation, Attorney Costs or the cost of any consultants incurred by any Agent or any Bank; and

          (c) pay or reimburse each Agent on demand for all reasonable appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by such Agent in connection with the matters referred to under clauses
(a) and (b) of this subsection 12.4. The agreements in this subsection 12.4 shall survive termination of this Agreement.

          12.5  Indemnities.  The Company shall pay, indemnify, and hold each
                -----------
Bank, each Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless
                                                 ------------------
from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including, without limitation, Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding related to this Agreement, the other Loan Documents or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Company shall have no
 -----------------------    --------  -------
obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or wilful misconduct of such Indemnified Person as the same is determined by a final judgment of a court of competent jurisdiction. The agreements in this subsection 12.5 shall survive the termination of this Agreement and the payment of all other Obligations.

          12.6  Successors and Assigns.  Subject to subsection 12.7, the
                ----------------------
provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Credit Party may assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of the Agents and each Bank.

          12.7  Assignments, Participation, etc.
                --------------------------------

          (a) Any Bank may, with the written consent of the Company and the Administrative Agent, which consent shall not be unreasonably withheld or delayed, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agents shall be required in connection with any assignment and delegation by a Bank to a Bank Affiliate of such Bank or to any other Bank) (each an "Assignee") all, or any ratable part
                                             --------
of all, of the Loans, its Commitments and the other rights and obligations of such Bank hereunder; provided, however, that any such assignment shall be in a
                     --------  -------
minimum amount equal to the lesser of $10,000,000 or the full amount of the assignor Bank's Commitments; and provided, further, that the Company may
                                 --------  -------
withhold consent to any such assignment and delegation of less than all of a Bank's Commitments if, after giving effect to such assignment and delegation, the assignor Bank's Commitments would be less than $10,000,000; and provided,
                                                                    --------
still further, that the Company, any Subsidiary Guarantor and the Agents may
----- -------
continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment in form and substance satisfactory to the Company and the Agents, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agents by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agents an Assignment and Acceptance in the form of Exhibit L ("Assignment and Acceptance") ; and (iii) such Bank or its Assignee shall have
---------------------------
paid a processing fee of $3,500 to the Administrative Agent; and provided, still
                                                                 --------  -----
further, that any assignment hereunder must include an equal percentage of the
-------
assignor Bank's Revolving Commitment and Revolving Loans.

          (b) From and after the date that the Administrative Agent notifies the assignor Bank that the requirements of subsection 12.7(a) are satisfied (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its additional obligations under the Loan Documents. Anything herein to the contrary notwithstanding, any Bank assigning all of its Loans, Commitments and other rights and obligations hereunder to an Assignee shall continue to have the benefit of all indemnities hereunder following such assignment.

          (c) Immediately upon each Assignee's making its payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Aggregate Commitment arising therefrom. The Commitments allocated to each Assignee shall reduce the Commitments of the assignor Bank pro tanto.
                                 --- -----

          (d) Any Bank may at any time sell to one or more banks or other institutions (a "Participant") participating interests in any Loans or
                 -----------
Commitment of that Bank and the other interests of that Bank (the "Originating
                                                                   -----------
Bank") hereunder and under the other
----

Loan Documents; provided, however, that (i) the Originating Bank's obligations
                --------  -------
under this Agreement shall remain unchanged, (ii) the Originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, the Subsidiary Borrowers, the Subsidiary Guarantors and the Agents shall continue to deal solely and directly with the Originating Bank in connection with the Originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, provided that such Participant shall have the right to approve any amendment, consent or waiver described in clauses (b) and (c) of the first proviso to subsection 12.1; and provided, still further,
               ----- -------                         --------  ----- -------
that the sale of any participating interest hereunder (other than the sale of any participating interest in a Bid Loan) must include an equal percentage of the Originating Bank's, Revolving Commitment and Revolving Loans or Foreign Facility Commitment and Foreign Facility Loans, as the case may be. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company or a Subsidiary Borrower hereunder shall be determined as if such Bank had not sold such participation; except that, (A) if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement and (B) each Participant shall be deemed to have the rights and benefits under Section 4 in respect of its participating interest in any Loan or Commitment to the same extent as if its participating interest were held by a Bank under this Agreement.

          (e) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Bank may assign all or any portion of the Loans held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank, provided
                                                                      --------
that any payment in respect of such assigned Loans made by a Borrower or a Subsidiary Guarantor to or for the account of the assigning Bank in accordance with the terms of this Agreement shall satisfy such Borrower's or such Subsidiary Guarantor's obligations hereunder in respect to such assigned Loans to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

          12.8  Set-off.  In addition to any rights and remedies of the Banks
                -------
provided by law, if an Event of Default occurs and is continuing each Bank is authorized at any time and from time to time, without prior notice to the Company, any Subsidiary Borrower or any Subsidiary Guarantor, any such notice being waived by the Company, each Subsidiary Borrower and each Subsidiary Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Bank to or for the credit or the account of the Company, any Subsidiary Borrower or any Subsidiary Guarantor against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company or the affected Subsidiary and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give
                                   --------  -------
such notice shall not affect the validity of such set-off and application. The rights of each Bank under this subsection 12.8 are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.

          12.9  Notification of Addresses, Lending Offices, etc.  Each Bank
                ------------------------------------------------
shall notify the Administrative Agent, the Company and the Subsidiary Guarantors in writing of any changes in the address to which notices to the Bank should be directed, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent or the Company shall reasonably request.

          12.10  Counterparts.  This Agreement may be executed by one or more of
                 ------------
the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

          12.11  Severability.  The illegality or unenforceability of any
                 ------------
provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          12.12  No Third Parties Benefited.  This Agreement is made and entered
                 --------------------------
into for the sole protection and legal benefit of the parties hereto and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. None of the Agents nor any Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

          12.13  Governing Law and Jurisdiction.
                 ------------------------------

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          (b) Any legal action or proceeding with respect to this Agreement or any of the other Loan Documents may be brought in the Supreme Court of the State of New York for New York County or the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, each of the parties hereto consents, for itself and in respect of its property, to the jurisdiction of those courts. Each of the parties hereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the
               --------------------
bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any of the other Loan Documents. The parties hereto each waive personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

          (c) Each of the Credit Parties other than the Company hereby irrevocably designates, appoints and empowers the Company as its authorized agent upon whom process may be served in any suit, claim, action or proceeding arising out of or related to this Agreement, the other Loan Documents and the transactions contemplated hereby and brought in any of the courts specified above and each of such Credit Parties hereby agrees that service of process upon any of its officers or such authorized agent, and written notice of such service (mailed or delivered to it, at the address identified with its signature below or, if applicable, in its Guarantor Supplement), shall, to the extent permitted by law, be deemed in every respect effective service of process upon it in any such suit, claim, action or proceeding.

          12.14  Waiver of Jury Trial.  The parties hereto each waive their
                 --------------------
respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement, the other Loan Documents, or the transactions contemplated hereby or thereby, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether with respect to contract claims, tort claims, or otherwise.
The parties hereto each agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this subsection 12.14 as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Agreement or the other Loan Documents or any provision hereof or thereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement and the other Loan Documents.

          12.15  Release of Collateral.  (a)  Subject in all cases to the
                 ---------------------
requirements of Regulation U, as applicable, if the Company reaches Investment Grade Status the Administrative Agent shall, at the Company's request and expense, release all collateral held by it pursuant to any Pledge Agreement and the Security Interest in such collateral shall terminate; provided, however,
                                                          --------  -------
that if the Company fails to maintain Investment Grade Status, the Company shall, or shall cause its Subsidiaries to, as the case may be, immediately repledge and redeliver to the Administrative Agent, for the ratable benefit of the Agents and the Banks, all collateral previously released by the Administrative Agent and any other collateral required to be pledged pursuant to subsection 7.9.

          (b) In the event that the Company shall sell any Subsidiary Guarantor that is included in the Professional Audio Group or the Transportation Products Group, and apply the proceeds of such sale as contemplated by subsection 2.8(b), the Administrative Agent shall, upon the request by the Company, release the stock of such Subsidiary Guarantor from the Security Interest created under the Loan Documents.

          12.16  Existing Credit Agreement.  The Required Banks (as defined in
                 -------------------------
the Existing Credit Agreement) hereby waive compliance by the Company with its obligations under subsections 2.10 and 2.11 of the Existing Credit Agreement to notify the Administrative

Agent of its intention to terminate the Aggregate Commitment and prepay Loans under the Existing Credit Agreement within the time periods specified in such subsections.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                         MARK IV INDUSTRIES, INC.,
                         as the Company

                         By:/s/  John J. Byrne
                            -----------------------------------
                         Title:  CFO

                         Address for Notices:
                         One Towne Centre
                         501 John James Audubon Parkway
                         P.O. Box 810
                         Amherst, New York  14226-0810

                         Tel:  716-689-4980, Ext. 340
                         Fax:  716-689-6098
                         Attn:  Mark Barberio

                         DAYCO PTI S.P.A.

                         By:/s/  John J. Byrne
                            -----------------------------------
                         Title:  Vice President

                         Address for Notices:
                         One Towne Centre
                         501 John James Audubon Parkway
                         P.O. Box 810
                         Amherst, New York  14226-0810

                         Tel:  716-689-4980, Ext. 340
                         Fax:  716-689-6098
                         Attn:  Mark Barberio

                         MARK IV TRANSPORTATION PRODUCTS CORP.,
                         as a Subsidiary Guarantor

                         By:/s/  John J. Byrne
                            -----------------------------------
                         Title:  Vice President

                         Address for Notices:
                         One Towne Centre
                         501 John James Audubon Parkway
                         P.O. Box 810
                         Amherst, New York  14226-0810

                         Tel:  716-689-4980, Ext. 340
                         Fax:  716-689-6098
                         Attn:  Mark Barberio

                         GULTON INDUSTRIES, INC.,
                         as a Subsidiary Guarantor


                         By:/s/  John J. Byrne
                            -----------------------------------
                         Title:  Vice President

                         Address for Notices:
                         One Towne Centre
                         501 John James Audubon Parkway
                         P.O. Box 810
                         Amherst, New York  14226-0810

                         Tel:  716-689-4980, Ext. 340
                         Fax:  716-689-6098
                         Attn:  Mark Barberio


                         DAYCO PRODUCTS, INC.,
                         as a Subsidiary Guarantor

                         By:/s/  John J. Byrne
                            -----------------------------------
                         Title:  Vice President

                         Address for Notices:
                         One Towne Centre
                         501 John James Audubon Parkway
                         P.O. Box 810
                         Amherst, New York  14226-0810

                         Tel:  716-689-4980, Ext. 340
                         Fax:  716-689-6098
                         Attn:  Mark Barberio

                         ELECTRO-VOICE, INCORPORATED
                         as a Subsidiary Guarantor


                         By:/s/  John J. Byrne
                            -----------------------------------
                         Title:  Vice President

                         Address for Notices:
                         One Towne Centre
                         501 John James Audubon Parkway
                         P.O. Box 810
                         Amherst, New York  14226-0810

                         Tel:  716-689-4980, Ext. 340
                         Fax:  716-689-6098
                         Attn:  Mark Barberio


                         ANCHOR SWAN, INC.,
                         as a Subsidiary Guarantor


                         By:/s/  John J. Byrne
                            -----------------------------------
                         Title:  Vice President

                         Address for Notices:
                         One Towne Centre
                         501 John James Audubon Parkway
                         P.O. Box 810
                         Amherst, New York  14226-0810

                         Tel:  716-689-4980, Ext. 340
                         Fax:  716-689-6098
                         Attn:  Mark Barberio

                         PUROLATOR PRODUCTS COMPANY,
                         as a Subsidiary Guarantor


                         By:/s/  John J. Byrne
                            -----------------------------------
                         Title:  Vice President

                         Address for Notices:
                         One Towne Centre
                         501 John James Audubon Parkway
                         P.O. Box 810
                         Amherst, New York  14226-0810

                         Tel:  716-689-4980, Ext. 340
                         Fax:  716-689-6098
                         Attn:  Mark Barberio



                         BANK OF AMERICA NATIONAL TRUST
                         AND SAVINGS ASSOCIATION,
                         as Documentation Agent


                         By:/s/  Dietmar Schiel
                            -----------------------------------
                         Title:  Vice President

                         Address for Notices as Documentation Agent:
                         Dept. 5596, 12th Floor
                         1455 Market Street
                         San Francisco, California  94103

                         Tel:   415-436-2769
                         Fax:   415-436-2700
                         Attn:  Dietmar Schiel

                               CHEMICAL BANK
                               as Administrative Agent and as Bid Agent

                               By: /s/ Neil R. Boylan
                                  ------------------------
                               Title: Vice President

                               Address for Notices relating to Foreign Facility Chemical Investment Bank Limited
                               Trinity Tower
                               9 Thomas More Street
                               London, England E19YT

                               Tel:  011-0171-777-2360
                               Fax:  011-0171-777-2347
                               Attn: Steve Hurford

                               Address for all other Notices:
                               Chemical Bank
                               Credit and Lending (9th floor)
                               270 Park Avenue
                               New York, New York 10017-2070

                               Tel:  212-270-3838
                               Fax:  212-270-0330
                               Attn: Bob Gaynor

                               ISTITUTO BANCARIO SAN PAOLO DI TORINO
                               S.P.A., NEW YORK LIMITED BRANCH, as Italian
                               Lender

                               By: /s/ Wendell Jones
                                  -----------------------------
                               Title: Vice President

                               By: /s/ Ettore Viazzo
                                  ------------------------------
                               Title:  Vice President

                                   BANKS
                                   -----

                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION

                                   By: /s/ Dale Robert Mason
                                      -----------------------
                                   Title:  Vice President


                                   CHEMICAL BANK

                                   By:  /s/ Neil R. Boylan
                                      ------------------------
                                   Title: Vice President

                                   ABN AMRO BANK N.V.
                                   NEW YORK BRANCH

                                   By: /s/ Frances Logan
                                      -----------------------------
                                   Title: Vice President

                                   By: /s/ Parker Douglas
                                      -----------------------------
                                   Title: Group Vice President

                                   THE BANK OF NOVA SCOTIA

                                   By: /s/ F.C.H. Ashby
                                      ----------------------------------
                                   Title: Senior Manager Loan Operations

                                   CITIBANK, N.A.

                                   By: /s/ William G. Martens, III
                                      ----------------------------------
                                   Title: Attorney-in-Fact

                                       CREDIT LYONNAIS NEW YORK BRANCH
                                       CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                                       By: /s/ Andrea Griffis
                                           -------------------------
                                       Title: Vice President

                                       By: /s/ Andrea Griffis
                                          ---------------------------
                                       Title: Authorized Signature

                                       FLEET BANK

                                       By: /s/ John L. Larry
                                          ---------------------------
                                       Title: Vice President

                                       MARINE MIDLAND BANK

                                       By: /s/ William H. Graser
                                          ---------------------------
                                       Title: Vice President

                                       BANQUE PARIBAS

                                       By: /s/ John J. McCormick, III
                                          ----------------------------
                                       Title: Vice President

                                       By: /s/ Mary T. Finnegan
                                          ----------------------------
                                       Title: Group Vice President

                                  DRESDNER BANK AG NEW YORK
                                  AND GRAND CAYMAN BRANCHES

                                  By: /s/ Robert Grella
                                      -------------------------
                                  Title: Vice President


                                  By: /s/ J. Curtin Beaudouin
                                      -------------------------
                                  Title:  First Vice President

                                  NATIONSBANK, N.A.

                                  By: /s/ Thomas J. Kane
                                     -----------------------------
                                  Title: Corporate Finance Officer

                                  PNC BANK, NATIONAL ASSOCIATION

                                  By: /s/ Thomas Colwell
                                     -----------------------------
                                  Title: Vice President

                                  KEY BANK OF NEW YORK

                                  By: /s/ Thomas R. Beers
                                     -----------------------------
                                  Title: Vice President


                                  MANUFACTURERS AND TRADERS
                                  TRUST COMPANY

                                  BY: /s/ James F. Lau
                                     -----------------------------
                                  Title: Assistant Vice President

                                         BANCA CRT S.P.A.


                                         By: /s/ Robert P. DeSantes
                                            -------------------------
                                         Title: Vice President


                                         By: /s/ J. Slade Carter, Jr.
                                            -------------------------
                                         Title: Vice President


                                         BANCA NAZIONALE DEL LAVORO  S.P.A.
                                                   NEW YORK BRANCH


                                         By: /s/ Giuliano Violetta
                                             ------------------------
                                         Title:  First Vice President


                                         By: /s/ Giulio Giovine
                                             ------------------------
                                         Title:  Vice President


                                         THE BANK OF NEW YORK


                                         By: /s/ Walter Parelli
                                            ----------------------------
                                         Title: Assistant Vice President

                                         THE BANK OF TOKYO TRUST COMPANY

                                         By: /s/ David J. Viggiano
                                            ----------------------------
                                         Title: Vice President


                                         CREDIT SUISSE

                                         By: /s/ Christopher J. Eldin
                                            -------------------------------
                                         Title: Member of Senior Management


                                         BY: /s/ Adrian Germann
                                            -------------------------------
                                         Title: Associate

                                         THE FUJI BANK LIMITED


                                         By: /s/ Teiji Teramoto
                                            ________________________________
                                         Title: Vice President and Manager


                                         ISTITUTO BANCARIO SAN PAOLO DI TORINO
                                         S.P.A., NEW YORK BRANCH


                                         By:  /s/ Wendell Jones
                                            -------------------------------
                                         Title: Vice President


                                         By:  /s/ Ettore Viazzo
                                            -------------------------------
                                         Title: Vice President


                                         LTCB TRUST COMPANY


                                         By:  /s/ Noburo Kubota
                                            -------------------------------
                                         Title: Senior Vice President